FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226943-11

October 25, 2021

BENCHMARK 2021-B30 Mortgage Trust

Free Writing Prospectus Structural and Collateral Term Sheet

$952,299,909 (Approximate Total Mortgage Pool Balance)

$794,991,000 (Approximate Offered Certificates)

Deutsche Mortgage & Asset Receiving Corporation Depositor

Commercial Mortgage Pass-Through Certificates Series 2021-B30

German American Capital Corporation JPMorgan Chase Bank, National Association Citi Real Estate Funding Inc. Goldman Sachs Mortgage Company
As Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	Citigroup	Goldman Sachs & Co. LLC	J.P. Morgan
Co-Lead Managers and Joint Bookrunners

Academy Securities	Drexel Hamilton
Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-226943) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. This free writing prospectus does not contain all information that is required to be included in the prospectus.

Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Prospectus expected to be dated October 25, 2021 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).
KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton, LLC
Sponsors and Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”) (21.3%), JPMorgan Chase Bank, National Association (“JPMCB”) (40.3%), Citi Real Estate Funding Inc. (“CREFI”) (22.5%) and Goldman Sachs Mortgage Company (“GSMC”) (15.9%) *An indirect wholly owned subsidiary of Deutsche Bank AG
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	CWCapital Asset Management LLC
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wells Fargo Bank, National Association
Rating Agencies:	Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”), and Standard & Poor’s Financial Services (“S&P”).
Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by GACC, as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not being structured to satisfy EU risk retention and due diligence requirements.
Determination Date:	11th day of each month, or if such 11th day is not a business day, the immediately following business day, commencing in December 2021.
Distribution Date:	4th business day following the Determination Date in each month, commencing in December 2021.
Cut-off Date:	With respect to each mortgage loan, the later of the related payment date of such mortgage loan in November 2021 (or, in the case of any mortgage loan that has its first due date subsequent to November 2021, the date that would have been its due date in November 2021 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such mortgage loan. Unless otherwise noted, all mortgage loan statistics are based on balances as of the Cut-off Date.
Closing Date:	On or about November 16, 2021
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	November 2054
Minimum Denominations:	$10,000 (for each class of offered principal balance certificates) and $100,000 (for each class of offered interest-only certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
German American Capital Corporation	8	8	$138,876,696	14.6%
JPMorgan Chase Bank, National Association	9	14	$353,517,000	37.1%
Citi Real Estate Funding Inc.	14	19	$214,228,000	22.5%
Goldman Sachs Mortgage Company	6	8	$151,678,213	15.9%
German American Capital Corporation/ JPMorgan Chase Bank, National Association(1)	1	1	$94,000,000	9.9%
Total:	38	50	$952,299,909	100.0%
Collateral Facts
Initial Outstanding Pool Balance:				$952,299,909
Number of Mortgage Loans:				38
Number of Mortgaged Properties:				50
Average Mortgage Loan Cut-off Date Balance:				$25,060,524
Weighted Average Mortgage Rate:				3.3181%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months):				119
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months):				119
Weighted Average Mortgage Loan Seasoning (months):				1
% of Mortgaged Properties Leased to a Single Tenant:				23.6%
Credit Statistics(2)
Weighted Average Mortgage Loan U/W NCF DSCR:				2.72x
Weighted Average Mortgage Loan Cut-off Date LTV(3):				54.3%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(3):				51.8%
Weighted Average U/W NOI Debt Yield:				9.9%
Amortization Overview
% Mortgage Loans with Amortization through Maturity Date or ARD:				8.9%
% Mortgage Loans which pay Interest Only through Maturity or ARD Date:				77.3%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD:				13.8%
Weighted Average Remaining Amortization Term (months)(4):				358
Amortization Overview
% Mortgage Loans with Upfront or Ongoing Tax Reserves:				64.4%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:				39.1%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(5):				52.6%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(6):				60.6%
% Mortgage Loans with In Place Hard Lockboxes:				74.6%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.15x:				55.1%
% Mortgage Loans with Cash Traps Triggered at Debt Yield Levels ≥ 5.5%:				32.2%

Prepayment Provisions(7)
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:				53.1%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with a Yield Maintenance Charge:				12.9%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with Defeasance or a Yield Maintenance Charge:				34.0%

(1)	Includes the $94.0 million pari passu portion of the CX – 35-&450 Water Street mortgage loan, as to which GACC is acting as mortgage loan seller of the $64.0 million Note A-1-3 and JPMCB is acting as the mortgage loan seller of the $30.0 million Note A-3-2.

(2)	The LTV, DSCR and Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(3)	With respect to six mortgage loans (21.9%) (CX – 350 & 450 Water Street, 520 Almanor, Amazon Hunts Point, 144 Bleecker Street, Hirschfield NNN Portfolio and Forrestal & Cicero Portfolio), the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(4)	Excludes mortgage loans which are interest only for the full loan term.

(5)	Includes FF&E reserves.

(6)	Represents the percent of the allocated Initial Outstanding Pool Balance of office, retail, industrial and mixed use properties only structured with TI/LC reserves.

(7)	Please see Annex A-1 of the Preliminary Prospectus for more information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2021-B30 Mortgage Trust
STRUCTURE SUMMARY

OFFERED CERTIFICATES

Class(1)	Ratings (S&P/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)

Class A-1	AAA(sf) / AAAsf / AAA(sf)	$13,170,000	30.000%(7)	2.89	1 – 59	38.0%	14.1%
Class A-2	AAA(sf) / AAAsf / AAA(sf)	$8,216,000	30.000%(7)	4.91	59 – 59	38.0%	14.1%
Class A-SB	AAA(sf) / AAAsf / AAA(sf)	$21,867,000	30.000%(7)	7.45	59 – 117	38.0%	14.1%
Class A-4	AAA(sf) / AAAsf / AAA(sf)	(8)	30.000%(7)	(8)	(8)	38.0%	14.1%
Class A-5	AAA(sf) / AAAsf / AAA(sf)	(8)	30.000%(7)	(8)	(8)	38.0%	14.1%
Class X-A(9)	AA(sf) / AAAsf / AAA(sf)	$711,308,000(10)	N/A	N/A	N/A	N/A	N/A
Class A-M	AA(sf) / AAAsf / AAA(sf)	$78,029,000	21.375%	10.00	120 – 120	42.7%	12.6%
Class B	NR / AA-sf / AA-(sf)	$41,842,000	16.750%	10.00	120 – 120	45.2%	11.9%
Class C	NR / A-sf / A-(sf)	$41,841,000	12.125%	10.00	120 – 120	47.7%	11.3%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (S&P/Fitch/KBRA)	Initial Certificate Balance or Notional Amount (2)	Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)

Class X-B(9)	NR / A-sf / AAA(sf)	$83,683,000(10)	N/A	N/A	N/A	N/A	N/A
Class X-D(9)	NR / BBB-sf / BBB-(sf)	$46,365,000 (10)	N/A	N/A	N/A	N/A	N/A
Class X-F(9)	NR / BB-sf / BB-(sf)	$22,618,000 (10)	N/A	N/A	N/A	N/A	N/A
Class X-G(9)	NR / B-sf / B-(sf)	$9,046,000 (10)	N/A	N/A	N/A	N/A	N/A
Class X-H(9)	NR / NR / NR	$31,664,912 (10)	N/A	N/A	N/A	N/A	N/A
Class D	NR / BBBsf / BBB(sf)	$26,010,000	9.250%	10.00	120 – 120	49.3%	10.9%
Class E	NR / BBB-sf / BBB-(sf)	$20,355,000	7.000%	10.00	120 – 120	50.5%	10.6%
Class F	NR / BB-sf / BB-(sf)	$22,618,000	4.500%	10.00	120 – 120	51.9%	10.4%
Class G	NR / B-sf / B-(sf)	$9,046,000	3.500%	10.00	120 – 120	52.4%	10.3%
Class H	NR / NR / NR	$31,664,912	0.000%	10.00	120 – 120	54.3%	9.9%

NON-OFFERED VERTICAL RISK RETENTION INTEREST

Non-Offered Vertical Risk Retention Interest	Ratings (S&P/Fitch/KBRA)	Initial Certificate Balance	Initial Subordination Levels	Weighted Average Life (years)(11)	Principal Window (months)(11)	Certificate Principal to Value Ratio	Certificate Underwritten NOI Debt Yield

VRR Interest(12)(13)	NR / NR / NR	$47,614,996	N/A	9.74	1 – 120	N/A	N/A

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates (collectively, the “Principal Balance Certificates”) in each case, will be one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs (the “WAC Rate”), (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate, but in any case not less than 0.000%.

(2)	Approximate; subject to a permitted variance of plus or minus 5%. The Certificate Balance of the VRR Interest is not included in the Certificate Balance or Notional Amount of any Class of Certificates set forth under “Offered Certificates” or “Non-Offered Certificates” in the table above.

(3)	The initial subordination levels are calculated based on the initial Certificate Balance. The approximate initial credit support percentages shown in the table above do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest and the Principal Balance Certificates, pro rata in accordance with their respective percentage allocation entitlement. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

(4)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of Principal Balance Certificates are based on (i) modeling assumptions described in the Preliminary Prospectus and (ii) assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans. The weighted average life and principal window of the Class A-4 and Class A-5 certificates are subject to change as described in footnote (8) below.

(5)	“Certificate Principal to Value Ratio” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV of the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	“Certificate Underwritten NOI Debt Yield” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average Underwritten NOI Debt Yield for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-4 and Class A-5 certificates are represented in the aggregate.

(8)	The exact initial Certificate Balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 certificates is expected to be approximately $590,026,000, subject to a variance of plus or minus 5.0%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Avg. Life (years)(4)	Expected Range of Principal Window (months)(4)
Class A-4	$0 – $295,000,000	NAP – 9.90	NAP / 117 – 119
Class A-5	$295,026,000 – $590,026,000	9.94 – 9.92	119 – 120 / 117 – 120

(9)	As further described in the Preliminary Prospectus, the pass-through rate applicable to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates (collectively, the “Class X Certificates”) for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii)(A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-4, Class A-5 and Class A-M certificates (based on their respective Certificate Balances outstanding immediately prior to such Distribution Date), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (based on their respective Certificate Balances outstanding immediately prior to such Distribution Date), (C) with respect to the Class X-D certificates, the weighted average of the pass-through rates of the Class D and Class E certificates (based on their respective Certificate Balances outstanding immediately prior to such Distribution Date), (D) with respect to the Class X-F certificates, the pass-through rate of the Class F certificates, (E) with respect to the Class X-G certificates, the pass-through rate of the Class G certificates and (F) with respect to the Class X-H certificates, the pass-through rate of the Class H certificates.

(10)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-4, Class A-5 and Class A-M certificates. The interest accrual amounts on the Class X-B certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class B and Class C certificates. The interest accrual amounts on the Class X-D certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class D and Class E certificates. The interest accrual amounts on the Class X-F certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class F certificates. The interest accrual amounts on the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2021-B30 Mortgage Trust
STRUCTURE SUMMARY

Class X-G certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class G certificates. The interest accrual amounts on the Class X-H certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class H certificates. The notional amount of each class of Class X Certificates is subject to change depending upon the final pricing of the Principal Balance Certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates whose Certificate Balance comprises such notional amount is equal to the WAC Rate, the Certificate Balance of such class of Principal Balance Certificates may not be part of, and will reduce accordingly, such notional amount of such class of Class X Certificates (or, if as a result of such pricing the pass-through rate of such class of Class X Certificates is equal to zero, such class of Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates that does not comprise such notional amount of such class of Class X Certificates is less than the WAC Rate, such class of Principal Balance Certificates may become a part of, and will increase accordingly, such notional amount of such class of Class X Certificates.

(11)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR Interest (as defined below) are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(12)	German American Capital Corporation, as the retaining sponsor, is expected to acquire from the depositor, on the Closing Date, an “eligible vertical interest” (as defined in Regulation RR) in the form of a single vertical security (the “VRR Interest”), representing approximately (but not less than) 5.00% of all amounts collected on the mortgage loans (net of expenses of the issuing entity) that are available for distribution on the non-VRR certificates and the VRR Interest. See “Credit Risk Retention” in the Preliminary Prospectus. The VRR Interest is a class of Certificates.

(13)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the WAC rate.

Class A-2 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio(2)	U/W NCF DSCR	U/W NOI Debt Yield
A-2	JPMCB	536 West 29th Street	Office	$8,650,000	59	66.5%	1.89x	8.2%

(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2021-B30 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per NRA/Unit(1)	Cut-off Date LTV(1)(2)	U/W NCF DSCR after IO(1)	U/W NOI Debt Yield(1)
One Memorial Drive	JPMCB	Cambridge, MA	Office	$95,000,000	9.98%	731	36.1%	3.63	10.2%
CX - 350 & 450 Water Street	GACC/JPMCB	Cambridge, MA	Mixed Use	94,000,000	9.9%	889	41.7%	3.50	9.9%
Townhouse on the Park	JPMCB	Long Island City, NY	Multifamily	77,900,000	8.2%	1,038,667	56.9%	2.12	7.0%
The Veranda	JPMCB	Concord, CA	Retail	70,000,000	7.4%	274	50.7%	3.41	10.6%
1100 & 820 First Street NE	CREFI	Washington, D.C.	Office	65,000,000	6.8%	322	63.6%	2.87	9.4%
520 Almanor	GACC	Sunnyvale, CA	Office	51,600,000	5.4%	439	40.0%	5.00	13.0%
Valley Plaza	GSMC	North Hollywood, CA	Retail	38,900,000	4.1%	250	59.4%	2.13	8.1%
Amazon Hunts Point	JPMCB	Bronx, NY	Other	34,700,000	3.6%	289	59.8%	1.63	7.2%
Brush Factory Lofts	CREFI	Philadelphia, PA	Multifamily	33,000,000	3.5%	218,543	67.9%	1.28	7.4%
Norcross Industrial Portfolio	GSMC	Norcross, GA	Industrial	31,500,000	3.3%	45	52.5%	2.50	9.5%
Total/Weighted Average				$591,600,000	62.1%		50.4%	3.01x	9.4%

(1)	The Cut-off Date Balance per NRA/Room, Cut-off Date LTV, U/W NCF DSCR after IO and U/W NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to the CX – 350 & 450 Water Street, 520 Almanor and Amazon Hunts Point mortgage loans, the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

Subordinate Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV(2)	Total Debt Cut-off Date LTV(1)(2)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
One Memorial Drive	$95,000,000	$204,300,000	$114,700,000	NAP	3.63x	2.63x	36.1%	50.0%	10.2%	7.4%
CX – 350 & 450 Water Street	$94,000,000	$720,000,00	$411,000,000	NAP	3.50x	2.32x	41.7%	62.7%	9.9%	6.6%
Wilmot Plaza	$30,000,000	NAP	NAP	$4,000,000	1.77x	1.39x	65.2%	73.9%	10.6%	9.3%
450 Post Road East	$9,555,000	NAP	NAP	$2,000,000	2.12x	1.61x	61.3%	74.1%	9.0%	7.5%
(1)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

(2)	With respect to the CX – 350 & 450 Water Street mortgage loan, the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2021-B30 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Companion Loan Summary

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	One Memorial Drive	A-1	$141,150,000	$141,150,000	JPMCC 2021-1MEM	Yes	Midland	Situs
		A-2, A-3, A-4	$95,000,000	$95,000,000	Benchmark 2021-B30	No
		A-5, A-6	$63,150,000	$63,150,000	JPMCB	No
		Total Senior Notes	$299,300,000	$299,300,000
		B	$114,700,000	$114,700,000	JPMCC 2021-1MEM	No
		Total	$414,000,000	$414,000,000
2	CX - 350 & 450 Water Street	A-1-1, A-2-1, A-3-1, A-4-1	$285,000,000	$285,000,000	CAMB 2021-CX2	Yes	KeyBank	Situs
		A-1-3	$64,000,000	$64,000,000	Benchmark 2021-B30 (GACC)	No
		A-3-2	$30,000,000	$30,000,000	Benchmark 2021-B30 (JPMCB)	No
		A-1-2, A-1-4, A-1-5, A-1-6, A-1-7, A-1-8, A-1-9	$250,161,224	$250,161,224	DBRI	No
		A-2-2, A-2-3, A-2-4, A-2-5	$107,959,184	$107,959,184	Bank of America, N.A.	No
		A-3-3	$23,979,592	$23,979,592	JPMCB	No
		A-4-2, A-4-3	$52,900,000	$52,900,000	3650 Cal Bridge Lending, LLC	No
		Total Senior Notes	$814,000,000	$814,000,000
		B-1, B-2, B-3, B-4	$411,000,000	$411,000,000	CAMB 2021-CX2	No
		Total	$1,225,000,000	$1,225,000,000
4	The Veranda	A-1	$70,000,000	$70,000,000	Benchmark 2021-B30	Yes	Midland	CWCapital
		A-2	$30,000,000	$30,000,000	JPMCB	No
		Total	$100,000,000	$100,000,000
5	1100 & 820 First Street NE	A-1	$65,000,000	$65,000,000	Barclays Bank PLC	Yes(1)
		A-2, A-3, A-6, A-7	$81,000,000	$81,000,000	Barclays Bank PLC	No
		A-4, A-5	$65,000,000	$65,000,000	Benchmark 2021-B30	Servicing Shift	Servicing Shift	Servicing Shift
		Total	$211,000,000	$211,000,000
6	520 Almanor	A-1	$51,600,000	$51,600,000	Benchmark 2021-B30	Yes	Midland	CWCapital
		A-2	$50,000,000	$50,000,000	DBRI	No
		Total	$101,600,000	$101,600,000
12	Audubon Crossings & Commons	A-1	$28,000,000	$27,878,213	Benchmark 2021-B30	Yes	Midland	CWCapital
		A-2	$19,000,000	$18,917,359	GSBI	No
		Total	$47,000,000	$46,795,572
15	Plaza La Cienega	A-1	$50,000,000	$50,000,000	CREFI	Yes(1)
		A-2	$20,000,000	$20,000,000	Benchmark 2021-B30	Servicing Shift	Servicing Shift	Servicing Shift
		A-3	$20,000,000	$20,000,000	CREFI	No
		Total	$90,000,000	$90,000,000
16	La Encantada	A-1	$50,000,000	$50,000,000	GSBI	Yes(1)
		A-2	$32,000,000	$32,000,000	GSBI	No
		A-3	$20,000,000	$20,000,000	Benchmark 2021-B30	Servicing Shift	Servicing Shift	Servicing Shift
		Total	$102,000,000	$102,000,000

(1)	Prior to the related servicing shift securitization date, the related whole loan will be serviced under the pooling and servicing agreement for this transaction. From and after the related servicing shift securitization date, the related servicing shift whole loan will be serviced under the related servicing shift pooling and servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2021-B30 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances(1)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date or ARD LTV(2)
$2,650,000	-	$9,999,999	13	$80,511,984	8.5%	3.8016%	113	2.23x	59.5%	55.7%
$10,000,000	-	$19,999,999	9	$135,225,000	14.2%	3.5093%	119	2.29x	59.8%	56.1%
$20,000,000	-	$29,999,999	5	$114,962,925	12.1%	3.6290%	119	2.30x	61.9%	53.2%
$30,000,000	-	$39,999,999	5	$168,100,000	17.7%	3.8979%	120	1.87x	60.9%	56.9%
$40,000,000	-	$95,000,000	6	$453,500,000	47.6%	2.8815%	119	3.36x	47.5%	47.5%
Total/Weighted Average			38	$952,299,909	100.0%	3.3181%	119	2.72x	54.3%	51.8%

Distribution of Mortgage Rates(1)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date or ARD LTV(2)
2.5550%	-	2.9999%	4	$310,600,000	32.6%	2.7668%	119	3.77x	41.7%	41.7%
3.0000%	-	3.4999%	14	$327,309,712	34.4%	3.2707%	119	2.52x	58.6%	56.7%
3.5000%	-	3.9999%	15	$233,048,213	24.5%	3.7823%	119	1.88x	62.1%	55.6%
4.0000%	-	4.3820%	5	$81,341,984	8.5%	4.2841%	113	1.92x	62.9%	59.2%
Total/Weighted Average			38	$952,299,909	100.0%	3.3181%	119	2.72x	54.3%	51.8%

Property Type Distribution(1)(3)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of NRA/Units/Rooms	Weighted Averages
					Cut-off Date Balance per # of NRA/Units/Rooms	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date or ARD LTV(2)
Retail	16	$281,954,713	29.6%	2,375,150	$239	3.4726%	119	94.9%	2.43x	58.3%	54.1%
Anchored	9	$249,353,213	26.2%	2,240,284	$224	3.4723%	119	94.7%	2.37x	59.2%	54.5%
Single Tenant	5	$19,150,000	2.0%	68,445	$453	3.4963%	119	100.0%	2.74x	49.1%	49.1%
Shadow Anchored	2	$13,451,500	1.4%	66,421	$212	3.4444%	120	91.6%	3.06x	55.3%	54.2%
Office	15	$259,062,000	27.2%	1,428,554	$543	2.9545%	117	96.3%	3.41x	48.7%	48.1%
CBD	5	$181,150,000	19.0%	1,088,684	$614	2.9340%	116	95.4%	3.17x	48.7%	48.7%
Suburban	2	$61,155,000	6.4%	266,997	$412	2.7730%	120	98.5%	4.55x	43.3%	43.3%
Medical	8	$16,757,000	1.8%	72,873	$253	3.8379%	120	97.3%	1.93x	67.8%	58.9%
Multifamily	4	$143,775,000	15.1%	310	$705,295	3.5059%	120	95.9%	1.96x	59.7%	57.6%
Garden	1	$77,900,000	8.2%	75	$1,038,667	3.2380%	120	96.0%	2.12x	56.9%	56.9%
Mid-Rise	3	$65,875,000	6.9%	235	$311,068	3.8228%	120	95.8%	1.77x	63.0%	58.3%
Mixed Use	2	$111,500,000	11.7%	1,011,959	$778	2.8529%	120	96.2%	3.42x	42.8%	42.8%
Office/Lab	1	$94,000,000	9.9%	915,233	$889	2.7920%	120	100.0%	3.50x	41.7%	41.7%
Retail/Office	1	$17,500,000	1.8%	96,726	$181	3.1800%	119	75.8%	3.02x	48.6%	48.6%
Industrial	8	$96,216,212	10.1%	3,272,580	$47	3.4791%	119	83.5%	2.47x	59.2%	53.7%
Flex	3	$73,134,712	7.7%	2,811,352	$43	3.4651%	119	78.3%	2.48x	58.8%	51.8%
Warehouse/Distribution	3	$17,721,500	1.9%	386,460	$52	3.5063%	119	100.0%	2.44x	60.4%	59.3%
Warehouse	2	$5,360,000	0.6%	74,768	$83	3.5800%	120	100.0%	2.47x	60.1%	60.1%
Other – Leased Fee	1	$34,700,000	3.6%	120,000	$289	4.3820%	120	NAP	1.63x	59.8%	59.8%
Hospitality	4	$25,091,984	2.6%	448	$58,284	4.2387%	119	88.4%	2.48x	63.2%	51.2%
Extended Stay	3	$20,500,000	2.2%	367	$58,641	4.2250%	119	90.4%	2.42x	65.0%	53.6%
Limited Service	1	$4,591,984	0.5%	81	$56,691	4.3000%	119	79.4%	2.76x	55.3%	40.4%
Total/Weighted Average	50	$952,299,909	100.0%			3.3181%	119	94.2%	2.72x	54.3%	51.8%
Geographic Distribution(1)(3)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date or ARD LTV(2)
California	6	$192,966,719	20.3%	3.1351%	119	3.41x	50.7%	50.2%
Northern	2	$121,600,000	12.8%	2.8054%	119	4.08x	46.2%	46.2%
Southern	4	$71,366,719	7.5%	3.6968%	119	2.26x	58.6%	57.1%
Massachusetts	2	$189,000,000	19.8%	2.7420%	119	3.57x	38.9%	38.9%
New York	7	$169,150,000	17.8%	3.6198%	117	2.06x	57.8%	57.8%
New York City	7	$169,150,000	17.8%	3.6198%	117	2.06x	57.8%	57.8%
District of Columbia	2	$65,000,000	6.8%	3.0025%	119	2.87x	63.6%	63.6%
Pennsylvania	2	$52,975,000	5.6%	3.7552%	120	1.81x	61.7%	55.9%
Arizona	3	$51,657,413	5.4%	3.6963%	119	2.13x	63.0%	55.5%
Other	28	$231,550,777	24.3%	3.6247%	119	2.23x	61.2%	54.0%
Total/Weighted Average	50	$952,299,909	100.0%	3.3181%	119	2.72x	54.3%	51.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2021-B30 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date LTVs(1)(2)
Range of Cut-off Date LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date or ARD LTV(2)
36.1%	-	39.9%	1	$95,000,000	10.0%	2.6925%	119	3.63x	36.1%	36.1%
40.0%	-	49.9%	5	$173,750,000	18.2%	2.7915%	120	3.86x	42.2%	42.2%
50.0%	-	59.9%	16	$363,939,984	38.2%	3.4640%	119	2.48x	55.3%	55.0%
60.0%	-	69.9%	15	$310,092,925	32.6%	3.6148%	117	2.11x	65.0%	57.8%
70.0%	-	75.0%	1	$9,517,000	1.0%	3.9290%	120	1.66x	75.0%	59.4%
Total/Weighted Average			38	$952,299,909	100.0%	3.3181%	119	2.72x	54.3%	51.8%

Distribution of Maturity Date or ARD LTVs(1)(2)
Range of Maturity Date or ARD LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date or ARD LTV(2)
36.1%	-	39.9%	1	$95,000,000	10.0%	2.6925%	119	3.63x	36.1%	36.1%
40.0%	-	49.9%	8	$220,926,696	23.2%	2.9754%	120	3.54x	46.1%	43.2%
50.0%	-	59.9%	22	$502,118,213	52.7%	3.5716%	119	2.26x	58.7%	55.4%
60.0%	-	68.3%	7	$134,255,000	14.1%	3.3767%	115	2.44x	64.4%	63.4%
Total/Weighted Average			38	$952,299,909	100.0%	3.3181%	119	2.72x	54.3%	51.8%

Distribution of Underwritten NCF Debt Service Coverages(1)
Range of Underwritten NCF Debt Service Coverages			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date or ARD LTV(2)
1.28x	-	1.99x	12	$220,393,213	23.1%	3.9017%	117	1.63x	65.9%	57.6%
2.00x	-	2.49x	9	$196,205,000	20.6%	3.5513%	120	2.19x	58.2%	57.0%
2.50x	-	2.99x	10	$188,851,696	19.8%	3.3185%	119	2.73x	58.5%	56.3%
3.00x	-	3.49x	4	$106,250,000	11.2%	3.0715%	119	3.32x	50.3%	50.3%
3.50x	-	5.00x	3	$240,600,000	25.3%	2.7019%	120	3.87x	39.1%	39.1%
Total/Weighted Average			38	$952,299,909	100.0%	3.3181%	119	2.72x	54.3%	51.8%

Original Terms to Maturity or ARD(1)
Original Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date or ARD LTV(2)
60	-	60	1	$8,650,000	0.9%	4.2980%	59	1.89x	66.5%	66.5%
120	-	120	37	$943,649,909	99.1%	3.3091%	119	2.73x	54.2%	51.6%
Total/Weighted Average			38	$952,299,909	100.0%	3.3181%	119	2.72x	54.3%	51.8%

Distribution of Remaining Terms to Maturity or ARD(1)
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date or ARD LTV(2)
59	-	59	1	$8,650,000	0.9%	4.2980%	59	1.89x	66.5%	66.5%
117	-	120	37	$943,649,909	99.1%	3.3091%	119	2.73x	54.2%	51.6%
Total/Weighted Average			38	$952,299,909	100.0%	3.3181%	119	2.72x	54.3%	51.8%

Distribution of Underwritten NOI Debt Yields(1)
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date or ARD LTV(2)
6.7%	-	7.9%	5	$171,000,000	18.0%	3.6876%	120	1.82x	60.3%	58.5%
8.0%	-	8.9%	6	$104,678,213	11.0%	3.7304%	114	1.97x	61.3%	57.4%
9.0%	-	9.9%	12	$268,245,000	28.2%	3.1555%	120	2.91x	53.5%	52.8%
10.0%	-	10.9%	8	$283,275,000	29.7%	3.1325%	119	2.95x	50.1%	47.1%
11.0%	-	19.8%	7	$125,101,696	13.1%	3.2370%	120	3.64x	51.8%	46.0%
Total/Weighted Average			38	$952,299,909	100.0%	3.3181%	119	2.72x	54.3%	51.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2021-B30 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date or ARD LTV(2)
Interest Only	24	$590,880,000	62.0%	3.3028%	118	2.71x	53.5%	53.5%
Interest Only - ARD	2	$145,600,000	15.3%	2.7080%	120	4.03x	41.1%	41.1%
Interest Only, Amortizing Balloon	7	$131,248,000	13.8%	3.8141%	119	1.78x	66.3%	56.5%
Amortizing Balloon	5	$84,571,909	8.9%	3.7060%	119	1.97x	64.8%	50.8%
Total/Weighted Average	38	$952,299,909	100.0%	3.3181%	119	2.72x	54.3%	51.8%
(1)	The U/W NCF DSCR, Cut-off Date LTV Ratio, Maturity Date or ARD LTV, Underwritten NOI Debt Yield and Cut-off Date Balance per # of NRA/Units/Rooms calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to six mortgage loans (21.9%) (CX – 350 & 450 Water Street, 520 Almanor, Amazon Hunts Point, 144 Bleecker Street, Hirschfield NNN Portfolio and Forrestal & Cicero Portfolio), the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(3)	Reflects allocated loan amount for properties securing multi-property Mortgage Loans.

Previously Securitized Mortgaged Properties(1)
Mortgaged Property	Cut-off Date Balance	% of Initial Outstanding Pool Balance	City, State	Property Type	Previous Securitization
One Memorial Drive	$95,000,000	9.98%	Cambridge, MA	Office	COMM 2015-LC19, COMM 2014-CR21
Valley Plaza	$38,900,000	4.1%	North Hollywood, CA	Retail	JPMCC 2015-SGP, JPMCC 2015-SGMZ
Brush Factory Lofts	$33,000,000	3.5%	Philadelphia, PA	Multifamily	BPCRE 2021-FL1
Audubon Crossings & Commons	$27,878,213	2.9%	Audubon, NJ	Retail	GSMS 2012-GC6
Plaza La Cienega	$20,000,000	2.1%	Los Angeles, CA	Retail	JPMBB 2013-C14
Village at Double Diamond	$10,750,000	1.1%	Reno, NV	Retail	COMM 2014-CR21
729 East Spaulding Avenue	$2,519,868	0.3%	Pueblo West, CO	Office	RCMT 2019-5
5402 West Market Street	$2,002,395	0.2%	Greensboro, NC	Office	RCMT 2019-5
17061 North Avenue of the Arts	$1,657,413	0.2%	Surprise, AZ	Office	RCMT 2019-5
6320 Wedgewood Road North	$1,522,420	0.2%	Maple Grove, MN	Office	RCMT 2019-5
1112 Centre West Drive	$1,364,928	0.1%	Springfield, IL	Office	RCMT 2019-5
7415 Brandt Pike	$449,976	0.0%	Huber Heights, OH	Office	RCMT 2019-5
(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of each such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database and has not otherwise been confirmed by the related mortgage loan seller.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2021-B30 Mortgage Trust

STRUCTURE OVERVIEW

Allocation between VRR Interest and the Non-VRR Certificates:

The aggregate amount available for distribution to holders of the certificates (including the VRR Interest) on each Distribution Date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the Mortgage Loans in the applicable one-month collection period (other than any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date), net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer and CREFC®; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the Certificates (other than the Class R certificates and the VRR Interest) (the “Non-VRR Certificates”), on the other hand. On each Distribution Date, the portion of such aggregate available funds allocable to: (a) the VRR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the VRR Interest, and the denominator of which is the sum of the aggregate initial Certificate Balance of all classes of Principal Balance Certificates and the initial Certificate Balance of the VRR Interest (the “VRR Percentage”); and (b) the Non-VRR Certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the VRR Percentage (such difference, the “Non-VRR Percentage”). See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

Principal Payments:

Payments in respect of the Non-VRR Percentage of principal on the Non-VRR Certificates (other than the Class S certificates) will be distributed, first, to the Class A-SB certificates, until the Certificate Balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex G to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, in that order, until the Certificate Balance of each such class is reduced to zero. Notwithstanding the foregoing, if the total Certificate Balance of the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-4 and Class A-5 certificates, on a pro rata basis, based on the Certificate Balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, in that order, in each case until the Certificate Balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each class of Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-SB, Class A-4, Class A-5 and Class A-M certificates; (ii) the notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class B and Class C certificates; (iii) the notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class D and Class E certificates; (iv) the notional amount of the Class X-F certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class F certificates; (v) the notional amount of the Class X-G certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class G certificates; and (vi) the notional amount of the Class X-H certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class H certificates.

Interest Payments:

On each Distribution Date, interest accrued for each class of Non-VRR Certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of the Non-VRR Percentage of the aggregate available funds (exclusive of any portion thereof that represents the Non-VRR Percentage of any yield maintenance charges and prepayment premiums): first, to the Class A-1, Class A-2, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, in that order, in each case until the interest payable to each such class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the WAC Rate, (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate, but in any case not less than 0.000%.

As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-4, Class A-5 and Class A-M certificates (weighted based on their respective Certificate Balances outstanding immediately prior to that Distribution Date), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (weighted based on their respective Certificate Balances outstanding immediately prior to that Distribution Date), (C) with respect to the Class X-D certificates, the weighted average of the pass-through rates of the Class D and Class E certificates (weighted based on their respective Certificate Balances outstanding immediately prior to that Distribution Date), (D) with respect to the Class X-F certificates, the pass-through rate of the Class F certificates, (E) with respect to the Class X-G certificates, the pass-through rate of the Class G certificates and (F) with respect to the Class X-H certificates, the pass-through rate of the Class H certificates.

Prepayment Interest Shortfalls:

Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.

Loss Allocation:

The Non-VRR Percentage of losses on the Mortgage Loans will be allocated to each class of Non-VRR Certificates entitled to principal in reverse alphabetical order starting with the Class H certificates through and including the Class A-M certificates and then to the Class A-1, Class A-2, Class A-SB, Class A-4 and Class A-5 certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the class(es) of certificates that are component(s) of the notional amount of such class of Class X Certificates.

Prepayment Premiums:

A percentage of the Non-VRR Percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-1, Class A-2, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D and Class E certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of each class of Principal Balance Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (c) the Non-VRR Percentage of such prepayment premiums and yield maintenance charges. The VRR Percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) will be distributed to the VRR Interest.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for:

(A) any of the Class A-1 through Class E certificates with a Pass-Through Rate equal to either the WAC Rate or the WAC Rate less a specified rate, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one; and

      (B) any of the Class A-1 through Class E certificates with a Pass-Through Rate equal to a fixed per annum rate, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date, and net of the Administrative Cost Rate) during the related interest accrual period multiplied by 365/360 exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one.

The remaining percentage of the Non-VRR Percentage of prepayment premiums will be allocated to the Class X-A, Class X-B and Class X-D certificates in the manner described in the Preliminary Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A, Class X-B and Class X-D certificates as Discount Rates decrease and a decrease in the percentage allocated to such classes as Discount Rates rise.

Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as One Memorial Drive, CX – 350 & 450 Water Street, The Veranda, 1100 & 820 First Street, 520 Almanor, Audubon Crossings & Commons, Plaza La Cienega and La Encantada each secure both a mortgage loan to be included in the trust fund and one or more other companion loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of related loans as a “whole loan”.

As of the Closing Date, the pari passu companion loans and the subordinate companion loans are expected to be held by the party identified in “—Companion Loan Summary” above and the table titled “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans—General” in the Preliminary Prospectus.

Control Rights and Directing Holder:

With respect to any Serviced Mortgage Loan and any related Serviced Companion Loan, the Directing Holder will generally be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

The “Directing Holder” means, (i) with respect to each Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), the certificateholder (or its representative) selected by more than 50% of the Controlling Class, by Certificate Balance, as determined by the certificate registrar from time to time (the “Trust Directing Holder”); and (ii) with respect to any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan, the related Loan-Specific Directing Holder identified in the Preliminary Prospectus (which is expected to be the holder of the related controlling pari passu companion loan) prior to the related Servicing Shift Securitization Date.

A direct or indirect subsidiary of Blackstone Real Estate Services LLC or its affiliate is expected to appoint itself or its affiliate as the initial Trust Directing Holder.

For a description of the directing holder (or equivalent party) for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus.

Control Eligible Certificates:	Class G and Class H certificates.
Controlling Class:

The Controlling Class will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any cumulative appraisal reduction amounts allocable to such class) equal to at least 25% of the initial Certificate Balance of such class; provided that if at any time the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any appraisal reduction amounts (but without regard to any collateral deficiency amounts) allocable to such classes, have been reduced to zero, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate principal balance

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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greater than zero; provided, further, that if at any time the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of appraisal reduction amounts (or any collateral deficiency amounts) to notionally reduce the Certificate Balance of such class.

The Controlling Class as of the Closing Date will be the Class H certificates.

Appraised-Out Class:

Any class of Control Eligible Certificates that has been determined, as a result of appraisal reduction amounts and collateral deficiency amounts allocable to such class, to no longer be the Controlling Class (an “Appraised-Out Class”).

Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an appraisal reduction event has occurred or as to which there exists a collateral deficiency amount. Upon receipt of such supplemental appraisal, the Special Servicer will be required to send the appraisal to the Master Servicer, who will be required to recalculate the appraisal reduction amount or collateral deficiency amount, as applicable, based on such supplemental appraisal, and if required by such recalculation, the applicable Appraised-Out Class as the Controlling Class. Any Appraised-Out Class requesting a supplemental appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the class is reinstated as the Controlling Class.

Control Termination Event:

Will occur and be continuing with respect to any Mortgage Loan (other than any Servicing Shift Mortgage Loan or Serviced Whole Loan (other than any Servicing Shift Whole Loan), when one or more of the following is true: (i) the Class G certificates have a Certificate Balance (taking into account the application of any cumulative appraisal reduction amounts and collateral deficiency amounts to notionally reduce the Certificate Balance of such class) being reduced to less than 25% of the initial Certificate Balance of that class, (ii) the holder of the Class G certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Control Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of Class G certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder, or (iii) such Mortgage Loan or Whole Loan is an applicable excluded loan; provided, further, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; provided, further, that no Control Termination Event may occur with respect to the Loan-Specific Directing Holder related to any Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Holder related to such Servicing Shift Whole Loan. With respect to an excluded loan related to the Directing Holder, a Control Termination Event will be deemed to exist.

During the continuance of a Control Termination Event, the Directing Holder will no longer have any control rights. The Directing Holder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans.

During the continuance of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:

Will occur and be continuing with respect to any Mortgage Loan (other than any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), when one or more of the following is true: (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance (without regard to the application of any cumulative appraisal reduction amounts) equal to at least 25% of the initial Certificate Balance of that class, (ii) the holder of the Class G certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of Class G certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder, or (iii) such Mortgage Loan or Whole Loan is an applicable excluded loan; provided, further, that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; provided, further, that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Holder related to any Servicing Shift Whole Loan and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Holder related to such Servicing Shift Whole Loan. With respect to an excluded loan related to the Directing Holder, a Consultation Termination Event will be deemed to exist.

During the continuance of a Consultation Termination Event, the Directing Holder will have no rights under the PSA other than those rights that all Certificateholders have.

Risk Retention Consultation Party:

The risk retention consultation parties will have certain non-binding consultation rights with respect to certain material servicing actions. Each holder of the VRR Interest will be entitled to appoint a risk retention consultation party. Deutsche Bank AG, New York Branch (a majority-owned affiliate of GACC) and CREFI are expected to be appointed as the initial risk retention consultation parties.

Appointment and Replacement of Special Servicer:

The Directing Holder will appoint the initial Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans as of the Closing Date. For so long as no Control Termination Event is continuing, the Directing Holder generally may replace the Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans with or without cause at any time.

During the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Whole Loans) will occur based on a vote of holders of all voting eligible classes of certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Replacement of Special Servicer by Vote of Certificateholders:

Other than with respect to Non-Serviced Whole Loans, if a Control Termination Event is continuing, upon (i) the written direction of holders of certificates evidencing not less than 25% of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates and the VRR Interest requesting a vote to replace the Special Servicer (other than with respect to any Servicing Shift Whole Loan) with a new special servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates, the Certificate Administrator will be required to promptly post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail to all Certificateholders of such request and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of (i) holders of Principal Balance Certificates and the VRR Interest evidencing at least 66-2/3% of a Certificateholder Quorum or (ii) holders of Principal Balance Certificates and the VRR Interest evidencing more than 50% of the aggregate voting rights of Principal Balance Certificates and the VRR Interest outstanding that has not been reduced to less than 25% of its initial Certificate Balance through the application of appraisal reduction amounts and realized losses), the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Whole Loans).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above or the Asset Representations Reviewer as described below, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of any appraisal reduction amounts

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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to notionally reduce the Certificate Balance of the certificates, except in the case of the termination of the Asset Representations Reviewer) of all Principal Balance Certificates and the VRR Interest, on an aggregate basis.

If, during the continuance of a Control Termination Event, the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer. The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect Non-Serviced Whole Loans) must be confirmed by a majority of a quorum of Certificateholders (which, for this purpose, is the Certificateholders that evidence at least 20% of the Voting Rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates and the VRR Interest on an aggregate basis within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the PSA will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation, subject to a minimum of $25,000 and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout fee (only after receipt by the Special Servicer of workout fees of $25,000) and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Issuing Entity under the PSA will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the PSA (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan and any related Serviced Companion Loans, and any purchaser of any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than as expressly permitted in the PSA and other than commercially reasonable treasury management fees, banking fees, property condition report fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:

With respect to the Serviced Mortgage Loans and any related Serviced Companion Loans the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website and will have certain monitoring responsibilities on behalf of the entire trust. After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have consultation rights with respect to certain major decisions.

The Operating Advisor will be subject to termination with respect to any Serviced Mortgage Loan and Serviced Whole Loan, if holders of at least 15% of the aggregate voting rights of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote (in the case of each of such vote and approval, taking into account realized losses and the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates), provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

The Operating Advisor will not have consultation rights in respect of Non-Serviced Mortgage Loans.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and the required percentage of Certificateholders vote to direct a review of such delinquent Mortgage Loans. An asset review will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (taking into account realized losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by such Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting Certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the initial requesting Certificateholder, if any, or any

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2021-B30 Mortgage Trust
STRUCTURE OVERVIEW

other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or material breach has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Liquidated Loan Waterfall:

On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied according to the PSA, so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include (a) any amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) Accrued AB Loan Interest. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of (a) accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) any Accrued AB Loan Interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

One Memorial Drive Cambridge, MA 02142	Collateral Asset Summary – Loan No. 1 One Memorial Drive	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 36.1% 3.63x 10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

One Memorial Drive Cambridge, MA 02142	Collateral Asset Summary – Loan No. 1 One Memorial Drive	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 36.1% 3.63x 10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

One Memorial Drive Cambridge, MA 02142	Collateral Asset Summary – Loan No. 1 One Memorial Drive	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 36.1% 3.63x 10.2%

Cambridge
Boston
Brookline
One Memorial Drive
One Memorial Drive
Cambridge, MA 02142
Harvard University
Harvard Square
Cambridge Hospital
Harvard Stadium
Harvard Business School
Cambridge City Hall
MID-CAMBRIDGE
RIVERSIDE
THE PORT
BROADWAY
PROSPECT ST
HAMPSHIRE ST
WESTERN AVE
RIVER ST
Twin City Plaza
MCGRATH HWY
John F. Donnelly Field
John J Ahern Field
EAST CAMBRIDGE
CambridgeSide Galleria Mall
Biogen Headquarters
Akamai Technologies
Genzyme Corporation
Cambridge Innovation Center
Novartis Institutes for BioMedical Research
Kendall Square
Massachusetts Institute of Technology
Charles River
CAMBRIDGEPORT
BROOKLINE ST
Bunker Hill Community College
Bunker Hill Monument
Boston Nat'l Historic Park
North Point Park
TD Garden
NORTH END
Lederman Park
Massachusetts Gen Hospital
City Hall
Faneuil Hall Marketplace
Christopher Columbus Waterfront Park
The Common Mall
Boston Common
Public Garden
ALLSTON
Boston University
John B. Hynes Veterans Memorial Convention Center
Copley Square
Tufts Med Ctr
Prudential Center
Copley Place
Christian Science Church Park
Fenway Park
Amory Playground
FENWAY-KENMORE
Wheelock College
Emmanuel College
Back Bay Fens
Museum of Fine Arts
Northeastern University
COLUMBUS AVE
TREMONT ST
MASSACHUSETTS AVE
Peters Park
COOLIDGE CORNER
Beth Israel Deaconess Medical Center
Boston Children's Hospital
Harvard Medical School
Brigham & Women's Hospital
Massachusetts College of Art and Design
Wentworth Institute of Technology
SOUTH END
Ramsay Park
Boston Medical Center Harrison Campus
TREMONT ST
90
93
1
1A
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MAP © 2021 CARTIFACT
DATA © OSM CONTRIBUTORS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

One Memorial Drive Cambridge, MA 02142	Collateral Asset Summary – Loan No. 1 One Memorial Drive	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 36.1% 3.63x 10.2%

Mortgage Loan Information
Loan Seller:	JPMCB
Credit Assessment (Fitch/KBRA/S&P)(7):	BBB-sf / BBB(sf) / N/A
Loan Purpose:	Acquisition
Borrower Sponsors(1):	Metropolitan Life Insurance Company and Norges Bank
Borrower:	OMD Owner, LLC
Original Balance(2):	$95,000,000
Cut-off Date Balance(2):	$95,000,000
% by Initial UPD:	9.98%
Interest Rate:	2.69250%
Payment Date:	5th of each month
First Payment Date:	November 5, 2021
Maturity Date:	October 5, 2031
Amortization:	Interest Only
Additional Debt(2):	$204,300,000 Pari Passu Debt; $114,700,000 Subordinate Loan
Call Protection(3):	L(25), DorYM1(89), O(6)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement/Capex:	$0	Springing	$204,710
TI/LC:	$0	Springing	$1,228,257

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Cambridge, MA
Year Built / Renovated:	1985 / 2018
Total Sq. Ft.:	409,422
Property Management:	MIM Property Management, LLC
Underwritten NOI(5):	$30,597,922
Underwritten NCF(5):	$29,697,194
Appraised Value:	$828,000,000
Appraisal Date:	August 31, 2021

Historical NOI
Most Recent NOI:	$30,594,450 (December 31, 2020)
2019 NOI:	$29,436,302 (December 31, 2019)
2018 NOI(6):	NAV

Historical Occupancy
Most Recent Occupancy:	98.5% (September 1, 2021)
2020 Occupancy:	98.5% (December 31, 2020)
2019 Occupancy:	98.5% (December 31, 2019)
2018 Occupancy:	98.5% (December 31, 2018)

Financial Information(2)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$95,000,000
Pari Passu Notes	204,300,000
Total Senior Loan	$299,300,000	$731 / $731	36.1% / 36.1%	3.74x / 3.63x	10.2% / 9.9%	10.2% / 9.9%
Subordinate Loan	114,700,000
Whole Loan	$414,000,000	$1,011 / $1,011	50.0% / 50.0%	2.71x / 2.63x	7.4% / 7.2%	7.4% / 7.2%
(1)	There is no separate non-recourse carveout guarantor or environmental indemnitor for the One Memorial Drive Whole Loan (as defined below).
(2)	The One Memorial Drive Loan (as defined below) is part of the One Memorial Drive Whole Loan comprised of six senior pari passu promissory notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $299,300,000 and one subordinate loan with an original principal balance and outstanding principal balance as of the Cut-off Date of $114,700,000. See “Whole Loan Summary” chart herein.
(3)	The One Memorial Drive Whole Loan may be voluntarily prepaid in whole (but not in part) beginning on the business day after November 5, 2023 with, if such prepayment occurs prior to the first business day after the monthly payment date in May 2031, payment of a yield maintenance premium. In addition, the One Memorial Drive Whole Loan may be defeased in whole (but not in part) at any time after the earlier to occur of (i) November 5, 2024 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized.
(4)	See “Initial and Ongoing Reserves” herein.
(5)	Underwritten NOI and Underwritten NCF are inclusive of (i) $394,903 attributable to contractual rent steps through November 1, 2022 and (ii) $624,113 attributable to straight line rent credit for investment grade tenants.
(6)	2018 NOI is unavailable as data was not provided by the property seller.
(7)	Fitch and KBRA provided the listed assessments for the One Memorial Drive Loan in the context of its inclusion in the mortgage pool.

The Loan. The mortgage loan (the “One Memorial Drive Loan”) is part of a whole loan (the “One Memorial Drive Whole Loan”) comprised of six pari passu senior notes with an aggregate original and outstanding principal balance as of the Cut-off Date of $299.3 million (collectively the “One Memorial Drive Senior Loan”) and one subordinate note, with an original principal balance and outstanding principal balance as of the Cut-off Date of $114.7 million (the “One Memorial Drive Subordinate Loan”). The One Memorial Drive Whole Loan is secured by a first mortgage encumbering the borrower’s fee simple interest in a Class A office building located in Cambridge, Massachusetts (the “One Memorial Drive Property”). The One Memorial Drive Loan (evidenced by non-controlling Notes A-2, A-3, A-4) having an outstanding principal balance as of the Cut-off Date of $95,000,000, is being contributed to the Benchmark 2021-B30 transaction. The remaining notes that comprise the One Memorial Drive Senior Loan and the One Memorial Drive Subordinate Loan have been or are expected to be contributed to one or more securitization trusts.

The One Memorial Drive Whole Loan has a term of 120 months, with 119 months remaining as of the Cut-off Date. The One Memorial Drive Whole Loan requires interest-only payments during its entire term, and accrues interest at a rate of 2.69250% per annum.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

One Memorial Drive Cambridge, MA 02142	Collateral Asset Summary – Loan No. 1 One Memorial Drive	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 36.1% 3.63x 10.2%

The table below summarizes the promissory notes that comprise the One Memorial Drive Whole Loan. The relationship between the holders of the One Memorial Drive Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—One Memorial Drive Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
A-1	$141,150,000	$141,150,000	JPMCC 2021-1MEM	Yes
A-2, A-3, A-4	95,000,000	95,000,000	Benchmark 2021-B30	No
A-5	35,000,000	35,000,000	JPMCB(1)	No
A-6	28,150,000	28,150,000	JPMCB(1)	No
Senior Loan	$299,300,000	$299,300,000
B	$114,700,000	$114,700,000	JPMCC 2021-1MEM	No
Whole Loan	$414,000,000	$414,000,000
(1)	The related notes are currently held by the Note Holder identified in the table above and have been or are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The proceeds of the One Memorial Drive Whole Loan, together with borrower sponsor equity, were used to acquire the One Memorial Drive Property and pay loan origination costs.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan	$299,300,000	36.2%	Purchase Price	$825,100,000	99.7%
Borrower Sponsor Equity	413,796,468	50.0%	Origination Costs	2,696,468	0.3%
Subordinate Loan	114,700,000	13.9%

Total Sources	$827,796,468	100.0%	Total Uses	$827,796,468	100.0%

The Borrower and the Borrower Sponsors. The borrower, OMD Owner, LLC, a Delaware limited liability company structured to be a special purpose entity with two independent directors in its organizational structure. The borrower is indirectly owned by a joint venture between Metropolitan Life Insurance Company and its affiliates (“MetLife”), and Norges Bank, which are the borrower sponsors, and indirectly controlled by MetLife Investment Management, LLC, the investment advisor to the borrower sponsors (“MIM”). There is no separate non-recourse carveout guarantor or environmental indemnitor for the One Memorial Drive Whole Loan, and the special purpose entity borrower is the sole party responsible for breaches or violations of the non-recourse carve-out provisions in the related One Memorial Drive Whole Loan documents, including the environmental indemnity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Memorial Drive Whole Loan.

The borrower sponsors’ partnership was established in 2013 with a focus on strategic, long-term investing in office assets located in major market central business districts throughout the United States. Investments are owned in 52.5% / 47.5% joint ventures between MetLife and Norges Bank, respectively. MIM serves as investment advisor and asset manager for the properties owned through this partnership. As of June 30, 2021, the borrower sponsors have invested in six Class A office buildings located in Boston, San Francisco and Washington, DC, with an aggregate gross asset value of approximately $3.7 billion. As of March 31, 2021, MIM’s real estate platform managed a portfolio of $106.0 billion invested in real estate products including commercial mortgages and equities. MIM has over 200 real estate professionals located in seven regional offices in key United States cities in addition to international operations in London, Mexico City, Santiago and Tokyo. Norges Bank Investment Management (“NBIM”) is the asset management division of Norges Bank, the Norwegian central bank. As manager of the Government Pension Fund Global, its mission is to safeguard and build financial wealth for future generations in Norway. The fund is invested globally in equity, fixed income, real estate and renewable energy infrastructure. NBIM had investments worth 11,673 billion kroner, or $1,350 billion, as of March 31, 2021. The fund owns direct real estate investments worth approximately $32 billion, totaling nearly 800 assets across 13 countries. In the United States, the fund owns direct real estate investments across 22 million sq. ft. of office and retail properties in New York City, Boston, Washington D.C. and San Francisco.

The Property. The One Memorial Drive Property is a 17-story, Class A, LEED Silver, office building at the entrance to Kendall Square at the corner of Memorial Drive and Main Street overlooking the Charles River in Cambridge, Massachusetts. The One Memorial Drive Property is situated on approximately 1.7 acres of land directly adjacent to the Massachusetts Institute of Technology (“MIT”) campus. The One Memorial Drive Property, designed by Huggens & DiMella, was built in 1985 and underwent an approximately $49.0 million capital improvement program completed in 2018, including a full elevator modernization with smart destination dispatch technology, HVAC upgrades, roof replacement and the conversion of a portion of the parking garage into a fully-functioning office suite. The One Memorial Drive Property is located on top of a five-story parking garage with approximately 296 spaces. The One Memorial Drive Property includes several amenities including a fitness center, full-service café, on-site Blue Bike station, EV chargers and bike storage.

As of September 1, 2021, the One Memorial Drive Property was 98.5% leased. The two largest tenants are InterSystems Corporation (“InterSystems”) (58.5% of net rentable area) and Microsoft Corporation (“Microsoft”) (38.3% of net rentable area; rated Aaa/AAA/AAA by Moody’s/S&P/Fitch). InterSystems is a provider of database management, rapid application development and integration and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

One Memorial Drive Cambridge, MA 02142	Collateral Asset Summary – Loan No. 1 One Memorial Drive	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 36.1% 3.63x 10.2%

healthcare information systems. InterSystems is headquartered at the One Memorial Drive Property and has occupied its space since 1987. InterSystems has four, five-year extension options at fair market rent. Microsoft has occupied its space since 2007 and houses critical functions for artificial intelligence development at the property. Microsoft has one, ten-year extension option at fair market rent. In aggregate, the in-place office leases have average underwritten rents of approximately $75.75 PSF, approximately 15.8% below the appraiser’s concluded NNN market rent of $90.00 PSF.

InterSystems has the right to expand its leased space to any space at the One Memorial Drive Property that (i) is comprised of one, two or three full floors; and (ii) that the borrower anticipates will be available for delivery to InterSystems after July 1, 2024 and prior to June 30, 2025 (the “Potential Expansion Premises”), provided that InterSystems is leasing at least 214,225 rentable square feet. Fixed rent will be set at the fair rental value as determined by the borrower, and if InterSystems does not agree to such rent, as determined pursuant to an appraisal procedure. The current rent under InterSystem’s lease is 15.8% below the appraiser’s concluded market rent. If no Potential Expansion Premises are available, the borrower is required to notify InterSystems of such fact by December 31, 2023, and InterSystems will have the right to terminate its lease in whole or in part upon notice within six months following its receipt of the borrower’s notice that no Potential Expansion Premises are available. The termination date is required to be at least 18 months after the date of InterSystems’ termination notice, during which time the One Memorial Drive Loan would be subject to an excess cash sweep (capped at $50 PSF) and is required to occur during the period beginning July 1, 2025 and ending December 31, 2025. If InterSystems terminates its lease as described in this paragraph, it will be required to pay a termination fee. It is anticipated that Potential Expansion Premises will not be available given the expiration dates of existing leases.

COVID-19 Update. As of September 25, 2021, the One Memorial Drive Property is fully open and operational and the One Memorial Drive Whole Loan is not subject to any modification or forbearance request. No tenant has missed rent payments or requested a deferral of rent and there are currently no lease modifications in effect. The first payment date for the One Memorial Drive Whole Loan is November 5, 2021. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Tenant Summary.

Tenant Summary(1)
Tenant	Ratings (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent per Sq. Ft.(3)	% of Total U/W Base Rent(3)	Lease Expiration
InterSystems Corporation(4)	NR / NR / NR	239,417	58.5%	$78.66	62.7%	3/31/2028
Microsoft	Aaa / AAA / AAA	156,849	38.3%	71.29	37.2	6/30/2028
Largest Tenants		396,266	96.8%	$75.75	99.9%
Management Office		737	0.2%	53.00	0.1%
Amenity/Storage Space		6,323	1.5%	NAP	NAP
Total/Wtd. Avg. Occupied		403,326	98.5%	$74.52	100.0%
Vacant		6,096	1.5%
Total		409,422	100.0%
(1)	Based on the underwritten rent roll dated as of September 1, 2021.
(2)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.
(3)	% of Total U/W Base Rent and U/W Base Rent per Sq. Ft are based on rent roll dated September 1, 2021.
(4)	InterSystems has the right to expand its leased space to any Potential Expansion Premises as described above. If the borrower does not have any Potential Expansion Premises, then InterSystems will have the right to terminate its lease in whole or in part upon notice within six months of receipt of the borrower’s notice that no Potential Expansion Premises are available and upon the payment of a termination fee. The termination date is required to be at least 18 months after the date of InterSystems’ termination notice and to occur during the period beginning July 1, 2025 and ending December 31, 2025.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	0.00	0.0%	0.0%
2028	2	396,266	96.8%	396,266	96.8%	75.75	99.9%	99.9%
2029	0	0	0.0%	396,266	96.8%	0.00	0.0%	99.9%
2030	0	0	0.0%	396,266	96.8%	0.00	0.0%	99.9%
2031	0	0	0.0%	396,266	96.8%	0.00	0.0%	99.9%
2032 & Beyond	1	7,060	1.7%	403,326	98.5%	5.53	0.1%	100.0%
Vacant	NAP	6,096	1.5%	409,422	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	3	409,422	100.0%			$74.52	100.0%
(1)	Based on the underwritten rent roll dated as of September 1, 2021.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

One Memorial Drive Cambridge, MA 02142	Collateral Asset Summary – Loan No. 1 One Memorial Drive	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 36.1% 3.63x 10.2%

Environmental Matters. According to a Phase I environmental report dated July 23, 2021, there was no evidence of any recognized environmental conditions at the One Memorial Drive Property. However, the Phase I report identified a controlled recognized environmental condition with respect to elevated levels of chlorinated volatile organic compounds detected in the groundwater underneath the One Memorial Drive Property. The Phase I environmental report did not recommend any further action other than continued compliance with the requirements under the existing Notice of Activity and Use Limitation. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus for additional information.

The Market. The One Memorial Drive Property is located in Cambridge, Middlesex County, Massachusetts. The Boston-Cambridge market is the largest life sciences area in the United States and has historically received the largest amount of funding in the nation from the National Institutes of Health. According to the appraisal, more than 50% of Massachusetts residents live within a 35-mile radius of Boston and the Boston region comprises the tenth largest metropolitan statistical area (“MSA”), as of 2019, with a population of over 4.9 million people. The Boston area includes various universities, including Harvard University, Massachusetts Institute of Technology, Boston University, Tufts University and Boston College. There are more than 40 colleges located in the greater Boston area alone. The Boston area also has many hospitals and research institutes such as Massachusetts General Hospital, Dana Farber Institute, Beth Israel Deaconess Medical Center, New England Baptist Hospital, Brigham and Women’s Hospital and Children’s Hospital Boston. According to an industry research report, Massachusetts has 79,972 biopharma jobs with an average salary of approximately $169,271 and over 46,000 biotech research and development jobs as of 2019. According to the appraisal, the Boston office market has an average vacancy rate of 9.9%, as of the second quarter of 2021.

The One Memorial Drive Property is located in the East Cambridge neighborhood bound by Main Street and Memorial Drive in the East Cambridge/Kendall Square submarket of the Boston office market. The East Cambridge/Kendall Square submarket is anchored by the Kendall/MIT MBTA Red Line subway station and the approximately 168-acre MIT campus. According to the appraisal, as of the second quarter of 2021, the East Cambridge/Kendall Square submarket has average asking rents of $88.65 PSF, and a vacancy rate of 3.5%. The pharmaceutical industry is the primary industry in the Cambridge area, with 18 of the 20 largest pharmaceutical companies located in the market. The East Cambridge/Kendall Square submarket comprises nearly 17.7 million sq. ft. of office and laboratory space located near a number of apartments, shopping destinations and dining amenities.

Cash Flow Analysis.

Cash Flow Analysis
	2019	2020	U/W(3)	U/W PSF
Base Rent	$28,103,717	$29,361,756	$29,659,703	$72.44
Contractual Rent Steps(1)	0	0	394,903	0.96
Straight Line IG Rent(2)	0	0	624,113	1.52
Gross Potential Rent	$28,103,717	$29,361,756	$30,678,719	$74.93
CAM	7847572	8074460	9,062,581	22.14
Utilities	48000	48000	48,000	0.12
Vacancy & Credit Loss	0	0	(1,591,572)	(3.89)
Parking	1,424,215	1,143,249	1,500,000	3.66
Telecom	76,953	55,383	40,599	0.10
Effective Gross Income	$37,500,457	$38,682,848	$39,738,327	$97.06
Total Operating Expenses	8,064,155	8,088,398	9,140,405	22.33
Net Operating Income	$29,436,302	$30,594,450	$30,597,922	$74.73
TI/LC	0	0	818,844	2.00
Replacement Reserves	0	0	81,884	0.20
Net Cash Flow	$29,436,302	$30,594,450	$29,697,194	$72.53
(1)	Contractual Rent Steps underwritten through November 1, 2022 (12 months out from securitization).
(2)	Straight line rent credit for investment grade tenants.
(3)	Based on the underwritten rent roll dated as of September 1, 2021.

Property Management. The One Memorial Drive Property is managed by MIM Property Management, LLC, a Delaware limited liability company and an affiliate of the borrower, and sub-managed by Oxford I Asset Management USA Inc., a Delaware corporation.

Lockbox / Cash Management. The One Memorial Drive Whole Loan is structured with an in place hard lockbox and springing cash management. All funds in the lockbox accounts will be swept to an account designated by the borrower, unless a Cash Sweep Event (as defined below) is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lender, at which point, following payment of taxes and insurance, debt service, required reserves and operating expenses, all funds are required to be deposited (i) if a Tenant Trigger Event (as defined below) exists, into a lease sweep reserve, and (ii) if no Tenant Trigger Event exists, and any other Cash Sweep Event exists, into the excess cash flow reserve, to be held by the lender as additional security for the One Memorial Drive Whole Loan and disbursed in accordance with the terms of the One Memorial Drive Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

One Memorial Drive Cambridge, MA 02142	Collateral Asset Summary – Loan No. 1 One Memorial Drive	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 36.1% 3.63x 10.2%

A “Cash Sweep Event” means the occurrence of (a) an event of default under the One Memorial Drive Whole Loan documents (b) the bankruptcy or insolvency of the borrower, (c) if the debt yield for the One Memorial Drive Whole Loan falls below 5.5% for the immediately preceding trailing three month period annualized for two consecutive quarters or (d) a Tenant Trigger Event (as defined herein).

A Cash Sweep Event may be cured as follows: (i) with respect to clause (a) above, the lender’s acceptance of a cure or a waiver of such event of default in the lender’s sole discretion; (ii) with respect to clause (c) above, the achievement of a debt yield of at least 5.5% based on the net operating income for two consecutive calendar quarters in accordance with the One Memorial Drive Whole Loan documents; or (iii) with respect to clause (d) above, the achievement of a Tenant Trigger Event Cure (as defined below); provided that in no event will the borrower have the right to cure a Cash Sweep Event caused by a bankruptcy event of the borrower.

A “Tenant Trigger Event” means, with respect to any of the InterSystems lease, the Microsoft lease, or any other lease that covers more than 30% of the total rentable area at the One Memorial Drive Property (each such lease, a “Lease Sweep Lease”), the earliest to occur of any of the following: (a) a monetary default or a material non-monetary default by the tenant under such Lease Sweep Lease has occurred and is continuing beyond any applicable notice and cure period, (b) the receipt by the borrower or the property manager of notice from any tenant under a Lease Sweep Lease exercising its right to terminate its Lease Sweep Lease or contract any material portion of the leased premises demised under its Lease Sweep Lease prior to its then current expiration date or of its intent to cancel or terminate its Lease Sweep Lease or surrender any material portion of the leased premises demised under its Lease Sweep Lease prior to its then current expiration date, (c) the bankruptcy of a tenant under a Lease Sweep Lease or (d) the later of (i) the date that is 18 months prior to the expiration of such Lease Sweep Lease and (ii) the date on which the tenant under such Lease Sweep Lease must give notice of its intent to renew or extend such Lease Sweep Lease in accordance with the terms of such lease, unless prior to such date the tenant under such Lease Sweep Lease has exercised its right to renew or extend such Lease Sweep Lease in accordance with the terms of such lease, provided, however, the failure of any tenant to renew or extend its Lease Sweep Lease by the date set forth in clause (d)(ii) above solely as a result of the occurrence of a casualty or condemnation affecting the leased premises under such Lease Sweep Lease or a material portion of the common areas of the One Memorial Drive Property will not constitute a Tenant Trigger Event.

A “Tenant Trigger Event Cure” means, among other requirements, (i) more than 70% of the total rentable space at the One Memorial Drive Property is subject to leases that each satisfy the occupancy conditions required under the One Memorial Drive Whole Loan documents and the borrower has (A) caused each tenant under a lease to deliver an estoppel certificate to the lender, or (B) provided other evidence of the occurrence of such Tenant Trigger Event Cure that is reasonably acceptable to the lender; (ii) the achievement of a debt yield of at least 6.5% based on net operating income for two consecutive calendar quarters in accordance with the One Memorial Drive Whole Loan documents; or (iii) the aggregate amount of lease sweep reserve funds as described in the One Memorial Drive Whole Loan documents is not less than the amount equal to the product of the total rentable sq. ft. of the applicable Lease Sweep Lease that resulted in the occurrence of the Tenant Trigger Event multiplied by $50 (the “Lease Sweep Reserve Cap”) or the lender has received a letter of credit with a face amount that, together with the aggregate amount of the lease sweep reserve funds, is equal to the Lease Sweep Reserve Cap in accordance with the One Memorial Drive Whole Loan documents.

Initial and Ongoing Reserves. At loan origination, the borrower was not required to deposit any upfront reserves.

Tax and Insurance Reserve - Commencing at origination of the One Memorial Drive Whole Loan and continuing on a monthly basis , an escrow for taxes, insurance, and other assessments, in an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, will be required to be deposited with the lender, provided, however, that (a) the requirement for the borrower to make deposits for the payment of taxes and other assessments will be waived so long as (i) no Cash Sweep Event exists and (ii) the borrower has provided the lender with satisfactory evidence (as reasonably determined by the lender) that taxes and other assessments have been paid prior to the date such taxes and other assessments are due and payable, which evidence will be provided to the lender prior to the date that such taxes and other assessments are due; and (b) the requirement for the borrower to make deposits for the payment of insurance premiums will be waived so long as (i) no event of default has occurred and is continuing and (ii) the borrower has provided the lender with satisfactory evidence (as reasonably determined by the lender) that the One Memorial Drive Property is insured in accordance with the One Memorial Drive Whole Loan documents pursuant to a blanket insurance policy covering the One Memorial Drive Property and other property(ies) owned by affiliates of the borrower that is reasonably acceptable to the lender.

Current Mezzanine or Subordinate Indebtedness. The One Memorial Drive Property also secures the One Memorial Drive Subordinate Loan, which has a Cut-off Date principal balance of $114,700,000. The One Memorial Drive Subordinate Loan accrues interest at a rate of 2.69250% per annum.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

350 and 450 Water Street Cambridge, MA 02141	Collateral Asset Summary – Loan No. 2 CX – 350 & 450 Water Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$94,000,000 41.7% 3.50x 9.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

350 and 450 Water Street Cambridge, MA 02141	Collateral Asset Summary – Loan No. 2 CX – 350 & 450 Water Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$94,000,000 41.7% 3.50x 9.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

350 and 450 Water Street Cambridge, MA 02141	Collateral Asset Summary – Loan No. 2 CX – 350 & 450 Water Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$94,000,000 41.7% 3.50x 9.9%

Mortgage Loan Information
Loan Sellers(1):	GACC/JPMCB
Credit Assessment (Fitch/KBRA/S&P)(11):	BBB-sf / BBB-(sf) / N/A
Loan Purpose:	Refinance
Borrower Sponsors(2):	DivcoWest; California State Teachers’ Retirement System; Teacher Retirement System of Texas
Borrowers:	DW PropCo G, LLC; DW PropCo H, LLC
Original Balance(3):	$94,000,000
Cut-off Date Balance(3):	$94,000,000
% by Initial UPB:	9.9%
Interest Rate(4):	2.79200%
Payment Date:	6th of each month
First Payment Date:	December 6, 2021
Anticipated Repayment Date(4):	November 6, 2031
Final Maturity Date(4):	November 6, 2036
Amortization(4):	Interest Only – ARD
Additional Debt(5):	$720,000,000 Pari Passu Senior Notes; $411,000,000 Pari Passu Junior Notes
Call Protection(6):	L(24), DorYM1(89), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(7)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Capital Expenditure:	$0	$0	NAP
TI/LC:	$52,062,079	Springing	NAP
Other(8):	$97,383,122	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Mixed Use – Office/Laboratory
Collateral:	Fee Simple
Location:	Cambridge, MA
Year Built / Renovated:	2021 / NAP
Total Sq. Ft.:	915,233
Property Management:	Divco West Real Estate Services, Inc.
Underwritten NOI:	$80,703,532
Underwritten NCF:	$80,566,247
Appraised Value(9):	$1,954,000,000
Appraisal Date(9):	April 1, 2023

Historical NOI(10)
Most Recent NOI:	NAV
2020 NOI:	NAV
2019 NOI:	NAV
2018 NOI:	NAV

Historical Occupancy(10)
Most Recent Occupancy:	100.0% (November 6, 2021)
2020 Occupancy:	NAV
2019 Occupancy:	NAV
2018 Occupancy:	NAV

Financial Information(3)(4)(5)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$94,000,000
Pari Passu Notes	720,000,000
Total Senior Notes	$814,000,000	$889 / $889	41.7% / 41.7%	3.50x / 3.50x	9.9% / 9.9%	9.9% / 9.9%
B Note	411,000,000
Whole Loan	$1,225,000,000	$1,338 / $1,338	62.7% / 62.7%	2.33x / 2.32x	6.6% / 6.6%	6.6% / 6.6%

(1)	The CX – 350 & 450 Water Street Whole Loan (as defined below) was co-originated by DBR Investments Co. Limited, JPMorgan Chase Bank, National Association, Bank of America, N.A. and 3650 Cal Bridge Lending, LLC.

(2)	There is no non-recourse carveout guarantor or environmental indemnitor for the CX - 350 & 450 Water Street Whole Loan.

(3)	The CX - 350 & 450 Water Street Loan (as defined below) is part of the CX - 350 & 450 Water Street Whole Loan evidenced by 20 senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $814.0 million and four junior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $411.0 million.

(4)	The CX - 350 & 450 Water Street Whole Loan is structured with an Anticipated Repayment Date (“ARD”) of November 6, 2031 and a final maturity date of November 6, 2036. The initial interest rate for the CX – 350 & 450 Water Street Whole Loan is 2.79200% per annum. After the ARD, the interest rate will increase by 200 basis points over the greater of (x) 2.792000%, and (y) (1) the swap rate in effect on the ARD plus (2) 1.26000%. The metrics presented above are calculated based on the ARD.

(5)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(6)	The CX - 350 & 450 Water Street Whole Loan may be voluntarily prepaid in whole (but not in part) beginning on or after the payment date in December 2023 with the payment of the yield maintenance premium if such prepayment occurs prior to the payment date in May 2031. In addition, the CX – 350 & 450 Water Street Whole Loan may be defeased in whole (but not in part) at any time after the earlier to occur of (i) October 14, 2024 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized.

(7)	See “Initial and Ongoing Reserves” herein.

(8)	Other upfront reserves represent a Base Building Work Reserve of approximately $86,650,891 and an Aventis Rent Reserve of approximately $10,732,231.

(9)	Based on the “Prospective Market Value Upon Completion & Stabilization” appraised value of $1.954 billion as of April 1, 2023, which assumes that the outstanding capital expenditure of approximately $56 million for the 350 Water Street building and $80 million for 450 Water Street building are fully funded and reserved by the lender, and that these reserved funds would pass with title to any purchaser of the CX – 350 & 450 Water Street Property (as defined below). The appraisal concluded to an “as-is” appraised value of $1.778 billion as of September 8, 2021. The “as-is” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 45.8% for the CX - 350 & 450 Water Street Senior Notes, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 68.9% for the CX - 350 & 450 Water Street Whole Loan. The appraisal concluded to an aggregate “as dark” appraised value of $1.901 billion. The “as dark” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 42.8% for the CX - 350 & 450 Water Street Senior Notes, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 64.4% for the CX - 350 & 450 Water Street Whole Loan.

(10)	Historical financial information and occupancy is not available because the CX - 350 & 450 Water Street Property is currently being built. As of October 8, 2021, the base building work for the CX – 350 & 450 Water Street Property is 90% complete.

(11)	Fitch and KBRA provided the listed assessments for the CX - 350 & 450 Water Street Loan in the context of its inclusion in the mortgage pool.

The Loan.   The mortgage loan (the “CX - 350 & 450 Water Street Loan”) is part of a whole loan (the “CX - 350 & 450 Water Street Whole Loan”) with an aggregate outstanding principal balance as of the Cut-off Date of $1.225 billion, which is secured by the borrowers’ fee interest in two adjacent Class A life sciences laboratory and office buildings located in Cambridge, Massachusetts (the “CX - 350 & 450

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

350 and 450 Water Street Cambridge, MA 02141	Collateral Asset Summary – Loan No. 2 CX – 350 & 450 Water Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$94,000,000 41.7% 3.50x 9.9%

Water Street Property”). The CX - 350 & 450 Water Street Loan is evidenced by the non-controlling Notes A-1-3 and A-3-2 with an aggregate outstanding principal balance as of the Cut-off Date of $94.0 million, representing approximately 9.9% of the Initial Pool Balance. The CX - 350 & 450 Water Street Whole Loan is comprised of (i) 20 senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $814.0 million (the “CX - 350 & 450 Water Street Senior Notes”), and (ii) four pari passu junior notes with an aggregate outstanding principal balance as of the Cut-off Date of $411.0 million (the “CX - 350 & 450 Water Street Junior Notes”) as detailed in the “Whole Loan Summary” table below. The CX - 350 & 450 Water Street Whole Loan was originated by DBR Investments Co. Limited, Bank of America, N.A., JPMorgan Chase Bank, National Association and 3650 Cal Bridge Lending, LLC on October 14, 2021. The remaining CX - 350 & 450 Water Street Senior Notes (the “CX - 350 & 450 Water Street Non-Trust Senior Notes”) have an aggregate outstanding principal balance as of the Cut-off Date of $720.0 million. The CX - 350 & 450 Water Street Junior Notes and certain of the CX – 350 & 450 Water Street Non-Trust Senior Notes are expected to be contributed to the CAMB 2021-CX mortgage trust. The relationship between the holders of the CX - 350 & 450 Water Street Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—CX - 350 & 450 Water Street Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(1)	Controlling Piece
A-1-1, A-2-1, A-3-1, A-4-1	$285,000,000	285,000,000	CAMB 2021-CX2(2)	Yes
A-1-3, A-3-2(3)	94,000,000	94,000,000	Benchmark 2021-B30	No
A-1-2, A-1-4, A-1-5, A-1-6, A-1-7, A-1-8, A-1-9	250,161,224	250,161,224	DBRI	No
A-2-2, A-2-3, A-2-4, A-2-5	107,959,184	107,959,184	Bank of America, N.A.	No
A-3-3	23,979,592	23,979,592	JPMCB	No
A-4-2, A-4-3	52,900,000	52,900,000	3650 Cal Bridge Lending, LLC	No
Total Senior Notes	$814,000,000	$814,000,000
B-1, B-2, B-3, B-4	411,000,000	411,000,000	CAMB 2021-CX2(2)	No
Whole Loan	$1,225,000,000	$1,225,000,000
(1)	Notes held by lenders are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

(2)	Expected to close on or prior to the Closing Date.

(3)	GACC is contributing Note A-1-3 with an outstanding principal balance of $64.0 million as of the Cut-off Date and JPMCB is contributing Note A-3-2 with an outstanding principal balance as of the Cut-off Date of $30.0 million.

The CX - 350 & 450 Water Street Whole Loan has a 10-year interest-only term through the ARD of November 6, 2031 and a final maturity date of November 6, 2036. After the ARD, through and including November 6, 2036, the following structure will apply: the interest rate will increase (such new rate, the “Adjusted Interest Rate”) by 200 basis points over the greater of (x) 2.79200%, and (y)(1) the swap rate in effect on the ARD plus (2) 1.26000%; however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred as described below under “Lockbox / Cash Management.” For the period from the origination date through the ARD, the CX - 350 & 450 Water Street Whole Loan accrues interest at the rate of 2.79200% per annum.

The CX - 350 & 450 Water Street Whole Loan proceeds were used to refinance existing debt on the CX - 350 & 450 Water Street Property, fund upfront reserves, pay loan origination costs and return equity to the borrower sponsors.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$814,000,000	66.4%	Loan Payoff	$617,846,136	50.4%
Junior Notes	411,000,000	33.6	Return of Equity	451,939,764	36.9
			Upfront Reserves	149,445,201	12.2
			Closing Costs	5,768,900	0.5
Total Sources	$1,225,000,000	100.0%	Total Uses	$1,225,000,000	100.0%

The Borrowers and the Borrower Sponsors. The borrowers are DW PropCo G, LLC and DW PropCo H, LLC, both Delaware limited liability companies and single purpose entities with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the CX - 350 & 450 Water Street Whole Loan. There is no non-recourse carveout guarantor or environmental indemnitor for the CX – 350 & 540 Water Whole Loan. The borrower sponsors are a joint venture between DivcoWest (“Divco”), California State Teachers’ Retirement System (“CalSTRS”), and Teacher Retirement System of Texas (“TRS”).

Founded in 1993, Divco is a multidisciplinary investment firm headquartered in San Francisco, California with over 160 employees across six investment offices. Divco is an experienced developer, owner and operator of real estate throughout the United States, with significant expertise in Boston, having invested in and managed over 22 commercial properties in the area, including offices in the Seaport, Financial District, and East Cambridge submarkets. Most notably, Divco owned and operated One Kendall Square, a life sciences office campus in the Kendall Square submarket. As of June 30, 2021, Divco had over $13.7 billion in assets under management. Since inception, Divco has acquired approximately $55.0 million sq. ft.

CalSTRS is reported to be the nation’s second largest public pension fund with assets totaling approximately $312.2 billion as of September 30, 2021. Their investment portfolio is broadly diversified into nine asset categories, approximately including 12.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

350 and 450 Water Street Cambridge, MA 02141	Collateral Asset Summary – Loan No. 2 CX – 350 & 450 Water Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$94,000,000 41.7% 3.50x 9.9%

(approximately $39.8 billion) which is allocated towards real estate investments in institutional Class A commercial assets across the United States. Divco and CalSTRS have an 18-year history of investing together with Divco investing over $1.5 billion into various Divco sponsored investment vehicles.

Established in 1937, TRS provides retirement and related benefits for those employed by the public schools, colleges, and universities supported by the State of Texas. As of August, 31 2020, the agency is serving nearly 1.7 million participants and had assets under management of nearly $187 billion. TRS is the largest public retirement system in Texas in both membership and assets.

The Property. The CX – 350 & 450 Water Street Property consists of two Class A LEED Gold (targeted), life sciences laboratory and office buildings totaling 915,233 sq. ft. located in Cambridge, Massachusetts. The CX – 350 & 450 Water Street Property includes (i) the 350 Water Street building (Parcel G), which is a laboratory building consisting of 511,157 sq. ft. and (i) the 450 Water building (Parcel H), which is a contemporary office building consisting of 404,076 sq. ft. Designed by Perkins +Will (350 Water Street) and NBBJ (450 Water Street), the CX – 350 & 450 Water Street Property has views of both the Cambridge and Boston skylines. The CX – 350 & 450 Water Street Property has an adjacent open space with playing field, a plaza to host food trucks and nearby access to two MBTA stops (Green and Orange line). The Lechmere MBTA green line is a 5-minute walk away. The CX – 350 & 450 Water Street Property is 100% leased to Aventis Inc. (wholly owned by Sanofi).

The 350 Water Street building is a 12-story building featuring laboratory space, ground floor retail, a third-floor terrace, three below-grade parking levels with 377 parking spaces (0.74 per 1,000 sq. ft.), bike storage with showers, an adjacent open space with playing field and fitness center. The 350 Water Street building has 15’ - 19’ ceiling heights and eight passenger elevators. The 350 Water Street building is anticipated to be Wired Score Platinum and LEED Gold certified upon completion.

The 450 Water Street building is a 9-story building featuring office space, ground floor retail, a two-story mezzanine, three above-grade and two below-grade parking levels with 440 parking spaces (1.09 per 1,000 sq. ft.) and bike storage. The 450 Water Street building has 14’ - 16’ ceiling heights and five passenger elevators. The 350 Water Street building is anticipated to be Wired Score Platinum, WELL Gold and LEED Gold certified upon completion.

The CX – 350 & 450 Water Street Property is currently in the process of finishing construction and expected to be substantially completed for the 350 Water Street building in the second quarter of 2022 and the fourth quarter of 2021 for the 450 Water Street property. At loan origination, the borrowers reserved the following with the lender: (i) $86,650,891 for base building work related to hard costs, hard cost contingency, soft costs and soft cost contingency for the CX – 350 & 450 Water Street Property, (ii) approximately $15,483,880 of tenant improvement allowance related to the 350 Water Street property and $28,254,233 of tenant improvement allowance related to the 450 Water Street building and (iii) approximately $8,323,967 of leasing commissions related to the 450 Water Street property. The below is a chart which details the borrower sponsors’ development budgets, which do not include land allocations or financing costs. We cannot assure you either the 350 Water Street building or the 450 Water Street building will be completed as expected or at all.

Development Budget Summary
	350 Water Street (Parcel G)		450 Water Street (Parcel H)
	Budget	Remaining Cost	Budget	Remaining Cost
Hard Costs	$221,627,140	$35,507,711	$181,926,397	$28,882,890
HC Contingency	915,139	1,065,231	866,487	866,487
Soft Costs	43,854,255	8,357,324	42,547,726	11,379,153
SC Contingency	210,241	250,720	341,375	341,375
TI Allowance	139,789,250	15,483,880	64,916,764(1)	28,254,233
Leasing Commissions	26,886,858	0	21,254,398	8,323,967
Total	$433,282,883	$60,664,866	$311,853,147	$78,048,105

Sole Tenant. As of October 14, 2021, the CX – 350 & 450 Water Street Property is 100% leased to Aventis Inc., a wholly owned subsidiary of Sanofi S.A. (“Sanofi”) (rated A+/A1/AA by Fitch/Moody’s/S&P), which is the guarantor under the Aventis Inc. leases. Founded in 1973, Sanofi is a multinational pharmaceutical company headquartered in Paris, France. Sanofi engages in the research and development, manufacturing, and marketing of pharmaceutical drugs principally in the prescription market. Sanofi (NYSE:SNY) is publicly traded on the NASDAQ stock exchange and had a market cap of approximately $123.1 billion as of October 16, 2021.

The CX – 350 & 450 Water Street Property is expected to serve as Sanofi’s North American Research headquarters, where it is expected to consolidate approximately 3,000 employees from a number of local offices in the Boston area, as well as the Company’s Center of Excellence dedicated to mRNA vaccine research. Additionally, Sanofi is expected to consolidate approximately 400 employees from various sites at the Cambridge Crossing development and in Lyon, France to form a Center of Excellence dedicated to mRNA vaccine research. Sanofi plans to invest more than $476.0 million per year to develop vaccines against infectious diseases.

The CX – 350 & 450 Water Street Property is currently undergoing a buildout with expected completion dates of the second quarter of 2022 for the 350 Water Street building and the fourth quarter of 2021 for the 450 Water Street building. We cannot assure you the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

350 and 450 Water Street Cambridge, MA 02141	Collateral Asset Summary – Loan No. 2 CX – 350 & 450 Water Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$94,000,000 41.7% 3.50x 9.9%

buildouts will be completed as expected or at all. Sanofi’s tenant buildout contract and base building changes total approximately $304.3 million ($595 PSF) for the 350 Water Street building and approximately $90.9 million ($225 PSF) for the 450 Water Street building. Sanofi is entitled to receive an approximately $139.8 million ($273 PSF) tenant improvement allowance for the 350 Water Street building and an approximately $73.7 million ($182 PSF) tenant improvement allowance for the 450 Water Street building. In total, the approximately $395.2 million ($432 PSF) tenant buildout contract and base building changes do not include any tenant investment for soft costs. Additionally, the approximately $395.2 million ($432 PSF) can be paid from the tenant improvement allowance to the extent available. In addition to the tenant buildout contract and base building changes, Sanofi is expected to invest approximately $181.7 million ($198 PSF) into the CX – 350 & 450 Water Street Property, not including FF&E.

Aventis Inc. executed two, 15-year term leases at the CX – 350 & 450 Water Street Property in late 2018. The rent commencement date of the lease at 350 Water Street was July 1, 2021. The rent commencement date of the lease at 450 Water Street is tied to substantial completion, with it occurring the later of (i) November 10, 2021 and (ii) the date that is 46 days prior to the substantial completion date for the base building work. The sole tenant, Aventis Inc. is not yet in occupancy of the 450 Water Street building, pending the buildout of its space. We cannot assure you that the buildout of the CX – 350 & 450 Water Street Property will be completed as expected or at all, or that Aventis Inc. will take occupancy as expected or at all. At loan origination, the borrowers reserved approximately $10,732,231 into a gap rent reserve for the Aventis Inc. lease related to the 450 Water Street building. Aventis Inc. has the right to terminate each of its respective leases effective as of the end of its 14th lease year subject to a termination fee equal to 12 months base rent.

The blended starting base rent for the Aventis Inc. leases are $71.53 PSF (NNN) for 350 Water Street and 450 Water Street. Base rent for the laboratory building, 350 Water Street, is $75.90 PSF and base rent for the office building, 450 Water Street, is $66.00 PSF, with both leases including approximately 2.5% annual rent steps. Sanofi did not receive any free rent as part of its lease. The in-place rent at the 350 Water Street building is approximately 31.0% below the appraisal’s concluded market rent of $110.00 PSF (NNN) for the laboratory space and in-place rent at the 450 Water Street building is approximately 22.4% below the appraisal’s concluded market rent of $85.00 PSF (NNN) for the office space. Sanofi’s guarantees of the leases at the 350 Water Street and 450 Water Street buildings have guaranty caps of $207.5 million and $142.5 million, respectively.

Tenant Summary(1)
Tenant(2)	Credit Rating (Moody’s/Fitch/S&P)(3)	Net Rentable Area (Sq. Ft.)(4)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration(5)
Aventis Inc. (350 Water Street)	A1 / A+ / AA	511,157	55.8%	$75.90	59.3%	6/30/2036
Aventis Inc. (450 Water Street)	A1 / A+ / AA	404,076	44.2	$66.00	40.7%	11/30/2036(6)
Total / Wtd. Avg. Occupied		915,233	100.0%	$71.53	100.0%
Vacant		0	0.0%
Total		915,233	100.0%
(1)	Based on the underwritten rent roll dated October 14, 2021.

(2)	Aventis Inc. is currently not in occupancy, pending the substantial completion of the buildout out of its spaces at the CX- 350 & 450 Water Street Property. The CX – 350 & 450 Water Street Property is currently undergoing a buildout with expected completion dates of the second quarter of 2022 for the 350 Water Street building and fourth quarter of 2021 for 450 Water Street building. The lease at 350 Water Street commenced on July 1, 2021. The commencement of the lease at 450 Water Street is tied to substantial completion, with it occurring the later of (i) November 10, 2021 and (ii) the date that is 46 days prior to the substantial completion date for the base building work.

(3)	The credit ratings are those of the direct parent company, Sanofi, which is the guarantor under the leases.

(4)	The Net Rentable Area (Sq. Ft.) includes up to 10,000 sq. ft. of terrace space for 350 Water Street and up to 4,000 sq. ft. of terrace space for 450 Water Street.

(5)	Aventis Inc. has the right to terminate each of the leases, with a termination fee, effective as of the end of its 14th lease year. If Aventis Inc. to exercise the early termination right, it must deliver to the landlord between 24 and 36 months prior to the early termination date (a) notice that the early termination right has been exercised and (b) the early termination payment. The early termination payment equals the sum of (i) the 12 monthly installments of base rent that would have been due for the 12-month period immediately following the early termination date in the absence of such termination and (ii) the stipulated operating expenses/tax component per the lease.

(6)	Based on an anticipated rent commencement of November 10, 2021. The actual rent commencement date, anniversary date, and expiration date to be determined as provided in the 450 Water Street lease and amendments, related to the substantial completion of the base building work at the 450 Water Street building.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

350 and 450 Water Street Cambridge, MA 02141	Collateral Asset Summary – Loan No. 2 CX – 350 & 450 Water Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$94,000,000 41.7% 3.50x 9.9%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2029	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2030	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2031	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2032 & Thereafter	2	915,233	100.0%	915,233	100.0%	$71.53	100.0%	100.0%
Vacant	NAP	0	0.0%	915,233	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	2	915,233	100.0%			$71.53	100.0%
(1)	Based on the underwritten rent roll dated October 14, 2021.

COVID-19 Update. As of October 14, 2021, the CX – 350 & 450 Water Street Whole Loan is not subject to any forbearance, modification or debt service relief request. The first payment date for the CX – 350 & 450 Water Street Loan is December 6, 2021. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Environmental Matters. According to a Phase I environmental report dated September 23, 2021, a REC was identified at each of the two parcels comprising the CX – 350 & 450 Water Street Property in connection with residual subsurface impacts related to historical releases of chemicals including volatile organic compounds, hydrocarbons and heavy metals. Remediation is ongoing and is being performed by the related borrowers. An environmental insurance policy was put in place for each parcel. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus for additional information.

The Market. The CX – 350 & 450 Water Street Property is located in the Cambridge market within the Greater Boston area. The city of Cambridge is located in the Boston core-based statistical area directly north of the city of Boston and separated from Boston’s central business district (“CBD”) by the Charles River. Cambridge is bordered by Somerville to the north and Watertown to the west. The city is acclaimed for its unique mix of venture capital, National Institutes of Health (NIH) funding and state investments. In recent years, Cambridge has become a life sciences and biotechnology hub not only for the northeast, but for the entire United States. Cambridge is home to over 5,000 private business establishments with major companies including Watson Health, Amgen, Facebook and Apple, among others.

The Cambridge market is best known for its innovation and high concentration of research and development operations. Cambridge has one of the highest densities of educated people in the world with 42 colleges, universities and community colleges in the Boston/Cambridge area, including being home to Harvard University and the Massachusetts Institute of Technology (MIT). There are over 11,000 undergraduate students and over 11,000 graduate students living in Cambridge.

The CX – 350 & 450 Water Street Property is part of a larger 4.5 million sq. ft. master-planned mixed-use-transit-oriented development known as Cambridge Crossing, which is an innovation community in East Cambridge, proximate to Kendall Square. Cambridge Crossing is spread across 43 acres and is expected to total over 17 buildings consisting of over 2.1 million sq. ft. of science and technology space, 2.4 million sq. ft. of residential space, 100,000 sq. ft. of retail space and 11 acres of open space. The development of Cambridge Crossing has approximately 2.5 million sq. ft. completed or under construction and recent leases to Philips, Sanofi, and Bristol Myers Squibb.

Cambridge Crossing benefits from its various forms of transit, including one MBTA (Green Line) station soon to be on site, and one MBTA (Orange Line) station a short walk away, four Hubway stations, designated bike lanes, an EZ ride and private Cambridge Crossing shuttle, walking paths and acres of green spaces. In addition, Cambridge Crossing is approximately 3.5 miles from the Boston Logan International Airport.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

350 and 450 Water Street Cambridge, MA 02141	Collateral Asset Summary – Loan No. 2 CX – 350 & 450 Water Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$94,000,000 41.7% 3.50x 9.9%

The below table presents the submarket statistics for the laboratory and office space in the Cambridge market.

Laboratory Submarket Statistics(1)
Submarket	Inventory	Overall Vacancy Rate	Direct Vacancy Rate	YTD Construction Completions	YTD Overall Absorptions	Under Construction	Direct Avg. Rent	Direct Avg. Rent (Class A)
Alewife	1,192,000	1.0%	0.0%	0	100,681	3,100,000	$71.00	N/A
East Cambridge	7,397,000	1.3%	0.0%	0	(56,745)	2,304,000	$105.81	$105.81
Mid Cambridge	3,934,000	1.3%	0.0%	0	(41,966)	0	$82.88	$81.07
Total/Wtd. Avg.	12,523,000	1.0%	0.0%	0	1,970	5,404,000	$100.40	$104.14
(1)	Source: Appraisal.

Office Submarket Statistics(1)
Submarket	Inventory	Overall Vacancy Rate	Direct Vacancy Rate	YTD Construction Completions	YTD Overall Absorptions	Under Construction	Direct Avg. Rent	Direct Avg. Rent (Class A)
Alewife	1,652,770	5.6%	3.6%	0	37,442	0	$59.92	$60.22
East Cambridge	8,207,363	7.2%	2.8%	0	196,420	1,235,423	$82.60	$82.29
Mid Cambridge	2,175,363	6.8%	3.7%	0	(40,073)	0	$65.07	$80.56
Total/Wtd. Avg.	12,035,496	6.9%	3.0%	0	193,789	1,235,423	$75.07	$79.92
(1)	Source: Appraisal.

The laboratory lease comparables range in size from 40,000 sq. ft. to 260,000 sq. ft. with lease terms ranging from 5 to 15 years. The comparables exhibit a range in rents from $88.50 to $105.00 PSF, with an average of $95.20 PSF on a net basis. Free rent concessions ranged from 0 to 12 months, averaging 1.71 months with tenant improvement allowances ranging from $0.00 to $225.00 PSF, an average of $182.14 PSF.

The appraiser concluded to a market rent of $110.00 PSF at 350 Water Street, which is a 44.9% premium to the in-place rent of $75.90 PSF.

The following table summarizes the comparable laboratory leases in the surrounding market.

Summary of Comparable Laboratory Leases(1)
Property	Location	Year Built	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Rent Steps	TI PSF
350 Water Street(2)	Cambridge, MA	2021(3)	Aventis Inc.	Jul-21	15.0	Net	511,157	$75.90	2.50%	$250.00
Seaport Labs	Boston, MA	2023	Eli Lilly LOI	Jan-23	15.0	Net	165,000	$103.00	3.00%	$210.00
201 Brookline Avenue	Boston, MA	2022	Verve Therapeutics	Jun-22	15.0	Net	105,000	$91.00	3.00%	$225.00
Cambridge Crossing EF	Cambridge, MA	2023	Bristol Myers Squibb	May-22	15.0	Net	40,000	$105.00	2.75%	$225.00
238 Main Street	Cambridge, MA	2021	Beam Therapeutics	Aug-21	12.0	Net	122,620	$96.50	3.00%	$190.00
65 Landsdowne Street	Cambridge, MA	2001	Brigham and Women’s	Feb-21	5.0	Net	112,410	$100.00	3.00%	$0.00
Cambridge Crossing EF	Cambridge, MA	2023	Bristol Myers Squibb	Aug-20	15.0	Net	260,000	$88.50	2.50%	$225.00
Cambridge Crossing	Cambridge, MA	2019	Cereval	Feb-20	10.0	Net	59,865	$92.00	3.00%	$200.00
Total/Wtd. Avg.(4)					12.4		123,556	$95.20		$186.20
(1)	Source: Appraisal.

(2)	Based on the rent roll dated November 6, 2021.

(3)	The 350 Water Street building is in the process of finishing construction with the base building substantial completion date expected in the second quarter of 2022. We cannot assure you the base building construction will be completed as expected or at all.

(4)	The Total/Wtd. Avg. excludes the 350 Water Street building.

The office lease comparables range in size from 47,304 sq. ft. to 581,538 sq. ft. and have lease terms ranging from 10 to 15 years. The lease comparables exhibit a range in rents from $64.95 to $100.00 PSF, with an average of $79.16 PSF on a net basis. Free rent concessions ranged from 0 to 8 months, averaging two months with tenant improvement allowances ranging from $0.00 to $161 PSF, an average of $66.00 PSF. The Google lease ($88.50) and Bluebird Bio ($100) are most comparable to the 450 Water Street building due to their Cambridge locations but warrant slight downward adjustments as they are in Kendall Square.

The appraiser concluded to a market rent of $85.00 PSF at 450 Water Street, which is a 28.8% premium to the in-place rent of $66.00 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

350 and 450 Water Street Cambridge, MA 02141	Collateral Asset Summary – Loan No. 2 CX – 350 & 450 Water Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$94,000,000 41.7% 3.50x 9.9%

The following table summarizes the comparable office leases in the surrounding market.

Summary of Comparable Office Leases(1)
Property	Location	Year Built	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Rent Steps	TI PSF
450 Water Street(2)	Cambridge, MA	2021(3)	Aventis Inc.	Nov-21(4)	15.0	Net	404,076	$66.00	2.50%	$175.00
Seaport Labs I	Boston, MA	2023	Foundation Medicine (Shell)	Sep-23	15.0	Net	581,538	$69.50	2.50%	$0.00
1001 Boylston Street	Boston, MA	2022	CarGurus	Jun-23	15.0	Net	225,428	$64.95	$1.30/SF	$161.00
Google HQ	Cambridge, MA	2022	Google	Apr-22	15.0	Net	385,423	$88.50	$1.00/SF	$84.00
222 Berkeley Street	Boston, MA	1991	GW&K Investments	Feb-21	10.0	Net	47,304	$72.00	2.00%	$85.00
Alexandria Center	Cambridge, MA	2017	Bluebird Bio	Jan-21	10.0	Net	267,000	$100.00	3.00%	$0.00
Total/Wtd. Avg.(5)					13.0		301,339	$79.16		$48.24
(1)	Source: Appraisal.

(2)	Based on the rent roll dated October 14, 2021.

(3)	The 450 Water Street building is currently in the process of finishing its construction with the base building substantial completion date expected in the fourth quarter of 2021. We cannot assure you that the base building work will be completed as expected or at all.

(4)	The commencement of the lease at 450 Water Street, which is tied to base building substantial completion, will occur the later of (i) November 10, 2021 and (ii) the date that is 46 days prior to the substantial completion date for the base building work.

(5)	The Total/Wtd. Avg. excludes the 450 Water Street building.

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent(2)	$65,465,832	$71.53
Straight Line Base Rent Average(3)	13,436,165	$14.68
Gross Potential Rent	$78,901,997	$86.21
Tenant Recoveries	11,768,903	$12.86
Total Recoveries	$11,768,903	$12.86
Other Income	$3,673,555	$4.01
Total Gross Income	$94,344,455	$103.08
Vacancy	(1,415,167)	($1.55)
Effective Gross Income	$92,929,288	$101.54
Total Fixed Expenses	$7,998,329	$8.74
Total Variable Expenses	$4,227,428	$4.62
Total Expenses	$12,225,756	$13.36
Net Operating Income	$80,703,532	$88.18
Reserves for Replacements	137,285	$0.15
TI/LC	0	$0.00
Net Cash Flow	$80,566,247	$88.03
(1)	Historical financial information and occupancy is not available because the CX - 350 & 450 Water Street Property is currently being built. As of October 8, 2021, the base building work for the CX – 350 & 450 Water Street Property is 90% complete.

(2)	Based on the in-place rent roll dated October 14, 2021 for contractual leases. The rent commencement date for the 350 Water Street property was in July 2021. The rent commencement date of the lease at 450 Water Street is tied to substantial completion, with it occurring the later of (i) November 10, 2021 and (ii) the date that is 46 days prior to the substantial completion date for the base building work. At loan origination, the borrowers reserved approximately $10,732,231 into a gap rent reserve for the Aventis Inc. lease related to the 450 Water Street property.

(3)	Straight-line average rent credit for Aventis Inc. (Sanofi, investment grade rated parent company) through its lease term, including parking income rent adjusted for increases of 2.0% adjusted for CPI. The straight-line rent averages result in an average NNN base rent of $90.99 PSF for the 350 Water Street lease and $78.98 PSF for the 450 Water Street lease over the life of the lease.

Property Management. The CX - 350 & 450 Water Street Property is managed by Divco West Real Estate Services, Inc., an affiliate of one of the borrower sponsors.

Lockbox / Cash Management.  The CX - 350 & 450 Water Street Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deliver tenant direction letters instructing all tenants to deposit rents into a lender-controlled lockbox account. The borrowers are required to cause all rents to be deposited directly into the lender-controlled lockbox account. All funds received by the borrowers or the manager are required to be deposited in the lockbox account within two business days following receipt. During the continuance of a Trigger Period (as defined below), funds on deposit in the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account. Prior to the ARD, all excess cash is required to be transferred to a lender-controlled account as additional collateral for the CX - 350 & 450 Water Street Whole Loan, subject to certain permitted uses by the borrowers described in the loan documents, and except as described below with respect to a Lease Sweep Period. If the CX - 350 & 450 Water Street Whole Loan is not paid by the ARD, from and after the ARD, the CX - 350 & 450 Water Street Whole Loan will accrue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

350 and 450 Water Street Cambridge, MA 02141	Collateral Asset Summary – Loan No. 2 CX – 350 & 450 Water Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$94,000,000 41.7% 3.50x 9.9%

interest at the Adjusted Interest Rate; however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred.

After the ARD, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the CX – 350 & 450 Water Street Whole Loan, first to the CX – 350 & 450 Water Street Senior Notes and then to the CX – 350 & 450 Water Street Junior Notes, until the outstanding principal balance has been reduced to zero, then to any excess interest until the excess interest has been reduced to zero and then to any other indebtedness due under the CX – 350 & 450 Water Street Whole Loan until the other indebtedness has been reduced to zero.

A “Trigger Period” will commence upon (i) the ARD, (ii) the occurrence of an event of default under the CX - 350 & 450 Water Street Whole Loan until cured, (iii) on any date from and after December 31, 2022, the debt service coverage ratio is less than 1.75x based on the CX - 350 & 450 Water Street Whole Loan as of two consecutive calendar quarters, and will end upon the earlier to occur of (a) the debt service coverage ratio based on the CX - 350 & 450 Water Street Whole Loan is equal to or greater than 1.75x for two consecutive calendar quarters or (b) the funds on deposit in the cash collateral account are equal to the sum of (x) $25,557,850, to the extent the 350 Water Street property has not been released and (y) $20,203,800, to the extent the 450 Water Street property has not been released, and (iv) the commencement of a Lease Sweep Period.

A “Lease Sweep Period” will commence (prior to the ARD), upon (i) the earliest to occur of (a) the date that is 12 months prior to the earliest stated expiration of the Lease Sweep Lease (as defined below), (b) the last date under such Lease Sweep Lease that the tenant has the right to give notice of its exercise of a renewal option, (c) with respect to any Lease Sweep Lease that is a Short Term Qualifying Lease (as defined below), the date that is 12 months prior to the ARD and (d) with respect to any Lease Sweep Lease that is a Short Term Qualifying Lease, the date that the lender reasonably determines that a Lease Sweep Period commences in order for the aggregate amount of available cash that is projected to be deposited into the rollover account for the period commencing on such date through the ARD or early surrender of a Lease Sweep Lease (or any material portion thereof) prior to its then current expiration date or the receipt by the applicable borrower or manager of written notice from the tenant under a Lease Sweep Lease of its intent to effect an early termination, early cancellation or early surrender of such Lease Sweep Lease prior to its then current expiration date; (iii) solely with respect to any Lease Sweep Lease under which neither the tenant thereunder, nor any guarantor of all of the tenant’s obligations thereunder, is an investment grade entity, if such tenant has ceased operating its business (i.e., “goes dark”) in a majority of its leased space at the applicable property and the same has not been subleased, on the origination date or thereafter in accordance with the terms of the loan documents, pursuant to a sublease on the same or substantially similar or better terms as the applicable Lease Sweep Lease; (iv) a monetary or material non-monetary default under a Lease Sweep Lease by the tenant; or (v) the occurrence of an insolvency proceeding.

A Lease Sweep Period will end upon, (A) in the case of clauses (i)(a), (i)(b), (i)(c), and/or (i)(d) above, the entirety of the Lease Sweep Lease space is leased pursuant to one or more qualified leases and in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account, (B) in the case of clause (i)(a) above, the date on which the tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option or otherwise extends its Lease Sweep Lease in accordance with the terms of the loan documents with respect to all of its Lease Sweep Space, and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account, (C) in the case of clause (ii) above, if the tenant under the applicable Lease Sweep Lease rescinds in writing the exercise of its notice exercising its early termination, cancellation or surrender right or option, (D) in the case of clause (iii) above, the circumstances giving rise to a Lease Sweep Period under clause (iii) no longer exist; (E) in the case of clause (iv) above, the date on which the subject default has been cured; (F) in the case of clause (v) above, either (x) the applicable insolvency proceeding has terminated or (y) the applicable Lease Sweep Lease has been assumed or assumed and assigned to a third party in a manner reasonably satisfactory to the lender; (G) in the case of clauses (i), (ii), (iii), (iv) and/or (v) above, the properties have achieved a debt yield of not less than 6.0% and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account; or (H) in the case of clauses (i), (ii), (iii), (iv) and/or (v) above, the date on which funds in the rollover account collected with respect to the Lease Sweep Space in question is equal to the Lease Sweep Deposit Amount applicable to such Lease Sweep space.

A “Lease Sweep Lease” means (i) the Aventis Inc. lease at 350 Water Street property, (ii) the Aventis Inc. lease at the 450 Water Street property or (iii) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates covers the majority of the Lease Sweep Lease space.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

A “Lease Sweep Deposit Amount” means an amount equal to the total rentable sq. ft. of the applicable Lease Sweep Lease space that is the subject of a Lease Sweep Period multiplied by $50.00.

A “Short Term Qualifying Lease” means any qualified lease that has an initial term which does not extend at least two years beyond the ARD.

Initial and Ongoing Reserves.  At loan origination, the borrowers deposited approximately (i) $52,062,079 into an existing TI/LC reserve, (ii) $86,650,891 into a base building work reserve and (ii) $10,732,231 into an Aventis rent reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

350 and 450 Water Street Cambridge, MA 02141	Collateral Asset Summary – Loan No. 2 CX – 350 & 450 Water Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$94,000,000 41.7% 3.50x 9.9%

Tax Reserve – During a Trigger Period, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes.

Insurance Reserve – During a Trigger Period, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums, unless an acceptable blanket policy is in effect.

Rollover Reserve – During a Lease Sweep Period, all available cash will be swept into the deposit account held by the lender, which will be transferred to the rollover reserve.

Current Mezzanine or Subordinate Indebtedness. The CX - 350 & 450 Water Street Junior Notes have an aggregate outstanding principal balance as of the Cut-off Date of $411.0 million and accrue interest at a fixed rate of 2.79200% per annum. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—CX - 350 & 450 Water Street Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. The CX - 350 & 450 Water Street Whole Loan documents allow, on any business day after December 6, 2023, any borrower to obtain the release of its respective property in connection with a bona fide third-party sale upon: (i) (a) the borrowers must partially prepay (with the prepayment fee) or partially defease the CX – 350 & 450 Water Street Whole Loan in an amount equal to, with respect to the release of the 350 Water Street property, 110% of the allocated loan amount and (b) with respect to the release of the 450 Water Street property, 105% of the allocated loan amount so long as after giving effect to such release, (ii) the debt service coverage ratio is equal to or greater than the greater of the debt service coverage ratio on the CX – 350 & 450 Water Street Whole Loan preceding such release and 1.90x and (iii) certain REMIC related conditions are satisfied. The allocated loan amount for the 350 Water Street property is $720,300,000 and the allocated loan amount for the 450 Water Street property is $504,700,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1115 46th Avenue Long Island City, NY 11101	Collateral Asset Summary – Loan No. 3 Townhouse on the Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,900,000 56.9% 2.12x 7.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1115 46th Avenue Long Island City, NY 11101	Collateral Asset Summary – Loan No. 3 Townhouse on the Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,900,000 56.9% 2.12x 7.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1115 46th Avenue Long Island City, NY 11101	Collateral Asset Summary – Loan No. 3 Townhouse on the Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,900,000 56.9% 2.12x 7.0%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Borrower Sponsor:	GDC Properties
Borrower:	GDC LIC Owner LLC
Original Balance:	$77,900,000
Cut-off Date Balance:	$77,900,000
% by Initial UPB:	8.2%
Interest Rate:	3.23800%
Payment Date:	1st of each month
First Payment Date:	December 1, 2021
Maturity Date:	November 1, 2031
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), D(90), O(6)
Lockbox / Cash Management:	Springing / Springing

Reserves(1)
	Initial	Monthly	Cap
Taxes:	$101,486	$50,743	NAP
Insurance:	$0	$9,702	NAP
Replacement:	$0	$0	NAP
TI/LC:	$0	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Long Island City, NY
Year Built / Renovated:	2020 / NAP
Total Units:	75
Property Management:	GDC Properties, LLC
Underwritten NOI:	$5,432,248
Underwritten NCF:	$5,417,248
Appraised Value:	$137,000,000
Appraisal Date:	July 27, 2021

Historical NOI(2)
Most Recent NOI:	NAV
2020 NOI:	NAV
2019 NOI:	NAV
2018 NOI:	NAV

Historical Occupancy(2)
Most Recent Occupancy:	96.0% (August 17, 2021)
2020 Occupancy:	NAV
2019 Occupancy:	NAV
2018 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Unit Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$77,900,000	$1,038,667 / $1,308,667	56.9% / 56.9%	2.12x / 2.12x	7.0% / 7.0%	7.0% / 7.0%

(1)	See “Initial and Ongoing Reserves” herein.

(2)	Historical NOI and Historical Occupancy are not available because the Townhouse on the Park Property (as defined below) was constructed in 2020.

The Loan. The mortgage loan (the “Townhouse on the Park Loan”) has an original principal balance and outstanding principal balance as of the Cut-off Date of $77,900,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a newly constructed 75 unit multifamily property located in Long Island City, New York (the “Townhouse on the Park Property”).

The Townhouse on the Park Loan has an original term of 120-months and a remaining term of 120-months as of the Cut-off Date. The Townhouse on the Park Loan requires interest-only payments during its entire term and accrues interest at the rate of 3.23800% per annum. The proceeds of the Townhouse on the Park Loan were used to pay off approximately $76.4 million of existing debt, return equity to the borrower sponsor, pay closing costs and fund upfront reserves.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$77,900,000	100.0%	Loan Payoff	$76,448,510	98.1%
			Closing Costs	776,115	1.0
			Return of Equity	573,889	0.7
			Reserves	101,486	0.1
Total Sources	$77,900,000	100.0%	Total Uses	$77,900,000	100.0%

The Borrower and the Borrower Sponsor. The borrower is GDC LIC Owner LLC, a New York limited liability company and special purpose entity, with a 100% managing member, which is a Delaware limited liability company that is a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Townhouse on the Park Loan.

The borrower sponsor is GDC Properties and the nonrecourse carve-out guarantor is Samuel Ginsburg, co-chairman of GDC Properties. GDC Properties has been in operation since 1994 and specializes in the development, management and acquisition of residential and commercial income properties. GDC Properties owns and manages a diverse portfolio of retail, multifamily, mixed-use and hotel properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1115 46th Avenue Long Island City, NY 11101	Collateral Asset Summary – Loan No. 3 Townhouse on the Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,900,000 56.9% 2.12x 7.0%

The Property. The Townhouse on the Park Property is a four-story, Class A, 75-unit, luxury rental building located on 11th Street between 45th Road and 46th Avenue in the Long Island City neighborhood of Queens, New York. The Townhouse on the Park Property’s two- and three-bedroom duplexes have an average size of approximately 1,966 sq. ft. and feature luxury lacquer and wood cabinets, stone countertops, in-place islands and whirlpool stainless steel appliances. The Townhouse on the Park Property’s lower duplexes offer finished basements with a half bath and private backyards, while upper duplexes have an extra penthouse level with a wet bar and refrigerator, as well as a private roof deck outfitted in granite pavers and an AstroTurf lawn. Amenities at the Townhouse on the Park Property also include a full gym, courtyard lawn, live-in superintendent, secure keyless entry and video intercoms, along with a Hello Package smart delivery service and a front exterior steps snowmelt system. The borrower sponsor acquired the Townhouse on the Park Property in 2014 and completed construction in 2020 at a total cost basis of $137.4 million. Despite the ongoing COVID-19 pandemic, the Townhouse on the Park Property was leased up to nearly full occupancy. The 75 units are currently 96.0% occupied as of the August 2021 rent roll.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Annual Rent per Sq. Ft.(2)
2 BR	5	6.7%	100.0%	2,000	$6,730	$40.38
3 BR	70	93.3%	95.7%	1,964	$7,683	$46.94
Total / Wtd Avg.	75	100.0%	96.0%	1,966	$7,617	$46.50

(1)	Based on the underwritten rent roll dated August 17, 2021.

(2)	Calculated on an annual basis.

COVID-19 Update. As of October 1, 2021, the Townhouse on the Park Loan is not subject to any modification or forbearance request. Rent collections for August 2021 were 100%. No tenants received rent deferrals or lease modifications. The first payment date of the Townhouse on the Park Loan is December 1, 2021. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Environmental Matters. According to a Phase I environmental report dated July 22, 2021, there are no recognized environmental conditions at the Townhouse on the Park Property. The Phase I identified a controlled recognized environmental condition due to impacts to the soil and groundwater, and the presence of vapor concerns at the Townhouse on the Park Property from historical operations, potential urban fill, and surrounding sites. The environmental report recommended continued compliance with the New York State Department of Environmental Conservation-approved Site Management Plan, including annual groundwater monitoring, biennial inspection certification of the asphalt/concrete cap at the Townhouse on the Park Property, and restriction of groundwater use at the Townhouse on the Park Property.

The Market. The Townhouse on the Park Property is located on the entire eastern blockfront of 11th Street between 45th Road and 46th Avenue across the street from Murray Park in Long Island City, in the Northwest Queens multifamily market. According to the appraisal, the Northwest Queens multifamily market had a total inventory of 4,022 units, a vacancy rate of 6.7%, and an average monthly asking rent of $2,738 as of March 2021. Additionally, the average annual rental rate for new luxury rental in Long Island City has increased from approximately $45 to $48 PSF in 2015 to $65 to $75 PSF in the first half of 2021. Long Island City is served by two New York City subways, public bus service, the Long Island Expressway, the Brooklyn-Queens Expressway and the expanded ferry service that commenced in 2017. Additionally, the Court Square-23rd Street subway station is located approximately two blocks northeast of the Townhouse on the Park Property and provides access to the E and M trains. According to the appraisal, Long Island City’s subway lines allow access to Midtown Manhattan, Hudson Yards and the Chelsea tech corridor.

The median household income within a one-mile radius is approximately $121,425. According to the appraisal, the reduction of Manhattan rental inventory and the increase in rental rates has increased housing demand in Long Island City. The appraisal identified 11 comparable multifamily leases with annual base rents for two-bedroom units ranging from $55.43 to $72.75 PSF with a weighted average of $62.49 PSF and annual base rents for three-bedroom units ranging from $54.41 to $69.94 PSF with a weighted average of $61.99 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1115 46th Avenue Long Island City, NY 11101	Collateral Asset Summary – Loan No. 3 Townhouse on the Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,900,000 56.9% 2.12x 7.0%

Competitive/Comparable Multifamily Properties(1)
Property Name	Number of Units	Year Built	Occupancy	Beds	Unit Size (SF)	Monthly Rent Per Unit	Annual Rent Per Sq. Ft.(3)
Townhouse on the Park(2)	75	2020	96.0%	2 BR	2,000	$6,730	$40.38
Long Island City, NY				3 BR	1,964	$7,683	$46.94
The Hayden	974	2017	84.1%	2 BR	946	$4,965	$62.98
Long Island City, NY
Eagle Lofts	790	2018	87.6%	2 BR	1,048	$5,284	$60.50
Long Island City, NY
Linc LIC	591	2013	75.0%	2 BR	975	$4,837	$59.53
Long Island City, NY				3 BR	1,364	$6,720	$59.12
Jackson Park Apartment Complex	1,871	2019	100.0%	2 BR	1,075	$6,108	$68.21
Long Island City, NY				3 BR	1,201	$7,000	$69.94
Halo LIC	284	2016	86.6%	2 BR	919	$5,219	$68.12
Long Island City, NY				3 BR	1,296	$5,878	$54.41
Tower 28	450	2018	79.2%	2 BR	986	$4,910	$59.76
Long Island City, NY				3 BR	1,305	$7,014	$64.50
1QPS	391	2017	97.7%	2 BR	767	$4,650	$72.75
Long Island City, NY
Watermark LIC	168	2017	91.0%	2 BR	985	$4,550	$55.43
Long Island City, NY
The Forge	272	2017	88.4%	2 BR	941	$4,503	$57.42
Long Island City, NY
27 on 27th	142	2013	99.2%	2 BR	967	$4,825	$59.88
Long Island City, NY
Bevel LIC	202	2019	95.9%	2 BR	906	$4,740	$62.80
Long Island City, NY
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll as of August 17, 2021.

(3)	Calculated on an annual basis.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Townhouse on the Park Property:

Appraisal’s Concluded Market Rent
Unit Type	Market Rent
Two Bedroom	$7,000 per month
Three Bedroom	$8,000 per month

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W per Unit
Base Rent	$6,581,100	87,747.99
Vacant Income	285,382	3,805.09
Gross Potential Income	$6,866,481	91,553.08
Less: Vacancy	(343,324)	(4,577.65)
Effective Gross Income	$6,523,157	86,975.43
Total Fixed Expenses	$725,340	9,671.20
Total Operating Expenses	$365,570	4,874.26
Net Operating Income	$5,432,248	72,429.97
Replacement Reserves	15,000	200.00
Net Cash Flow	$5,417,248	72,229.97

(1)	Historical financial information is not available for the Townhouse on the Park Property as the property was constructed in 2020.

Property Management.   The Townhouse on the Park Property is currently managed by GDC Properties, LLC, an affiliate of the borrower.

Lockbox / Cash Management.   The Townhouse on the Park Loan documents require a springing lockbox and springing cash management. The borrower is required upon the occurrence of a Cash Sweep Event (as defined below) to, or cause the property manager to deposit all amounts constituting residential rents from the Townhouse on the Park Property into the lockbox account. During the continuance of a Cash Sweep Event, all funds on deposit in the lockbox account are required to be transferred to the cash management account on a daily basis, at which point, following payment of taxes and insurance, debt service, required reserves and operating expenses, all funds are required to be deposited into an excess cash flow reserve, to be held as additional collateral and disbursed in accordance with the terms of the Townhouse on the Park Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1115 46th Avenue Long Island City, NY 11101	Collateral Asset Summary – Loan No. 3 Townhouse on the Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,900,000 56.9% 2.12x 7.0%

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default under the Townhouse on the Park Loan documents or (ii) a bankruptcy action of the borrower or the borrower’s managing member or an affiliated property manager.

A Cash Sweep Event may be cured as follows: (a) with respect to clause (i) above, the acceptance by the lender of a cure of such event of default; and (b) with respect to clause (ii) above, solely with respect to the property manager, if the borrower replaces the affiliated property manager with a qualified manager (as fully described in the Townhouse on the Park Loan documents) under a replacement management agreement within 60 days; provided, however, (1) no event of default has occurred and is continuing, (2) a Cash Sweep Event may be cured no more than a total of five times during the term of the Townhouse on the Park Loan, and (3) a bankruptcy event caused by the borrower may not be cured.

Initial and Ongoing Reserves.  At origination, the borrower deposited $101,486 into a real estate tax reserve.

Real Estate Taxes and Insurance Reserves – On each payment date, the borrower is required to make monthly deposits into: (i) a reserve for real estate taxes in an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay such taxes over the then succeeding 12-month period and (ii) if the liability or casualty policy maintained by borrower covering the Townhouse on the Park Property does not constitute an approved blanket or umbrella policy as required by the Townhouse on the Park Loan documents, a reserve for insurance premiums in an amount equal to 1/12 of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period meeting the requirements of the Townhouse on the Park Loan documents.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2001 Diamond Boulevard Concord, CA 94520	Collateral Asset Summary – Loan No. 4 The Veranda	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.7% 3.41x 10.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2001 Diamond Boulevard Concord, CA 94520	Collateral Asset Summary – Loan No. 4 The Veranda	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.7% 3.41x 10.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2001 Diamond Boulevard Concord, CA 94520	Collateral Asset Summary – Loan No. 4 The Veranda	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.7% 3.41x 10.6%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Borrower Sponsors(1):	California State Teachers Retirement
System; CenterCal, LLC
Borrower:	Concord CenterCal Owner, LLC
Original Balance(2):	$70,000,000
Cut-off Date Balance(2):	$70,000,000
% by Initial UPB:	7.4%
Interest Rate:	2.99000%
Payment Date:	5th of each month
First Payment Date:	November 5, 2021
Maturity Date:	October 5, 2031
Amortization:	Interest Only
Additional Debt(2):	$30,000,000 Pari Passu Debt
Call Protection(3):	L(24), YM1(1), DorYM1(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
TI/LC:	$0	Springing	$1,096,677
Other:	$979,702	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Concord, CA
Year Built / Renovated:	2017-2018 / NAP
Total Sq. Ft.:	365,559
Property Management:	CenterCal Properties, LLC
Underwritten NOI(5):	$10,588,787
Underwritten NCF(5):	$10,351,173
Appraised Value:	$197,100,000
Appraisal Date:	August 19, 2021

Historical NOI(6)
Most Recent NOI:	$9,884,188 (T-12 July 31, 2021)
2020 NOI:	$8,053,843 (December 31, 2020)
2019 NOI:	$6,310,473 (December 31, 2019)
2018 NOI(7):	NAV

Historical Occupancy(6)
Most Recent Occupancy:	95.5% (October 1, 2021)
2020 Occupancy:	89.0% (December 31, 2020)
2019 Occupancy:	86.5% (December 31, 2019)
2018 Occupancy(7):	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$70,000,000
Pari Passu Notes	30,000,000
Whole Loan	$100,000,000	$274 / $274	50.7% / 50.7%	3.49x / 3.41x	10.6% / 10.4%	10.6% / 10.4%
(1)	There is no separate non-recourse carveout guarantor or environmental indemnitor for The Veranda Whole Loan (as defined below).

(2)	The Veranda Loan (as defined below) is part of The Veranda Whole Loan evidenced by two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $100.0 million. For additional information, see “The Whole Loan Summary” chart herein.

(3)	The defeasance lockout period will be at least 24 payments beginning with and including the first payment date of November 5, 2021. The borrower has the option to defease The Veranda Whole Loan, in whole, at any time after the second anniversary of the securitization closing date of the last note to be securitized. The Veranda Whole Loan may be prepaid in whole at any time on or after November 5, 2023, subject to the payment of the applicable yield maintenance premium if such prepayment occurs prior to July 5, 2031.

(4)	See “Initial and Ongoing Reserves” herein.

(5)	Underwritten NOI and Underwritten NCF are inclusive of (i) contractual rent steps through September 2022 in the amount of $85,758 and (ii) straight-line average rent through the lease term for investment grade tenants in the amount of $109,729.

(6)	The increase from 2019 NOI through Most Recent NOI and from Most Recent NOI to Underwritten NOI and the increase from 2019 Occupancy through Most Recent Occupancy is primarily attributable to the initial lease-up of The Veranda Property (as defined below) upon completion of construction in 2018.

(7)	2018 NOI and 2018 Occupancy figures are not available as The Veranda Property was developed by the borrower sponsors from 2017 to 2018.

The Loan.   The mortgage loan (“The Veranda Loan”) is part of a whole loan (“The Veranda Whole Loan”) comprised of two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $100.0 million, secured by a first mortgage encumbering the borrower’s fee simple interest in a 365,559 sq. ft. anchored retail center comprised of 12 buildings and anchored by Whole Foods Market, Veranda Cinema, Dave & Buster’s and LA Fitness located in Concord, California (“The Veranda Property”). Note A-1, with an outstanding principal balance as of the Cut-off Date of $70.0 million, is being contributed to the Benchmark 2021-B30 trust and constitutes The Veranda Loan. The remaining note is expected to be contributed to one or more future securitization trusts or may otherwise be transferred at any time. The Veranda Whole Loan has an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Veranda Whole Loan requires interest-only payments during its entire term and accrues interest at a rate of 2.99000% per annum.

The below table summarizes the promissory notes that comprise the Veranda Whole Loan. The relationship between the holders of The Veranda Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	Benchmark 2021-B30	Yes
A-2	30,000,000	30,000,000	JPMCB(1)	No
Whole Loan	$100,000,000	$100,000,000

(1) The related note is currently held by JPMCB and is expected to be contributed to one or more future securitizations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2001 Diamond Boulevard Concord, CA 94520	Collateral Asset Summary – Loan No. 4 The Veranda	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.7% 3.41x 10.6%

The proceeds of The Veranda Whole Loan were used to pay off approximately $90.5 million of existing debt, return approximately $7.8 million of equity to the borrower sponsors, fund reserves and pay origination costs.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$100,000,000	100.0%	Loan Payoff	$90,496,593	90.5%
			Return of Equity	7,840,074	7.8
			Upfront Reserves	979,702	1.0
			Closing Costs	683,632	0.7
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%

The Borrower and Borrower Sponsors. The borrower is Concord CenterCal Owner, LLC a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Veranda Whole Loan. The borrower is indirectly owned or controlled by a joint venture between the two borrower sponsors, California State Teachers Retirement System (“CalSTRS”) and CenterCal, LLC (“CenterCal”). CalSTRS is the largest educator-only pension fund in the world, the second largest pension fund in the United States and as of August 31, 2021, had a market value of approximately $318.4 billion. As of June 30, 2020, approximately 14.2% of CalSTRS’ portfolio was allocated to real estate, totaling approximately $34.99 billion of net asset value. CalSTRS was established by law in 1913 to provide retirement benefits to California’s public school educators from prekindergarten through community college. CALSTRS provides retirement, disability and survivor benefits to California’s more than 975,000 public school educators and their families. CenterCal, founded in 2004 by Fred Bruning and Jean Paul Wardy, is a full-service commercial real estate company in the business of investing, developing, leasing and managing its projects. CenterCal has over 150 employees in five states across the Western United States. CenterCal is best known for developing properties in the western United States with a strategy of “placemaking,” which emphasizes the importance of developing spaces with a sense of community.

There is no separate non-recourse carveout guarantor or environmental indemnitor for The Veranda Whole Loan, and the single purpose entity borrower is the sole party responsible for breaches or violations of the non-recourse carve-out provisions in the related Veranda Whole Loan documents, including the environmental indemnity. At origination, the borrower sponsors provided a secured lender environmental policy from Ironshore Specialty Insurance Company, with an expiration date of October 5, 2022, with the lender as the named insured, with per incident and aggregate limits of $10,000,000 and a $50,000 per incident self-insured retention. The borrower is required, under The Veranda Whole Loan documents, to maintain such policy, either by renewal, extension or replacement, through October 5, 2034.

The Property. The Veranda Property is a 365,559 sq. ft. Class A regional retail center anchored by Whole Foods Market, Veranda Cinema, Dave & Buster’s and LA Fitness. The Veranda Property is located along 2001 Diamond Boulevard with frontage on Galaxy Way and visibility from Interstate 680 in Concord, California. The Veranda Property consists of 12 buildings constructed from 2017 to 2018. The Veranda Property contains 1,466 parking spaces for a ratio of 4.01 spaces per 1,000 square feet. The Veranda Property serves as a mixed-use open-air retail center in the East Bay’s newest destination for next-generation shopping, dining and entertainment. The Veranda Property features unique architecture, local art and play spaces, including Northern California’s first-ever Luckey Climber, a climbing structure offering adventure to kids of all ages.

The borrower sponsors acquired the site in 2015 and developed The Veranda Property from 2017 to 2018 for a total cost of approximately $191.6 million ($524 PSF). The borrower sponsors have since invested approximately $42.0 million in capital expenditures and leasing costs, resulting in a total cost basis of approximately $233.5 million ($639 PSF).

As of October 1, 2021, The Veranda Property was 95.5% leased to 46 tenants. The weighted average remaining lease term across tenants at The Veranda Property is 9.4 years. Despite the ongoing COVID-19 pandemic, 13 new leases totaling over 31,000 square feet (8.5% of net rentable area) have commenced at The Veranda Property since October 2020. The borrower sponsors are focused on creating an experience-driven, mixed-use destination in Concord, California. The borrower sponsors anticipate continuing to create a contemporary shopping experience where individuals can relax, shop, dine or attend special events.

COVID-19 Update. As of October 1, 2021, The Veranda Property is open and operational and The Veranda Whole Loan is not subject to any modification or forbearance requests. The first payment date for The Veranda Whole Loan is November 5, 2021. As of October 1, 2021, The Veranda Property is open and operational. Since the onset of the COVID-19 pandemic, the borrower sponsors have provided, beginning in April 2020, rent abatements and deferrals for a number of tenants in the aggregate amount equal to approximately $1,399,962. The rent deferrals and abatement periods for most of the tenants have expired, with certain of the tenants obligated to repay the deferred base rents in monthly installments. Currently, Dave & Busters is benefitting from a base rent deferral through December 2021, which Dave & Busters will be required to repay in monthly installments through 2029. In addition, Veranda Cinema, which as of July 2021 was in arrears on its rent payments, negotiated a base rent abatement permitting Veranda Cinema to abate a portion of its unpaid monthly rent payments for months of April 2020 through June 2021 in exchange for a one-time lump-sum payment of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2001 Diamond Boulevard Concord, CA 94520	Collateral Asset Summary – Loan No. 4 The Veranda	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.7% 3.41x 10.6%

approximately $1.5 million. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Tenant Summary.

Tenant Summary(1)(2)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(3)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(4)	% of Total U/W Base Rent(4)	Lease Expiration	TTM June 2021 Sales PSF	TTM Occupancy Cost
Dave & Buster’s(5)	NR / NR / NR	47,014	12.9%	$23.83	9.0%	9/30/2034	NAV	NAV
Veranda Cinema	NR / NR / NR	40,683	11.1%	$30.10	9.8%	12/31/2037	NAV	NAV
LA Fitness	NR / NR / NR	34,183	9.4%	$23.50	6.5%	2/28/2033	NAV	NAV
365 By Whole Foods Market	A1 / AA- / AA	30,000	8.2%	$24.96	6.0%	12/31/2037	NAV	NAV
T.J. Maxx	A2 / NR / A	23,089	6.3%	$18.82	3.5%	10/31/2027	NAV	NAV
Cost Plus®, World Market®	NR / NR / NR	18,000	4.9%	$31.53	4.6%	1/31/2028	NAV	NAV
Old Navy, LLC	Ba3 / NR / BB	17,500	4.8%	$23.50	3.3%	6/30/2023	$306	7.4%
Barnes & Noble	NR / NR / NR	12,279	3.4%	$26.50	2.6%	5/31/2029	NAV	NAV
Yard House	NR / NR / NR	9,780	2.7%	$40.00	3.1%	4/30/2029	$724	5.5%
Office Evolution	NR / NR / NR	9,046	2.5%	$43.26	3.1%	5/31/2031	NAV	NAV
Ten Largest Tenants		241,574	66.1%	$26.57	51.5%
Remaining Occupied		107,455	29.4%	$56.14	48.5%
Total Occupied		349,029	95.5%	$35.67	100.0%
Vacant		16,530	4.5%
Total / Wtd. Avg.		365,559	100.0%

(1)	Based on the underwritten rent roll dated October 1, 2021.

(2)	Certain of the tenants have leases that provide for co-tenancy provisions. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” in the Preliminary Prospectus for additional information.

(3)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(4)	U/W Base Rent per Sq. Ft. and % of Total U/W Base Rent are inclusive of (i) contractual rent steps through September 2022 in the amount of $85,758 and (ii) straight-line of average rent through the lease term for investment grade tenants in the amount of $109,729.

(5)	Dave & Buster’s is currently in a rent deferral period through December 31, 2021, related to the COVID-19 pandemic, during which the tenant is required to pay the lesser of (a) $74,141.82 per month, plus 10% of gross sales in excess of $500,000 for such month, or (b) the base rent otherwise due for such month under the lease. The tenant is required to repay the deferred portion of the base rent in monthly payments commencing in January 2022 through September 2029, in addition to the monthly base rent payable for such months.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM & 2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	2	2,598	0.7%	2,598	0.7%	$86.81	1.8%	1.8%
2023	7	38,945	10.7%	41,543	11.4%	$34.81	10.9%	12.7%
2024	4	12,007	3.3%	53,550	14.6%	$61.58	5.9%	18.6%
2025(3)	1	0	0.0%	53,550	14.6%	$20,400	0.2%	18.8%
2026	3	3,143	0.9%	56,693	15.5%	$51.59	1.3%	20.1%
2027	5	35,669	9.8%	92,362	25.3%	$35.34	10.1%	30.2%
2028	6	39,688	10.9%	132,050	36.1%	$47.35	15.1%	45.3%
2029	4	32,764	9.0%	164,814	45.1%	$37.70	9.9%	55.2%
2030	3	8,785	2.4%	173,599	47.5%	$57.99	4.1%	59.3%
2031	6	21,554	5.9%	195,153	53.4%	$48.41	8.4%	67.7%
2032 & Thereafter	5	153,876	42.1%	349,029	95.5%	$26.13	32.3%	100.0%
Vacant	NAP	16,530	4.5%	365,559	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	46	365,559	100.0%			$35.67	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2021.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	2025 is inclusive of the Wells Fargo ATM, which has no attributable square footage.

Major Tenants. Dave & Buster’s, (47,041 sq. ft.; 12.9% of NRA; 9.0% of U/W Base Rent) is owned by Dave & Buster’s Entertainment, Inc. which owns and operates entertainment and dining venues for adults and families throughout North America. Founded in 1982 and headquartered in Dallas, Texas, the venues offer an assortment of entrees and appetizers as well as a selection of non-alcoholic and alcoholic beverages and an assortment of entertainment attractions centered on playing games and watching live sports as well as other televised events. As of September 2021, the company has 143 venues in North America including locations in 40 states, Puerto Rico and Canada. Dave & Buster’s has a lease that expires in September 2034 and has three five-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2001 Diamond Boulevard Concord, CA 94520	Collateral Asset Summary – Loan No. 4 The Veranda	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.7% 3.41x 10.6%

Veranda Cinema (40,683 sq. ft.; 11.1% of NRA; 9.8% of U/W Base Rent) is a cinema and IMAX experience featuring ten 80 foot wide screens that are four stories. Veranda Cinema is operated by Cinema-West, a privately held regional movie theater operator headquartered in Northern California. The chain operates 16 theaters in Northern California and two theaters in Idaho. The cinema features luxury electric recliners, reserved seating, full service in-theater dining, a full bar, lounge and an outdoor dining patio. The Veranda Cinema lease expires in December 2037 and has four five-year renewal options remaining.

LA Fitness (34,183 sq. ft.; 9.4% of NRA; 6.5% of U/W Base Rent) is operated as a unit of LA Fitness also known as City Sports at The Veranda Property. The tenant offers exercise equipment, fitness classes and programs, personal trainers, sports leagues and education on healthy living. LA Fitness is a subsidiary of Fitness International, LLC, which is a privately held gym chain with over 700 clubs across the United States and Canada. The private company was founded in Southern California in 1984. The LA Fitness lease expires in February 2033 and has three five-year renewal options remaining.

Environmental Matters. According to the Phase I environmental report dated August 19, 2021, there are no recognized environmental conditions or recommendations for further action at The Veranda Property.

The Market. The Veranda Property is located in Concord, California, located approximately 16.0 miles northeast of downtown Oakland and 23 miles northeast of San Francisco’s Financial District. The Veranda Property spans 30 acres and benefits from its location at the intersection of Galaxy Road and Interstate 680. The Veranda Property is also located within one mile of the Six Flags Waterworld, a 23-acre waterpark that attracts over 250,000 visitors each year. In addition, The Veranda Property is in close proximity to Willows Shopping Center, which is a 284,000 sq. ft. outdoor shopping center featuring tenants such as Daiso, Benihana restaurant, R.E.I., ULTA Beauty and UFC Gym.

According to the appraisal, the 2021 estimated population within a one-, three- and five-mile radius is 12,045, 137,417 and 247,706, respectively. The 2021 estimated average income within a one-, three- and five-mile radius is $106,854, $123,988 and $142,497, respectively.

The Veranda Property is located in the East Bay Area retail market and Concord/Pleasant Hill retail submarket. According to the appraisal, the East Bay retail market had a total inventory of 124.1 million square feet of retail space. As of the second quarter of 2021, there was a 5.3% vacancy rate and average asking rents were $2.64 PSF on a monthly basis. The Concord/Pleasant Hill retail submarket included a total inventory of approximately 10.6 million square feet, a vacancy rate of 4.0% and an average NNN rental rate of $2.66 PSF on a monthly basis as of the second quarter of 2020, which is in line with the overall market NNN asking rent of $2.64 PSF on a monthly basis.

The following table presents certain information relating to the appraisal’s market rent conclusion for The Veranda Property:

Appraisal’s Concluded Market Rent
Retail Type	Market Rent PSF
Anchors	$20.00
Jr. Anchors > 20K Sq. Ft.	$42.00 - $60.00
Small Shop Space	$115.00
Second Level	$42.00
Cinema	$30.00

The appraisal identified 19 comparable retail leases across 15 properties within the greater East Bay Area with leases ranging in size from 1,205 sq. ft. to 66,650 sq. ft. with terms ranging between 3.0 and 20.0 years. The comparable leases reported annual rental rates ranging between $16.00 and $91.26 PSF with a weighted average rent of approximately $31.72 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2001 Diamond Boulevard Concord, CA 94520	Collateral Asset Summary – Loan No. 4 The Veranda	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.7% 3.41x 10.6%

Competitive/Comparable Properties(1)
Property Name	Distance to Subject (miles)	Size (SF)	Year Built/ Renovated	Occupancy	Anchor/Major Tenants	Range of Loan Terms (Yrs)	Range of Base Rent PSF
The Crossroads Shops Pleasant Hill, CA	1.9	38,445	2005 / NAP	100%	Wells Fargo; Panda Express; Yokoso Duong Restaurant	5.0 – 7.0	$48.00 - $64.00
Starbucks Pleasanton, CA	21	3,066	1997 / 2017	93%	Starbucks	15.0	$60.86
Lyric Retail Walnut Creek, CA	5.0	17,000	2017 / NAP	90%	Ay Madre!; Paula’s Perfection	10.0 – 15.0	$63.55 - $69.72
The Corners Walnut Creek, CA	5.2	27,476	2003 / NAP	86%	Lenscrafters	10.0	$91.26
Sprouts Oakland (Shops on Broadway) Oakland, CA	15	36,817	2016 / NAP	100%	JPMorgan Chase Bank	10.0	$55.00
City Center Bishop Ranch San Ramon, CA	15	NAV	2018 / NAP	70%	Salt and Straw; Wold Wrapps	10.0	$50.00
Shops at Lone Tree Way Brentwood, CA	17	NAV	2020 / NAP	83%	24 Hour Fitness	15.0	$24.00
Marshalls Danville, CA	14	32,000	1993 / NAP	100%	Marshall’s	5.0	$24.00
Pinole Vista Crossing Pinole, CA	14	216,125	1995 / 2013	76%	Home Goods	10.0	$16.00
City Center Bishop Ranch San Ramon, CA	15	NAV	2018 / NAP	48%	The Lot City Center Cinema	15.0	$40.99
El Dorado Hills Town Center – Regal Cinemas El Dorado Hills, CA	72	90,238	2005 / NAP	97%	Regal Cinemas	10.0	$20.94
Brenden Theater – Vacaville Vacaville, CA	27	66,650	1998 / 2016	100%	Brenden Theater	20.0	$26.00
Grower’s Square Walnut Creek, CA	4.9	186,839	1986 / NAP	91%	RR Donnelley & Sons	3.0	$62.40
2000 and 2001 Clayton Concord, CA	1.4	600,096	1986 / NAP	65%	Swinerton Inc.	11.0	$36.60
Concord Tech Center Concord, CA	1.4	476,814	1984 / 2016	100%	Assetmark	9.0	$36.60
(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	2019	2020	T-12 7/31/2021	U/W	U/W PSF
Base Rent(3)	$8,664,489	$11,046,645	$11,642,854	$12,451,104	$34.06
Vacant Income	0	0	0	711,670	$1.95
Gross Potential Rent	$8,664,489	$11,046,645	$11,642,854	$13,162,774	$36.01
Total Reimbursements	3,653,423	3,293,887	4,694,966	4,771,008	$13.05
Other Income	138,719	96,852	83,177	106,249	$0.29
Gross Potential Income	$12,456,631	$14,437,383	$16,420,997	$18,040,031	$49.35
Less: Vacancy & Credit Loss	0	0	0	(896,689)	($2.45)
Effective Gross Income	$12,456,631	$14,437,383	$16,420,997	$17,143,342	$46.90
Total Fixed Expenses	2,594,975	2,734,250	2,854,512	2,850,588	$7.80
Total Operating Expenses	3,551,184	3,649,289	3,682,297	3,703,967	$10.13
Net Operating Income	$6,310,473	$8,053,843	$9,884,188	$10,588,787	$28.97
TI/LC	0	0	0	182,780	$0.50
Capital Expenditures	0	0	0	54,834	$0.15
Net Cash Flow	$6,310,473	$8,053,843	$9,884,188	$10,351,173	$28.32
(1)	Based on the underwritten rent roll dated October 1, 2021.
(2)	The increase from 2019 NOI through 7/31/2021 NOI and the increase from 7/31/2021 NOI to U/W NOI is primarily attributable to the initial lease-up of The Veranda Property.
(3)	Base Rent is inclusive of (i) contractual rent steps through September 2022 in the amount of $85,758 and (ii) straight-line average rent through the lease term for investment grade tenants in the amount of $109,729.

Property Management. The Veranda Property is currently managed by CenterCal Properties, LLC, an affiliate of the borrower.

Lockbox / Cash Management.   The Veranda Whole Loan documents require a hard lockbox and springing cash management. The borrower was required at origination to deliver tenant direction letters to all tenants at The Veranda Property directing all tenants to remit rent checks directly to a lender-controlled lockbox account. So long as no Cash Sweep Event (as defined below) is continuing, all funds

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2001 Diamond Boulevard Concord, CA 94520	Collateral Asset Summary – Loan No. 4 The Veranda	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.7% 3.41x 10.6%

deposited into the lockbox account are required to be transferred to or at the direction of the borrower. During the continuance of a Cash Sweep Event, all funds on deposit in the lockbox account are required to be transferred to the cash management account each business day, at which point, following payment of taxes and insurance, debt service, required reserves and operating expenses, all funds are required to be deposited into the excess cash flow reserve, to be held by the lender as additional security for The Veranda Whole Loan and disbursed in accordance with the terms of The Veranda Whole Loan documents.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower or affiliated property manager, (iii) the debt service coverage ratio based on the trailing three-month period immediately preceding the date of determination being less than 1.60x, or (iv) a Tenant Trigger Event (as defined below).

A “Cash Sweep Event” may be cured (a) with respect to clause (i) above, by the acceptance by the lender of a cure of such event of default; (b) with respect to clause (ii) above, solely with respect to the affiliated property manager, if the borrower replaces the affiliated property manager with a qualified manager (as fully described in The Veranda Whole Loan documents) under a replacement management agreement within 60 days; (c) with respect to clause (iii) above, by the achievement of a debt service coverage ratio of 1.65x or greater for three consecutive months based upon the trailing three month period immediately preceding the determination date or (d) with respect to clause (iv) above, upon a Tenant Trigger Event Cure (as defined below) provided, however, (1) no event of default will have occurred and be continuing, (2) a Cash Sweep Event may be cured no more than a total of five times during the term of The Veranda Whole Loan, and (3) a bankruptcy event caused by the borrower may not be cured.

A “Tenant Trigger Event” means (a) the debt service coverage ratio (calculated excluding the rents from any Major Tenant (as defined below) that has become subject to clauses (b)(i), (ii) or (iii) of this definition) is less than 1.90x, and (b) one or more of the following occurs: (i) the occurrence of any bankruptcy action or insolvency of a Major Tenant, (ii) if a Major Tenant discontinues its business (i.e., “goes dark”) at its leased premises at The Veranda Property (or at least 40% of the leased premises at The Veranda Property) or gives notice that it intends to discontinue its business at its leased premises at The Veranda Property (or at least 40% of the leased premises at The Veranda Property), or (iii) if, during the 12 months prior to the expiration date under its lease, a Major Tenant fails to exercise any renewal option thereunder or otherwise provides notice that it will not renew such lease.

A “Major Tenant” means any one of Dave & Busters of California, Inc., Concord Veranda Cinema, LLC and Fitness International, LLC.

A “Tenant Trigger Event Cure” means, with respect to any Tenant Trigger Event, when the entirety of the premises demised pursuant to the lease that gave rise to such Tenant Trigger Event (or applicable portion thereof) is leased to one or more replacement tenants pursuant to one or more Leases entered into in accordance with The Veranda Whole Loan documents and such tenant(s) is in occupancy, paying full contractual rent without right of offset or free rent credit and delivers a tenant estoppel acceptable to the lender.

Initial and Ongoing Reserves.   At origination, the borrower deposited approximately $979,702 into an outstanding tenant improvements and leasing commissions reserve related to three leases as follows: (i) $364,429 for Texas De Brazil, (ii) $271,354 for Nick The Greek and (iii) $343,919 for Kids Care Dental.

Real Estate Taxes and Insurance Reserves. On each payment date during the continuance of a Reserve Trigger Period (as defined below), the borrower is required to make monthly deposits into: (i) a tax reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period and (ii) an insurance reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period (however, the insurance reserve has been conditionally waived so long as no event of default under the related loan documents has occurred and is continuing, and The Veranda Property is insured by a policy (which may be a blanket policy) meeting the requirements of The Veranda Whole Loan documents).

TI/LC Reserve. On each payment date during the continuance of a Reserve Trigger Event, approximately $30,463 (1/12 of $1.00 PSF), subject to a cap of an amount equal to 36 times the required monthly deposit (approximately $1,096,677) is required to be deposited into a reserve for tenant improvements and leasing commissions.

A “Reserve Trigger Period” means each period commencing on the occurrence of a Reserve Trigger Event and continuing until the earlier of (i) the payment date next occurring following the related Reserve Trigger Event Cure (as defined below) or (ii) until payment in full of all principal and interest on The Veranda Whole Loan and all other amounts payable under The Veranda Whole Loan documents or defeasance of The Veranda Whole Loan in accordance with the terms and provisions of The Veranda Whole Loan documents.

A “Reserve Trigger Event” will commence upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower or affiliated property manager or (iii) the debt service coverage ratio based on the trailing three-month period immediately preceding the date of determination being less than 2.00x.

A “Reserve Trigger Event Cure” means (a) with respect to clause (i) above, the acceptance by the lender of a cure of such event of default; (b) with respect to clause (ii) above, solely with respect to the affiliated property manager, if the borrower replaces the affiliated manager with a qualified manager (as fully described in The Veranda Whole Loan documents) under a replacement management

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2001 Diamond Boulevard Concord, CA 94520	Collateral Asset Summary – Loan No. 4 The Veranda	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.7% 3.41x 10.6%

agreement within 60 days; or (c) with respect to clause (iii) above, the achievement of a debt service coverage ratio of 2.00x or greater for three consecutive months based upon the trailing three month period immediately preceding the determination date; provided, however, (1) no event of default will have occurred and be continuing, (2) a Reserve Trigger Event may be cured no more than a total of two times during the term of The Veranda Whole Loan, and (3) a bankruptcy event caused by the borrower may not be cured.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Washington, D.C. 20002	Collateral Asset Summary – Loan No. 5 1100 & 820 First Street NE	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 63.6% 2.87x 9.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Washington, D.C. 20002	Collateral Asset Summary – Loan No. 5 1100 & 820 First Street NE	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 63.6% 2.87x 9.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Washington, D.C. 20002	Collateral Asset Summary – Loan No. 5 1100 & 820 First Street NE	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 63.6% 2.87x 9.4%

Mortgage Loan Information
Loan Seller(1):	CREFI
Loan Purpose:	Recapitalization
Borrower Sponsor:	UNIZO Holdings, U.S., LLC
Borrowers:	UNIZO Real Estate DC Three, LLC and UNIZO Real Estate DC Four, LLC
Original Balance(2):	$65,000,000
Cut-off Date Balance(2):	$65,000,000
% by Initial UPB:	6.8%
Interest Rate:	3.00250%
Payment Date:	1st of each month
First Payment Date:	November 1, 2021
Maturity Date:	October 1, 2031
Amortization:	Interest Only
Additional Debt(2):	$146,000,000 Pari Passu Debt
Call Protection(3):	L(35),DorYM(81),O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly	Cap
Taxes:	$478,017	$478,017	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$10,918	$131,014
TI/LC:	$0	$81,884	$2,947,820
Unfunded Obligations:	$12,101,008	$0	NAP
Property Information
Single Asset / Portfolio:	Portfolio of two properties
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Washington, D.C.
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	655,071
Property Management(5):	Jones Lang LaSalle Americas, Inc. and CBRE Inc.
Underwritten NOI:	$19,876,336
Underwritten NCF:	$18,435,180
Appraised Value(6):	$332,000,000
Appraisal Date:	August 12, 2021

Historical NOI
Most Recent NOI:	$20,355,882 (T-12 July 31, 2021)
2020 NOI:	$20,237,576 (December 31, 2020)
2019 NOI:	$18,528,376 (December 31, 2019)
2018 NOI	$19,946,556 (December 31, 2018)

Historical Occupancy
Most Recent Occupancy:	89.1% (September 1, 2021)
2020 Occupancy:	95.8% (December 31, 2020)
2019 Occupancy:	90.7% (December 31, 2019)
2018 Occupancy:	96.7% (December 31, 2018)

Financial Information(2)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$65,000,000
Pari Passu Notes	$146,000,000
Whole Loan	$211,000,000	$322 / $322	63.6% / 63.6%	3.09x / 2.87x	9.4% / 8.7%	9.4% / 8.7%
(1)	The 1100 & 820 First Street NE Whole Loan (as defined below) was co-originated by Barclays Capital Real Estate Inc. (“Barclays”) and CREFI.

(2)	The 1100 & 820 First Street NE Loan (as defined below) is part of the 1100 & 820 First Street NE Whole Loan consisting of seven pari passu notes, with an aggregate original principal balance and aggregate outstanding principal balance as of the Cut-off Date of $211,000,000. See “Whole Loan Summary” chart herein.

(3)	The borrowers have the option to prepay (with the payment of a yield maintenance premium) or defease the 1100 & 820 First Street NE Whole Loan in full on or after the first payment date following the later to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) September 30, 2024.

(4)	See “Initial and Ongoing Reserves” herein.

(5)	Jones Lang LaSalle Americas, Inc. manages the 1100 First Street NE Property (as defined below) and CBRE Inc. manages the 820 First Street NE Property (as defined below).

(6)	The Appraised Value is based on an aggregate “as-is” value of the 1100 & 820 First Street NE Properties (as defined below).

The Loan.  The mortgage loan (the “1100 & 820 First Street NE Loan”) is part of a whole loan (the “1100 & 820 First Street NE Whole Loan”), comprised of seven pari passu notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $211.0 million and secured by a first mortgage encumbering the borrowers’ fee simple interest in two office building properties located in Washington, D.C. (the “1100 & 820 First Street NE Properties”). The 1100 & 820 First Street NE Loan (evidenced by the non-controlling Note A-4 and Note A-5 having an aggregate outstanding principal balance as of the Cut-off Date of $65.0 million), is being contributed to the Benchmark 2021-B30 transaction. The remaining notes that comprise the 1100 & 820 First Street NE Whole Loan are expected to be contributed to one or more securitization trusts or may otherwise be transferred at any time. The 1100 & 820 First Street NE Whole Loan was originated by Barclays and CREFI.

The 1100 & 820 First Street NE Whole Loan has a 120-month term, with 119 months remaining as of the Cut-off Date. The 1100 & 820 First Street NE Whole Loan will be interest-only for its entire term and accrues interest at the rate of 3.00250% per annum.

The table below summarizes the promissory notes that comprise the 1100 & 820 First Street NE Whole Loan. The relationship between the holders of the 1100 & 820 First Street NE Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Washington, D.C. 20002	Collateral Asset Summary – Loan No. 5 1100 & 820 First Street NE	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 63.6% 2.87x 9.4%

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	Barclays Bank PLC(1)	Yes
A-2	$35,000,000	$35,000,000	Barclays Bank PLC(1)	No
A-3	$25,000,000	$25,000,000	Barclays Bank PLC(1)	No
A-4, A-5	$65,000,000	$65,000,000	Benchmark 2021-B30	No
A-6	$11,000,000	$11,000,000	Barclays Bank PLC(1)	No
A-7	$10,000,000	$10,000,000	Barclays Bank PLC(1)	No
Whole Loan	$211,000,000	$211,000,000
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The 1100 & 820 First Street NE Whole Loan proceeds were used to recapitalize the 1100 & 820 First Street NE Properties, fund upfront reserves and pay closing costs.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$211,000,000	100.0%	Principal Equity Distribution	$191,219,155	90.6%
			Reserves	12,579,025	6.0
			Closing Costs	7,201,821	3.4
Total Sources	$211,000,000	100.0%	Total Uses	$211,000,000	100.0%

The Borrowers and the Borrower Sponsor.  The borrowers are UNIZO Real Estate DC Three, LLC and UNIZO Real Estate DC Four, LLC, each a Delaware limited liability company. Each borrower is structured to be a single purpose bankruptcy-remote entity, having two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 1100 & 820 First Street NE Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is UNIZO Holdings, U.S., LLC, which owns 100.0% of the equity of the borrowers. Affiliates of UNIZO Holdings, U.S., LLC include UNIZO Facilities Company, Limited and UNIZO Real Estate Company, Limited, which is the direct parent company of the non-recourse carveout guarantor.

Formed in 1959, UNIZO Holdings Company, Limited is a Japan-based company which ultimately owns 100.0% of the equity of the guarantor. UNIZO Holdings Company, Limited owns 14 office buildings, mainly located in Tokyo, and primarily engages in real estate asset management, property management, real estate brokerage and other services. UNIZO Holdings U.S., LLC and certain of its affiliates own, lease, and manage six office buildings in the United States. UNIZO Facilities Company, Limited provides building management services for office buildings, dormitories, and corporate housing. In addition to the 1100 & 820 First Street NE Properties, certain other affiliates of UNIZO Holdings U.S. LLC own four other office buildings in Washington, D.C.

The Properties. The 1100 & 820 First Street NE Properties consist of two multi-story multiple tenant office buildings totaling 655,071 sq. ft. located in Washington, D.C. (the “1100 First Street NE Property” and the “820 First Street NE Property”, respectively). As of September 1, 2021, the 1100 & 820 First Street NE Properties were 89.1% occupied.

The following table presents detailed information with respect to each of the 1100 & 820 First Street NE Properties.

Portfolio Summary
Property Name	City, State	Market	Property Subtype	Allocated Mortgage Loan Amount	Total Sq. Ft.	Year Built	As-Is Appraised Value	U/W Base Rent	UW Base Rent PSF	Occ. (%)	# of Tenants
1100 First Street NE	Washington, DC	Washington	CBD	$38,959,953	348,967	2009	$199,000,000	$16,865,154	$48.33	91.7%	8
820 First Street NE	Washington, DC	Washington	CBD	$26,040,047	306,104	1990	$133,000,000	$12,664,948	$41.37	86.1%	18
Total / Wtd. Avg.				$65,000,000	655,071		$332,000,000	$29,530,101		89.1%	26

The 1100 First Street NE Property is a 348,967 sq. ft., Class A 12-story office building located on an approximately 0.86-acre site in Washington, D.C. The 820 First Street NE Property is a 306,104 sq. ft., Class A 11-story office building located on an approximately 1.05-acre site in Washington, D.C.

The 1100 First Street NE & 820 First Street NE Properties are located in the NoMa office submarket, which had a vacancy rate of approximately 6.1% as of the second quarter of 2021. The Union Station and New York Avenue Metro Stations are situated near the 1100 First Street NE & 820 First Street NE Properties. The 1100 First Street NE Property features a typical floor plate size of approximately 30,947 sq. ft. and includes subterranean parking with 307 parking spaces, resulting in a parking ratio of approximately 0.88 spaces per 1,000 sq. ft. The 820 First Street NE Property features a typical floor plate size of approximately 38,001 sq. ft. and includes subterranean parking with 208 parking spaces, resulting in a parking ratio of approximately 0.68 spaces per 1,000 sq. ft. The 820 First Street NE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Washington, D.C. 20002	Collateral Asset Summary – Loan No. 5 1100 & 820 First Street NE	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 63.6% 2.87x 9.4%

Property is currently undergoing an approximately $6.3 million renovation in connection with the renewal of the lease for the largest tenant, Turner Broadcasting System Inc., which is expected to be completed in the second quarter of 2022. Improvements include a lobby overhaul, elevator modernization and HVAC replacement. There can be no assurances that such renovations will be completed as expected or at all.

Major Tenants.

GSA - Department Veterans Affairs (131,454 sq. ft.; 20.1% of NRA; 21.0% of U/W Base Rent). The GSA - Department Veterans Affairs (“VA”) is a Cabinet-level executive branch department of the federal government charged with integrating life-long healthcare services to eligible military veterans at the 1,700 VA medical centers and outpatient clinics located throughout the country. Non-healthcare benefits include disability compensation, vocational rehabilitation, education assistance, home loans, and life insurance. The VA also provides burial and memorial benefits to eligible veterans and family members at 135 national cemeteries. The VA has the right to terminate its lease effective as of July 29, 2024 upon at least one year’s prior written notice.

Mathematica Policy Research, Inc. (125,429 sq. ft.; 19.1% of NRA; 25.3% of U/W Base Rent). Mathematica Policy Research, Inc. is an employee-owned company, headquartered in Princeton, New Jersey, specializing in health, education, employment, justice and disability research. It has more than 1,200 employees in nine cities in the United States. Its clients include federal agencies, state and local governments, foundations, universities, private-sector companies, and international organizations. Mathematica Policy Research, Inc. has two, five-year renewal options.

Turner Broadcasting System Inc (106,763 sq. ft.; 16.3% of NRA; 17.9% of U/W Base Rent). Turner Broadcasting System Inc’s space is being utilized by CNN, a multinational news-based pay television channel headquartered in Atlanta, Georgia. Turner Broadcasting System Inc (“Turner”) is a broadcasting conglomerate which operates CNN, a division of the WarnerMedia News & Sports division of AT&T’s WarnerMedia. As the first television channel to provide 24-hour news coverage and the first all-news television channel in the United States, Turner’s CNN has been a tenant at the 820 First Street NE Property since 1991 and the majority of its space is utilized for office, with four studios accounting for approximately 3,500 SF. Turner has made a significant investment into the 820 First Street NE Property over the years due to its extensive HVAC usage and power requirements demanded by its lighting equipment, cameras and servers utilized at the 820 First Street NE Property. Turner purchased and installed its own backup generator, hard wired its own connection into the power grid system separate of the general building connection, and installed its own rooftop HVAC chillers. According to the property manager, the 820 First Street NE Property features the only private sector underground fiber optic connection with a direct feed into the Capitol Building for CNN which in turn sublets access to the underground fiber optic cables to competing networks. Turner Broadcasting System Inc has two, five-year renewal options. Turner has a termination option effective December 31, 2026 upon written notice delivered to the related landlord no later than October 1, 2025.

COVID-19 Update. As of October 1, 2021, the 1100 & 820 First Street NE Properties are open and operating. August 2021 and September 2021 rent collections at the 1100 & 820 First Street NE Properties totaled 100.0% for each month. As of October 1, 2021, the 1100 & 820 First Street NE Whole Loan is not subject to any modification or forbearance request. The first payment date of the 1100 & 820 First Street NE Whole Loan is November 1, 2021. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Washington, D.C. 20002	Collateral Asset Summary – Loan No. 5 1100 & 820 First Street NE	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 63.6% 2.87x 9.4%

Tenant Summary(1)
Tenant / City	Property Name	Ratings (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration
GSA - Department Veterans Affairs(3)	1100 First Street NE	Aaa/AAA/AA+	131,454	20.1%	$47.17	21.0%	6/25/2026
Mathematica Policy Research, Inc.	1100 First Street NE	NR/NR/NR	125,429	19.1%	$59.67	25.3%	10/31/2026
Turner Broadcasting System Inc(4)	820 First Street NE	NR/BBB+/NR	106,763	16.3%	$49.49	17.9%	12/31/2031
Accenture LLP(5)(6)	820 First Street NE	Aa3/A+/AA-	73,467	11.2%	$48.71	12.1%	Various(5)
GSA – FERC(7)	1100 First Street NE	Aaa/AAA/AA+	30,193	4.6%	$46.20	4.7%	1/20/2025
GSA - HUD	820 First Street NE	Aaa/AAA/AA+	22,195	3.4%	$44.27	3.3%	3/10/2026
Union Privilege	1100 First Street NE	NR/NR/NR	14,008	2.1%	$53.46	2.5%	9/30/2023
National Disability Rights Net	820 First Street NE	NR/NR/NR	13,164	2.0%	$54.11	2.4%	11/30/2031
Ayers/Saint/Gross, Incorporated	1100 First Street NE	NR/NR/NR	8,344	1.3%	$54.00	1.5%	9/30/2030
Lockheed Martin Corporation	820 First Street NE	A3/A-/A-	7,341	1.1%	$48.18	1.2%	11/30/2022
Total Major Tenants			532,358	81.3%	$51.07	92.1%
Other Tenants			51,324	7.8%	$45.60	7.9%
Total Occupied			583,682	89.1%	$50.59	100.0%
Vacant			71,389	10.9%
Total / Wtd. Avg.			655,071	100.0%
(1)	Based on the underwritten rent roll dated as of September 1, 2021.
(2)	Certain credit ratings are those of the parent company or government whether or not the parent or government guarantees the lease.
(3)	GSA – Department Veteran Affairs has the right to terminate its lease effective as of July 29, 2024 with respect to floors 1 and 2, effective as of July 29, 2024 with respect to floors 4 and 5, and effective as of June 25, 2024 with respect to floors 6 and 7, collectively representing the entirety of its space at the 1100 & 820 First Street NE Property, in each case upon at least one year’s prior written notice.
(4)	Turner Broadcasting System Inc has a termination option effective December 31, 2026 upon written notice delivered to the related landlord no later than October 1, 2025 and payment of a termination fee.
(5)	Accenture LLP, has the right to terminate its lease effective as of February 28, 2023 provided that either of the two governmental agencies which such tenant currently serves at the leased premises have either (i) terminated their contract with such tenant without entering into a replacement contract for substantially similar services, or (ii) have not exercised an option to extend or renew the term of their contract within three months of the then current expiration date of such contract, in either case upon written notice delivered to the related landlord no later than November 30, 2022 and payment of a termination fee. Accenture LLP also has the one-time right to terminate its lease with respect to a portion of its leased premises located on the 6th floor containing approximately 7,447 rentable square feet upon 180 days’ notice and payment of a contraction fee.
(6)	Accenture LLP leases 14,489 sq. ft. expiring on February 29, 2024, 44,382 sq. ft. expiring on February 28, 2025, and 14,596 sq. ft. expiring on May 31, 2025.
(7)	GSA – FERC has the right to terminate its lease at any time after the forty-second month of the extension term, which commenced on January 21, 2020, upon 180 days’ prior written notice.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2022	7	25,679	3.9	25,679	3.9%	46.54	4.0	4.0%
2023	4	15,431	2.4	41,110	6.3%	52.17	2.7	6.8%
2024	3	18,350	2.8	59,460	9.1%	49.87	3.1	9.9%
2025	7	89,171	13.6	148,631	22.7%	47.75	14.4	24.3%
2026	14	290,333	44.3	438,964	67.0%	52.52	51.6	75.9%
2027	1	3,711	0.6	442,675	67.6%	30.55	0.4	76.3%
2028	2	8,322	1.3	450,997	68.8%	38.79	1.1	77.4%
2029	0	0	0.0	450,997	68.8%	0.00	0.0	77.4%
2030	2	12,758	1.9	463,755	70.8%	53.05	2.3	79.7%
2031	12	119,927	18.3	583,682	89.1%	50.00	20.3	100.0%
2032 & Thereafter	0	0	0.0	583,682	89.1%	0.00	0.0	100.0%
Vacant	NAP	71,389	10.9	655,071	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	52	655,071	100.0%			$50.59	100.0%
(1)	Based on the underwritten rent roll dated as of September 1, 2021.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

Environmental Matters. According to the Phase I environmental reports dated as of August 19, 2021, there are no recognized environmental conditions or recommendations for further action at the 1100 & 820 First Street NE Properties.

The Market. According to the appraisal, the 1100 & 820 First Street NE Properties are located within the NoMa office submarket located in Washington, D.C. The NoMa office submarket contains 75 properties, approximately 12.3 million square feet, and consists primarily of government tenants. Many federal government tenants in the NoMa office submarket mainly remained open and operating amidst the COVID-19 Pandemic. The 1100 & 820 First Street NE Properties are in close proximity to Union Station, which is the submarket’s primary

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Washington, D.C. 20002	Collateral Asset Summary – Loan No. 5 1100 & 820 First Street NE	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 63.6% 2.87x 9.4%

transportation station served by various rail services and bus lines. During the second quarter of 2021, the NoMa office submarket had a vacancy rate of approximately 6.1% with no new office inventory under construction. According to the appraisal, the 2021 population within a 0.5-, one- and five-mile radius of the 1100 & 820 First Street NE Properties is 22,137, 72,002, and 803,630, respectively.

Comparable Office Leases(1)
Property Name / Location	Year Built	Tenant Name	Tenant Leased Space	Lease Date	Lease Term (Years)	Base Rent Per Sq. Ft.
1100 First Street NE Washington, DC	2009	GSA - Department Veterans Affairs	131,454(2)	Jun 21(2)	5.0(2)	$47.17(2)
820 First Street NE Washington, DC	1990	Turner Broadcasting System Inc	106,763(2)	Jan 21(2)	11.0(2)	$49.49(2)
50 F Washington, DC	1985	National Council of Farmer Cooperatives (renewal)	14,055	Feb 20	14.0	$55.50
800 North Cap Washington, DC	1991	Tetra Tech (extension)	2,470	Mar 21	2.3	$52.50
122 C Washington, DC	1967	National Pork Producers Council (blend and extend)	7,524	Jan 21	7.2	$49.50
609 H Washington, DC	1987	Year Up	16,796	Dec 20	9.0	$53.00
National Guard Memorial Bldg Washington, DC	1990	Council of Chief State School Officers	18,071	Jul 20	10.0	$54.50
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated as of September 1, 2021.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2018	2019	2020	T-12 July 2021	U/W	U/W PSF
Base Rent	$29,345,690	$28,176,268	$29,161,774	$30,711,822	$28,953,690	$44.20
Contractual Rent Steps(2)	0	0	0	0	576,412	0.88
Straight-Line Rent(3)	0	0	0	0	749,190	1.14
Vacancy Gross Up	0	0	0	0	3,051,187	4.66
Recoveries	1,991,644	2,805,579	2,357,121	2,071,612	2,197,152	3.35
Other Income	1,160,050	1,603,145	1,233,146	1,052,134	970,298	1.48
Gross Potential Rent	$32,497,384	$32,584,992	$32,752,042	$33,835,567	$36,497,929	$55.72
Vacancy & Credit Loss	0	0	0	0	(3,051,187)	(4.66)
Effective Gross Income	$32,497,384	$32,584,992	$32,752,042	$33,835,567	$33,446,742	$51.06
Real Estate Taxes	5,686,868	6,682,610	5,956,025	6,120,691	5,736,201	8.76
Insurance	99,968	97,830	109,092	127,334	136,191	0.21
Management Fee	293,688	290,018	267,586	276,299	1,003,402	1.53
Other Operating Expenses	6,470,304	6,986,158	6,181,762	6,955,361	6,694,611	10.22
Total Operating Expenses	$12,550,828	$14,056,616	$12,514,466	$13,479,685	$13,570,406	$20.72
Net Operating Income	$19,946,556	$18,528,376	$20,237,576	$20,355,882	$19,876,336	$30.34
Replacement Reserves	0	0	0	0	131,014	0.20
TI/LC	0	0	0	0	1,310,142	2.00
Net Cash Flow	$19,946,556	$18,528,376	$20,237,576	$20,355,882	$18,435,180	$28.14
(1)	Based on the underwritten rent roll dated as of September 1, 2021.
(2)	Represents rent steps occurring through September 30, 2022.
(3)	Straight-Line Rent of $749,190 is comprised of $722,199 for Turner Broadcasting System Inc ($26,991) and Bank of America.

Property Management. The 1100 First Street NE Property is managed by Jones Lang LaSalle Americas, Inc. and the 820 First Street NE Property is managed by CBRE Inc.

Lockbox / Cash Management. The 1100 & 820 First Street NE Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause each tenant at the 1100 & 820 First Street NE Properties to deposit rents directly into a lender-controlled lockbox account. In addition, the borrowers are required to cause all rents received by the borrowers or property managers with respect to the 1100 & 820 First Street NE Properties to be deposited into such lockbox account. All amounts in the lockbox account are remitted on each business day to the borrowers at any time other than during the continuance of a Trigger Period (as defined below), and during the continuance of a Trigger Period are required to be remitted to a lender-controlled cash management account on each business day to be applied and disbursed in accordance with the 1100 & 820 First Street NE Whole Loan documents. Upon the occurrence of a Trigger Period all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 1100 & 820 First Street NE Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 1100 & 820 First Street NE Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Washington, D.C. 20002	Collateral Asset Summary – Loan No. 5 1100 & 820 First Street NE	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 63.6% 2.87x 9.4%

“Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the 1100 & 820 First Street NE Whole Loan, (ii) the debt yield of the 1100 & 820 First Street NE Whole Loan falling below 6.0% on the last day of any fiscal quarter, and (iii) any bankruptcy action with respect to any applicable borrower party, and expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default and (b) with respect to clause (ii) above, the date that the debt yield is equal to or greater than 6.0% on the last day of any fiscal quarter or the receipt by the lender of an additional cash reserve deposit or letter of credit in an amount by which net operating income would have to increase in order for the debt yield to be at least 6.0%.

Initial and Ongoing Reserves.  At origination of the 1100 & 820 First Street NE Whole Loan, the borrowers funded reserves of (i) approximately $478,017 for real estate taxes and (ii) approximately $12,101,008 into a reserve for certain unfunded obligations, including tenant improvements and leasing commissions for, among others, CNN, and capital expenses.

Real Estate Tax Reserve. On a monthly basis, the borrowers are required to deposit 1/12 of an amount which would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $478,017 a month).

Insurance Reserve. On a monthly basis, the borrowers are required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve, unless an acceptable blanket insurance policy is in place. An acceptable blanket policy is currently in place and therefore no monthly insurance reserve deposits are currently required.

Replacement Reserve. On a monthly basis, the borrowers are required to fund a replacement reserve of approximately $10,918, subject to a cap of approximately $131,014.

TI/LC Reserve. On each due date, the borrowers are required to fund a tenant improvement and leasing commission reserve in the amount of approximately $81,884, subject to a cap of approximately $2,947,820.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

520-522 Almanor Avenue Sunnyvale, CA 94085	Collateral Asset Summary – Loan No. 6 520 Almanor	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,600,000 40.0% 5.00x 13.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

520-522 Almanor Avenue Sunnyvale, CA 94085	Collateral Asset Summary – Loan No. 6 520 Almanor	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,600,000 40.0% 5.00x 13.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

520-522 Almanor Avenue Sunnyvale, CA 94085	Collateral Asset Summary – Loan No. 6 520 Almanor	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,600,000 40.0% 5.00x 13.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Borrower Sponsor(1):	TechCore, LLC
Borrower:	GI TC Peery Park LLC
Original Balance(2):	$51,600,000
Cut-off Date Balance(2):	$51,600,000
% by Initial UPB:	5.4%
Interest Rate(3):	2.55500%
Payment Date:	6th of each month
First Payment Date:	December 6, 2021
Anticipated Repayment Date(3):	November 6, 2031
Maturity Date(3):	June 6, 2034
Amortization:	Interest Only, ARD
Additional Debt:	$50,000,000 Pari Passu Debt
Call Protection(4):	L(24), D(89), O(7)
Lockbox / Cash Management:	Hard / Springing
Reserves(5)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	NAP
TI/LC:	$0	Springing	NAP
Other(6):	$600,000	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Leasehold
Location:	Sunnyvale, CA
Year Built / Renovated:	2021 / NAP
Total Sq. Ft.:	231,220
Property Management:	RiverRock Real Estate Group, Inc.
Underwritten NOI:	$13,168,077
Underwritten NCF:	$13,168,077
Appraised Value(7):	$254,000,000
Appraisal Date(7):	March 1, 2023

Historical NOI(8)
Most Recent NOI:	NAV
2020 NOI:	NAV
2019 NOI:	NAV
2018 NOI:	NAV

Historical Occupancy(8)
Most Recent Occupancy:	98.3% (October 20, 2021)
2020 Occupancy:	NAV
2019 Occupancy:	NAV
2018 Occupancy:	NAV

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$51,600,000
Pari Passu Notes	50,000,000
Whole Loan	$101,600,000	$439 / $439	40.0% / 40.0%	5.00x /5.00x	13.0% / 13.0%	13.0% / 13.0%
(1)	There is no separate non-recourse carveout guarantor with respect to the 520 Almanor Whole Loan (as defined below). The borrower sponsor delivered an environmental indemnity at loan origination.

(2)	The 520 Almanor Loan (as defined below) is part of the 520 Almanor Whole Loan evidenced by two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $101.6 million.

(3)	The 520 Almanor Loan is structured with an anticipated repayment date of November 6, 2031 (“ARD”) and final maturity date of June 6, 2034. From and after the ARD, in the event the 520 Almanor Whole Loan is not paid-off on or before the ARD, the 520 Almanor Whole Loan will accrue interest at a fixed rate equal to the greater of (i) 5.05500% or (ii) the sum of (x) the 10-year swap rate plus (y) 3.38000%. The metrics presented above are calculated based on the ARD.

(4)	The lockout period will be at least 24 payment dates beginning with and including the first payment date in December 2021. Defeasance of the 520 Almanor Whole Loan in full is permitted on the first payment date following the earlier to occur of (i) October 20, 2024 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected Benchmark 2021-B30 securitization closing date in November 2021. The actual lockout period may be longer.

(5)	See “Initial and Ongoing Reserves” herein.

(6)	Other reserve includes an upfront shortfall reserve of $600,000 and a ground rent reserve with springing monthly payments.

(7)	The Appraised Value is based on the “As Stabilized” appraised value, which assumes all outstanding tenant improvements and contractual free rent associated with the Nokia (as defined below) lease have been satisfied. The appraisal concluded to an “As-is” appraised value of $243.0 million as of August 24, 2021, which equates to a Cut-off Date LTV and Balloon LTV of 41.8%. In addition, the appraiser concluded to a “go dark” appraised value of $145.0 million as of August 24, 2021, which equates to a Cut-off Date LTV and Balloon LTV of 70.1%.

(8)	The 520 Almanor Property (as defined below) was built in 2021, and therefore Historical NOI and Occupancy information is not available.

The Loan.  The mortgage loan (the “520 Almanor Loan”) is part of a whole loan (the “520 Almanor Whole Loan”) with an aggregate outstanding principal balance as of the Cut-off Date of $101.6 million, which is secured by the borrower’s leasehold interest in a Class A office building located in Sunnyvale, California (the “520 Almanor Property”). The 520 Almanor Loan will be evidenced by the controlling Note A-1 with an original principal balance as of the Cut-off Date of $51.6 million, representing approximately 5.4% of the Initial Pool Balance. The 520 Almanor Whole Loan is comprised of two pari passu notes with an aggregate principal balance as of the Cut-off Date of $101.6 million as detailed in the “Whole Loan Summary” table below. The relationship between the holders of the 520 Almanor Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

The 520 Almanor Whole Loan has a 120-month initial interest-only term and accrues interest at a rate of 2.55500% per annum (the “Initial Interest Rate”). The 520 Almanor Whole Loan is structured with an anticipated repayment date of November 6, 2031 and a final maturity date of June 6, 2034. From and after the ARD, in the event the 520 Almanor Whole Loan is not paid-off on or before the ARD, the 520 Almanor Loan will accrue interest at a fixed rate equal to the greater of (i) 5.05500% and (ii) the 10-year treasury swap yield as of the ARD plus 3.38000% (the “Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred as described below under “Lockbox / Cash Management.”

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

520-522 Almanor Avenue Sunnyvale, CA 94085	Collateral Asset Summary – Loan No. 6 520 Almanor	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,600,000 40.0% 5.00x 13.0%

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$51,600,000	$51,600,000	Benchmark 2021-B30	Yes
A-2	50,000,000	50,000,000	DBRI	No
Whole Loan	$101,600,000	$101,600,000

Proceeds of the 520 Almanor Whole Loan along with borrower sponsor equity were primarily used in connection with the acquisition of the 520 Almanor Property, pay closing costs and fund upfront reserves.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$101,600,000	39.6%	Purchase Price	$254,000,000	98.9%
Borrower Sponsor Equity	155,208,429	60.4	Closing Costs	2,208,429	0.9
			Reserves	600,000	0.2
Total Sources	$256,808,429	100.0%	Total Uses	$256,808,429	100.0%

The Borrower and the Borrower Sponsors. The borrower is GI TC Peery Park LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. The borrower sponsor is TechCore, LLC, a joint venture between GI Partners and CalPERS. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 520 Almanor Whole Loan. There is no separate non-recourse carveout guarantor with respect to the 520 Almanor Whole Loan. The borrower sponsor delivered an environmental indemnity at origination of the 520 Almanor Whole Loan.

TechCore is a fully discretionary core real estate fund that launched in 2021 and is managed by GI Partners with commitments from CalPERS. The fund is a core investment vehicle actively investing in or owning technology-advantaged real estate in the United States, including data centers, carrier hotels, corporate campuses for technology tenants, and life science properties, located in primary markets and leased to industry leading tenants. To date, GI Partners has invested in over 3.0 million sq. ft. of core technology-advantaged real estate for TechCore.

The Property. The 520 Almanor Property is a four-story, Class A LEED Gold, office building totaling 231,220 sq. ft., located in Sunnyvale, California. The 520 Almanor Property sits on a 4.4-acre site and was recently completed in early August 2021. Improvements include a seven-level parking structure and surface lot, which includes 632 parking spaces (2.86 per 1,000 sq. ft.) and 4,000 sq. ft. of retail space on the ground floor. The 520 Almanor Property features large 52,500 sq. ft. floor plates, 14’-16’ clear heights and a 7,000 sq. ft. open-air terrace on the top floor. The 520 Almanor Property was pre-leased to its sole tenant, Nokia, in September 2018. As of October 20, 2021, the 520 Almanor Property was 98.3% leased to Nokia, a subsidiary of Nokia Corporation (rated BBB-/Ba2/BB+ by Fitch/Moody’s/S&P).

The 520 Almanor Property consists of a leasehold interest under a 99-year ground lease that is in place through June 2116. Pace Properties is the ground lessor. The ongoing monthly ground rent is equal to the greater of (i) a floor base rent (currently $125,914), which increases 3% every five years, starting in July 2023 and (ii) 14.0% of the effective triple-net base rent paid by Nokia (or any replacement tenant) (based on the full 231,220 sq. ft.).

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration(3)
Nokia(4)	BBB- / Ba2 / BB+	227,220	98.3%	$62.02	100.0%	6/30/2034
Total / Wtd. Avg. Occupied		227,220	98.3%	$62.02	100.0%
Vacant		4,000	1.7%
Total		231,220	100.0%
(1)	Based on the underwritten rent roll dated October 20, 2021.

(2)	The Credit Rating represents the parent company, Nokia Corporation, which guarantees the lease.

(3)	There are no termination or contractions options.

(4)	Nokia has executed a lease but is not yet in occupancy and open for business pending the completion of the related build out. According to the borrower sponsor, Nokia anticipates it will take occupancy of all of its demised premises on or prior to January 10, 2022. However, we cannot assure you that Nokia will take occupancy and open for business as expected or at all. Nokia is not obligated to pay base rent from April 1, 2021 through November 30, 2021 and is only obligated to pay 50% of base rent from December 1, 2021 through June 30, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

520-522 Almanor Avenue Sunnyvale, CA 94085	Collateral Asset Summary – Loan No. 6 520 Almanor	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,600,000 40.0% 5.00x 13.0%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM & 2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2029	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2030	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2031	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2032 & Thereafter	1	227,220	98.3%	227,220	98.3%	$62.02	100.0%	100.0%
Vacant	NAP	4,000	1.7%	231,220	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	1	231,220	100.0%			$62.02	100.0%
(1)	Based on the underwritten rent roll dated October 20, 2021.

Sole Tenant.

Nokia Corp (“Nokia”) (227,220 sq. ft.; 98.3% of net rentable area; 100.0% of U/W Base Rent) is a subsidiary of Nokia Corporation (rated BBB-/Ba2/BB+ by Fitch/Moody’s/S&P), which is a multinational telecommunications, information technology and consumer electronics company headquartered in Espoo, Finland offering a comprehensive portfolio of network equipment, software, services and licensing opportunities. Nokia Corporation is a public limited-liability company listed on the Nasdaq Helsinki, Euronext Paris and New York Stock Exchange. As of fiscal year end 2020, Nokia Corporation reported approximately €21.9 billion in net sales and €8.2 billion in gross profit. Nokia Corporation has been in business for over 155 years and operates in 130 countries worldwide. Over the past two decades, Nokia Corporation has invested approximately €129 billion in research and development and has over 3,500 patent families declared as essential to 5G.

Nokia signed a 13.25-year lease with an initial term through June 2034, which has two, five-year renewal options for a fully extended lease expiration date in June 2044. There are no termination or contraction rights in the lease. Nokia has an initial base rent of $62.02 PSF with 3.0% annual rent escalations. Nokia is not yet in occupancy and open for business pending the completion of the related build out. According to the borrower sponsor, Nokia anticipates it will take occupancy of all of its demised premises on or prior to January 10, 2022.  However, we cannot assure you that Nokia will take occupancy and open for business as expected or at all. Nokia is not obligated to pay base rent from April 1, 2021 through November 30, 2021 and is only obligated to pay 50% of base rent from December 1, 2021 through June 30, 2022. Nokia’s lease is fully guaranteed by Nokia Corporation, with a maximum rent guarantee of $181 million and maximum indemnification guarantee of $20.0 million with respect to Nokia’s general indemnification obligations under the Nokia Lease. The rent guaranteed amount will be reduced annually by the aggregate rent payments each year, and the indemnification guaranteed amount will be reduced upon any payments for claims made for any of Nokia’s indemnification obligations.

The 520 Almanor Property houses Nokia’s core research and development division supporting 5G, 6G and Internet of Things (IoT) research and development and is expected to include a significant lab component on the first two floors with reinforced live loads. In addition, Nokia is expected to spend approximately $400 PSF on their total buildout. Nokia is expected to consolidate its existing footprint in Sunnyvale and Mountain View into the 520 Almanor Property. We cannot assure you Nokia will complete its buildout or consolidate its footprint at the 520 Almanor Property as expected or at all.

Nokia is a key technology partner of Verizon’s, with the two companies working together to offer 5G Private Wireless Network solution, a high-performance, end-to-end enterprise network and edge computing platform. The Nokia Verizon 5G Solution gives enterprises the power to manage critical assets through a simple web portal, eliminating the need for complex management systems while providing a single, reliable, secure 5G data network. In addition to Verizon, Nokia has 5G deals with most major wireless operators in the United States and Europe. Nokia has secured around 150 commercial deals, and it anticipates that number to rise as more carriers extend their 5G networks.

COVID-19 Update. As of October 15, 2021, the 520 Almanor Whole Loan is not subject to any forbearance, modification or debt service relief request. The first payment date for the 520 Almanor Loan is December 6, 2021. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

520-522 Almanor Avenue Sunnyvale, CA 94085	Collateral Asset Summary – Loan No. 6 520 Almanor	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,600,000 40.0% 5.00x 13.0%

Environmental Matters. According to a Phase I environmental report dated June 15, 2021, there are no recognized environmental conditions or recommendations for further action at the 520 Almanor Property.

The Market. The 520 Almanor Property is located in the Peery Park district of Sunnyvale, California, part of the Silicon Valley market. The Peery Park District includes major companies such as Microsoft, Apple, Google, Amazon, and LinkedIn, among others. The 520 Almanor Property benefits from its close proximity to the Cal Train Sunnyvale and Mountain View stations, which are both located within a three-mile radius and are easily accessible via shuttle. Additionally, the 101 Highway, 237 Highway and Central Expressway provide convenient access to the 520 Almanor Property.

According to the appraisal, the 520 Almanor Property is located in the Peery Park office submarket. As of the second quarter of 2021, the Peery Park submarket contained approximately 4.3 million sq. ft. of office inventory, approximately 22% of the entire Sunnyvale office inventory. Over the same period, the office vacancy in the submarket was approximately 14.1%, down from 17.5% at the end of 2020. The overall average asking rental rate for all office space, including class “A” and “B” space, in the Peery Park submarket is $77.28 PSF, fully serviced (or between about $62.40 and $65.40 PSF, triple-net). The recent class “A” office facilities leases in or near the subject market reflect rental rates between $44.40 and $72.00 PSF, triple-net, with most between $52.20 and $66.00 PSF, triple-net.

The following chart displays six lease comparables for office space. Office lease comparables’ rents range from $44.52 PSF to $72.00 PSF.

Comparable Office Leases(1)
Property Name	Tenant Name	Tenant Leased Space	Lease Date	Lease Term (months)	Base Rent Per Sq. Ft.
520 Almanor(2)	Nokia	227,220	Apr-21	159	$62.02
Sunnyvale Cityline	Uber Techonologies, Inc.	290,181	Jun-19	126	$72.00
Moffett Towers II, Bldgs. 3-5	Facebook Inc.	1,051,899	Jun-19	180-184	$52.20
America Center Building 4	Bill.com	131,801	Dec-19	132	$45.00
Coleman Highline Phase II	Roku Inc.	380,951	Mar-20	126	$44.52
700 Santana Row	NetApp	303,700	Apr-21	132	$45.60
Sunnyvale Pathline Park	Apple Inc.	701,118	May-21	120	$45.00
(1)	Based on the Appraisal.

(2)	Based on the underwritten rent roll as of October 20, 2021.

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	U/W	U/W PSF
Base Rent	$14,092,574	60.95
Credit Rent Steps(3)	2,014,529	8.71
Vacant Income	140,000	0.61
Gross Potential Rent	$16,247,103	$70.27
Reimbursements	3,956,241	17.11
Vacancy	(1,010,167)	(4.37)
Other Income	0	0.00
Effective Gross Income	$19,193,177	$83.01

Real Estate Taxes	$3,026,945	13.09
Insurance	228,312	0.99
Management	575,795	2.49
Ground Rent	1,988,772	8.60
Other Operating Expenses	205,276	0.89
Total Operating Expenses	$6,025,100	$26.06

Net Operating Income	$13,168,077	$56.95
TI/LC	0	0.00
Replacement Reserves	0	0.00
Net Cash Flow	$13,168,077	$56.95
(1)	Based on the underwritten rent roll as of October 20, 2021.

(2)	The 520 Almanor Property was built in 2021, therefore no historical information is available.

(3)	Credit Rent Steps represent the straight-line rent credit for Nokia through the anticipated repayment date.

Property Management.  The 520 Almanor Property is managed by RiverRock Real Estate Group, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

520-522 Almanor Avenue Sunnyvale, CA 94085	Collateral Asset Summary – Loan No. 6 520 Almanor	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,600,000 40.0% 5.00x 13.0%

Lockbox / Cash Management.  The 520 Almanor Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause tenants to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower and the property manager are required to deposit all rents and gross revenue from the 520 Almanor Property into such lockbox account within two business days of receipt. If no 520 Almanor Trigger Period exists, on a weekly basis, and on business day immediately preceding each monthly payment date, all funds in the lockbox account are required to be swept into the borrower’s operating account. During a 520 Almanor Trigger Period, sums on deposit in the lockbox account are required to be transferred on a daily basis to a lender-controlled deposit account to be applied to payment of all required monthly amounts (including, without limitation, taxes and insurance, ground rent, debt service and required reserves) and approved property operating expenses, with, prior to ARD, any excess funds to be held by the lender as additional collateral for the loan.

After the ARD, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the 520 Almanor Whole Loan until the outstanding principal balance has been reduced to zero, then to any excess interest until the excess interest has been reduced to zero and then to any other indebtedness due under the 520 Almanor Whole Loan until the other indebtedness has been reduced to zero.

A “Trigger Period” will commence upon the occurrence of (i) an event of default (and will end upon the cure or waiver of such event of default), (ii) if the debt service coverage ratio falls below 1.20x unless a Single Tenant Condition (as defined below) is satisfied, (and will end at such time the debt service coverage ratio exceeds 1.20x for two consecutive quarters, or the Single Tenant Condition is satisfied), (iii) the commencement of a Lease Sweep Period (as defined below) (and will end upon the termination thereof) and (iv) the occurrence of the ARD (and will end upon the repayment of the 520 Almanor Whole Loan in full).

A “Lease Sweep Period” will commence (a)(i) with respect to the Lease Sweep Lease (as defined below), the earlier to occur of (1) 12 months prior to the earliest stated expiration of a Lease Sweep Lease and (2) upon the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option; (b) the receipt by borrower or property manager of notice from the tenant under a Lease Sweep Lease exercising its right to terminate its lease; (c) the date that a Lease Sweep Lease is surrendered, cancelled or terminated; (d) the date that any tenant under a Lease Sweep Lease (other than a tenant that has an Investment Grade Rating (as defined below)) will discontinue its business (i.e., “goes dark”) at substantially all of its Lease Sweep Lease space at the 520 Almanor Property for more than 30 consecutive days, excluding (i) the temporary closure of building amenity space such as cafeterias and gyms pursuant to applicable legal requirements, (ii) a temporary closure as the result of repairs, alterations, or restoration, which such repairs, alterations or restoration, as applicable, are being performed diligently and in accordance with the loan documents, and/or (iii) a temporary closure effectuated in order to comply with legal requirements which restrict the use or occupancy of the 520 Almanor Property; (e) upon a default of the tenant under a Lease Sweep Lease beyond any applicable notice and cure periods, which such default is (x) a material monetary or non-monetary default that would reasonably be anticipated to have a material adverse effect and/or (y) a failure to pay base rent; (f) the occurrence of an insolvency proceeding of the tenant under a Lease Sweep Lease or the guarantor under such lease.

A Lease Sweep Period will end upon, (A) with respect to clauses (i)(a), (i)(b), (i)(c), and (i)(d) above, at least 70% of the Lease Sweep space is leased pursuant to one or more qualified leases and, in the lender’s good faith judgment, sufficient funds have been accumulated in the lease sweep account in accordance with the loan documents to cover all related leasing expenses and free/gap/abated rent periods (not to exceed the applicable Rent Reserve Cap Amount (defined below)); (B) in the case of clause (i)(a) above, the date on which the subject tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with borrower acceptable to lender) with respect to all of its Lease Sweep Space, and in the lender’s good faith judgment, sufficient funds have been accumulated in the Lease Sweep Account in accordance with the loan documents to cover all related leasing expenses and free/gap/abated rent periods (not to exceed the applicable Rent Reserve Cap Amount (as defined below)); (C) in the case of clause (i)(b) above, if such termination option is not validly exercised by the tenant under the applicable Lease Sweep Lease by the latest exercise date specified in such Lease Sweep Lease or is otherwise validly and irrevocably waived in writing by the related tenant; (D) in the case of clause (i)(e) above, the date on which the subject default has been cured, and no other default under such Lease Sweep Lease occurs for a period of two consecutive months following such cure; (E) in the case of clause (i)(f) above, (a) the applicable insolvency proceeding has terminated; (F) in the case of clause (i)(d) above, if the credit rating of the tenant under a Lease Sweep Lease (or the applicable guarantor of such lease) has been restored to at least an investment grade rating; (G) in the case of clauses (i)(a), (i)(b), (i)(c), (i)(d), (i)(e), and (i)(f) above, the date on which either (X) the 520 Almanor Property has achieved a debt yield of at least 8.5% or (Y) each of the following conditions is satisfied: (a) the sum of lease sweep funds accumulated in the lease sweep account with respect to the Untenanted Portion (defined below) of the Lease Sweep Lease in question is equal to the Lease Sweep Deposit Amount (as defined below) applicable to such Untenanted Portion of the Lease Sweep space and (b) in the lender’s judgment sufficient funds have been accumulated in the lease sweep account with respect to the Tenanted Portion (defined below) in accordance with the loan documents to cover all related leasing expenses and free/gap/abated rent periods (not to exceed the Rent Reserve Cap Amount).

An “Investment Grade Rating” means (i) with respect to Nokia Corporation and/or Nokia Corporation’s lease guarantor, (x) a long-term unsecured debt rating of at least “BBB-” from Fitch and (y) has a long-term unsecured debt rating that has not been downgraded by Moody’s or S&P below the respective ratings assigned by ratings agencies such as S&P, Moody’s, Fitch, DBRS Morningstar or Kroll as

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

520-522 Almanor Avenue Sunnyvale, CA 94085	Collateral Asset Summary – Loan No. 6 520 Almanor	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,600,000 40.0% 5.00x 13.0%

of the origination date, and (ii) with respect to any other person, has a long-term unsecured debt rating of at least “BBB-” from S&P and an equivalent rating from each of the other rating agencies which rate such person.

A “Rent Reserve Cap Amount” means with respect to a reserve established in connection with free rent periods, gap rent periods, and/or rent abatement periods under one or more leases, an amount sufficient to cause the debt service coverage ratio to be equal to 1.20x during such free rent periods, gap rent periods and/or rent abatement periods, as applicable.

A “Lease Sweep Deposit Amount” means an amount equal to the total rentable sq. ft. of the applicable space leased pursuant to a Lease Sweep Lease multiplied by $25.00.

A “Tenanted Portion” means any portion of the applicable Lease Sweep space which has been re-tenanted pursuant to one or more qualified leases. An “Untenanted Portion” means any portion of the applicable Lease Sweep space which does not qualify as the Tenanted Portion.

A “Lease Sweep Lease” means (i) the Nokia lease or (ii) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates covers the majority of the applicable Lease Sweep Lease space.

Initial and Ongoing Reserves.  At loan origination, the borrower deposited $600,000 into an interest and carry cost shortfall reserve, , which funds are required to be disbursed by lender to borrower in equal installments of $300,000 on November 8, 2021 and December 6, 2021, provided no material event of default has occurred and is continuing.

Tax Reserve – During a Trigger Period, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes.

Insurance Reserve – During a Trigger Period, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums, unless an acceptable blanket policy is in effect. As of the loan origination date, an acceptable blanket policy was in place.

Replacement Reserve – During a Trigger Period, the borrower is required to deposit into a replacement reserve, on a monthly basis, $3,853.67.

Rollover Reserve – During a Trigger Period, the borrower is required to deposit into a rollover reserve, on a monthly basis, $28,902.50.

Ground Rent Reserve – During the continuance of a Trigger Period, the borrower is required to deposit into a ground rent reserve, on a monthly basis, an amount equal to the ground rent payable under the ground lease.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12121 Victory Boulevard North Hollywood, CA 91606	Collateral Asset Summary – Loan No. 7 Valley Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,900,000 59.4% 2.13x 8.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12121 Victory Boulevard North Hollywood, CA 91606	Collateral Asset Summary – Loan No. 7 Valley Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,900,000 59.4% 2.13x 8.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12121 Victory Boulevard North Hollywood, CA 91606	Collateral Asset Summary – Loan No. 7 Valley Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,900,000 59.4% 2.13x 8.1%

Mortgage Loan Information
Loan Seller:	GSMC
Loan Purpose:	Refinance
Borrower Sponsor(1):	Christopher Shane and Christopher Shane, as Trustee of The Christopher Donaldson Shane 2005 Living Trust as amended and restated May 28, 2009
Borrower:	GC NOHO, LLC
Original Balance:	$38,900,000
Cut-off Date Balance:	$38,900,000
% by Initial UPB:	4.1%
Interest Rate:	3.70600%
Payment Date:	6th of each month
First Payment Date:	November 6, 2021
Maturity Date:	October 6, 2031
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25), D(90), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly	Cap
Taxes:	$75,487	$75,487	NAP
Insurance:	$3,850	$57,352	NAP
Replacement:	$0	$2,588	$93,183
TI/LC:	$0	$0	NAP
Other:	$2,754,700	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	North Hollywood, CA
Year Built / Renovated:	1951 / 2004, 2021
Total Sq. Ft.:	155,305
Property Management:	Athena Management, Inc.
Underwritten NOI(3):	$3,159,966
Underwritten NCF(3):	$3,114,030
Appraised Value:	$65,500,000
Appraisal Date:	August 16, 2021

Historical NOI(4)
Most Recent NOI:	NAV
2020 NOI:	NAV
2019 NOI:	NAV
2018 NOI:	NAV

Historical Occupancy(4)
Most Recent Occupancy(5):	100.0% (June 30, 2021)
2020 Occupancy:	NAV
2019 Occupancy:	NAV
2018 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$38,900,000	$250 / $250	59.4% / 59.4%	2.16x / 2.13x	8.1% / 8.0%	8.1% / 8.0%

(1)	Christopher Shane and Christopher Shane, as Trustee of The Christopher Donaldson Shane 2005 Living Trust as amended and restated May 28, 2009 are the nonrecourse carve-out guarantors.

(2)	See “Initial and Ongoing Reserves” herein.

(3)	Underwritten NOI and Underwritten NCF are based on the June 30, 2021 rent roll, executed leases and lender adjustments, including rent steps through November 2022. See “Cash Flow Analysis” herein.

(4)	Historical cash flows and occupancy are not available as the borrower sponsor purchased the Valley Plaza Property (as defined below) partially vacant in 2021.

(5)	Most Recent Occupancy includes Target, which has executed a lease but has not yet opened. Target is expected to open to the public in the spring of 2022. We cannot assure you that Target will open as anticipated or at all.

The Loan. The mortgage loan (the “Valley Plaza Loan”) has an original principal balance and an outstanding principal balance as of the Cut-off Date of $38,900,000 and is secured by a first deed of trust encumbering the borrower’s fee simple interest in an anchored retail property located in North Hollywood, California (the “Valley Plaza Property”).

The Valley Plaza Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Valley Plaza Loan requires interest-only payments during the full term and accrues interest at the rate of 3.70600% per annum.

The borrower sponsor utilized the proceeds of the Valley Plaza Loan to refinance existing debt, fund upfront reserves and pay origination costs.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$38,900,000	99.5%	Loan Payoff	$36,115,382	92.4%
Borrower Sponsor Equity	196,192	0.5	Reserves	2,834,037	7.2
			Origination Costs	146,774	0.4
Total Sources	$39,096,192	100.0%	Total Uses	$39,096,192	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12121 Victory Boulevard North Hollywood, CA 91606	Collateral Asset Summary – Loan No. 7 Valley Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,900,000 59.4% 2.13x 8.1%

The Borrower and the Borrower Sponsor. The borrower is GC NOHO, LLC, a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Valley Plaza Loan. The borrower sponsors and nonrecourse carve-out guarantors are Christopher Shane and Christopher Shane, as Trustee of The Christopher Donaldson Shane 2005 Living Trust as amended and restated May 28, 2009. Christopher Shane is the founder of Gryphon Capital, LLC (“Gryphon Capital”) and is involved in the day-to-day management of the company. As founder and managing partner, Mr. Shane is responsible for all investments and operations. Gryphon Capital specializes in the acquisition and development of both single and multi-tenant retail, office, hotel and mixed-use projects. Gryphon Capital is a real estate development and management firm founded by Christopher Shane in 2003. Gryphon Capital has over seven hundred thousand square feet of retail under development or pre-development throughout the Western United States with a combined value in excess of $150 million.

The Property. The Valley Plaza Property is a two-level three-tenant community center building that contains approximately 155,305 sq. ft. of gross leasable area, located in the San Fernando Valley-East submarket. The Valley Plaza Property was originally built in 1951 and was renovated in 2004 and 2021. The Valley Plaza Property is occupied by three long-term credit tenants. Target is the anchor tenant occupying 80,411 sq. ft. The junior anchor tenants are Ross Dress for Less and Burlington Coat Factory occupying 32,214 and 42,680 sq. ft., respectively. The Valley Plaza Property is currently 100% leased and the average contract rent is $20.37 PSF. There are approximately 251 parking spaces, with a parking ratio of approximately 1.62 spaces per 1,000 sq. ft. of net leasable area.

Target is currently building out its space and has an expected opening date of spring 2022 and will incur a penalty fee of $1,672 per day until the store is opened to the public unless it meets the opening date deadline of March 31, 2023. We cannot assure you that Target will open as expected or at all. The 15-year contractual lease term will not begin until Target is open to the public. Target is currently paying monthly rent of $127,317 under its lease since taking possession of its space in May 2021. Target has no early termination rights and has signed a Confirmation of Possession Agreement. The Valley Plaza Property has an in-place underwritten occupancy of 100.0%. Tenants are not required to report sales.

Major Tenants.

Target (80,411 sq. ft.; 51.8% of NRA; 49.6% of U/W base rent) Target is currently building out its space and is expected to open to the public in the spring of 2022, with a 15-year lease term that will commence on its opening date. Target is a general merchandise retailer with stores in all 50 states and the District of Columbia. Target was founded in 1962 and is headquartered in Minneapolis, Minnesota. Target may terminate its lease with 30 days’ notice to the landlord if the space has not been delivered on or before October 31, 2023. We cannot assure you Target will take occupancy as expected or at all.

Burlington Coat Factory (42,680 sq. ft.; 27.5% of NRA; 27.0% of U/W base rent) Burlington Coat Factory occupies one suite with a lease expiring in February 2030. Headquartered in New Jersey, Burlington Coat Factory is a nationally recognized off-price retailer with reported fiscal 2020 revenues of $5.8 billion. The company is a Fortune 500 company, and its common stock is traded on the New York Stock Exchange under the ticker symbol “BURL.” The company operated 761 stores as of the end of the fourth quarter of fiscal 2020 in 45 states and Puerto Rico, principally under the name Burlington Stores.

Ross Dress for Less (32,214 sq. ft. 20.7% of NRA; 23.4% of U/W base rent) Ross Dress for Less is an American off-price apparel and home fashion chain with 1,585 locations in 40 states, the District of Columbia, and Guam at fiscal 2020 year-end. Ross Dress for Less is headquartered in Dublin, California, with reported fiscal 2020 revenues of $12.5 billion.

COVID-19 Update. As of October 13, 2021, The Valley Plaza Loan is not subject to any forbearance, modification or debt service relief request. As of October 13, 2021, the borrower sponsor has reported that 100% of the contractual August 2021 and September 2021 rent payments were received. The first due date for the Valley Plaza Loan is in November 2021. Burlington Coat Factory deferred 50.0% of monthly rent from April 1, 2020 through June 30, 2020, all of which was repaid in six monthly installments that commenced November 1, 2020. Ross Dress for Less deferred 50.0% of monthly rent from May 1, 2020 through October 31, 2020, all of which was repaid in six monthly installments that commenced February 1, 2021. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12121 Victory Boulevard North Hollywood, CA 91606	Collateral Asset Summary – Loan No. 7 Valley Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,900,000 59.4% 2.13x 8.1%

The following table presents certain information relating to the tenants (of which, certain tenants may have cotenancy provisions) at the Valley Plaza Property:

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.	% of Total U/W Base Rent	Occupancy Cost	Lease Expiration
Target(3)	A / A2 / A	80,411	51.8%	$19.51	49.6%	15.7%	3/31/2037
Burlington Coat Factory(4)	NR / NR / BB+	42,680	27.5	20.00	27.0	11.1%	2/28/2030
Ross Dress for Less(5)	NR / A2 / BBB+	32,214	20.7	23.00	23.4	10.4%	1/31/2030
Largest Tenants		155,305	100.0%	$20.37	100.0%
Remaining Occupied		0	0.0	0.00	0.0
Total / Wtd. Avg. Occupied Collateral		155,305	100.0%	$20.37	100.0%
Vacant		0	0.0
Total		155,305	100.0%
(1)	Based on the underwritten rent roll dated June 30, 2021 with rent steps through November 2022.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Target has three, 5-year extension options followed by one, 4-year 11-month extension option. Notice must be given no earlier than 24 months and no later than 12 months prior to the lease expiration. Target is currently building out its space and is expected to open to the public in the spring of 2022, with a 15-year lease term that will commence on its opening date. Target is currently paying monthly rent of $127,317 under its lease since taking possession of its space in May 2021. Target may terminate its lease with 30 days’ notice to the landlord if the space has not been delivered on or before October 31, 2023. No assurance can be made that Target will open as expected or at all.

(4)	Burlington Coat Factory has four, 5-year extension options. Burlington Coat Factory deferred 50.0% of monthly rent from April 1, 2020 through June 30, 2020, all of which was repaid in six monthly installments that commenced November 1, 2020.

(5)	Ross Dress for Less has four, 5-year extension options. Ross Dress for Less deferred 50.0% of monthly rent from May 1, 2020 through October 31, 2020, all of which was repaid in six monthly installments that commenced February 1, 2021. Ross Dress for Less was closed for business from March 20, 2020 through June 3, 2020.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2022	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2023	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2024	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2025	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2026	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2027	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2028	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2029	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2030	2	74,894	48.2	74,894	48.2%	$21.29	50.4	50.4%
2031	0	0	0.0	74,894	48.2%	$0.00	0.0	50.4%
2032 & Thereafter	1	80,411	51.8	155,305	100.0%	$19.51	49.6	100.0%
Vacant	NAP	0	0.0	155,305	100.0%	NAP	NAP	100.0%
Total / Wtd. Avg.	3	155,305	100.0%			$20.37	100.0%
(1)	Based on the underwritten rent roll dated June 30, 2021 with rent steps through November 2022.

Environmental Matters. According to a Phase I environmental report dated February 11, 2021 (as revised August 24, 2021), there are no recognized environmental conditions or recommendations for further action at the Valley Plaza Property.

The Market. The Valley Plaza Property is located in the San Fernando Valley-East submarket, which is in the San Fernando Valley of Los Angeles, California. The San Fernando Valley-East submarket has an inventory of approximately 4,022,000 sq. ft., representing approximately 5.9% of the region’s inventory. The San Fernando Valley-East submarket has an estimated vacancy rate of 5.8% as of second quarter 2021. The San Fernando Valley (often referred to as “The Valley”) is an urbanized area north of Los Angeles that is surrounded by hills and mountains and has an estimated population of 1.8 million people. Five primary freeways serve the San Fernando Valley. The Ronald Reagan (State Route 118) Freeway traverses the Valley along its northerly boundary, providing access between eastern Ventura County and the easterly San Fernando Valley. The Ventura (U.S. Highway 101) Freeway provides east/west access through the southern portion of the Valley. The Ventura Freeway is a primary surface route providing access between western Ventura County and eastern Los Angeles County. The San Diego (Interstate 405) Freeway provides north/south access through the central portion of the San Fernando Valley. This freeway also runs through the westerly portion of Los Angeles County and intersects with the Golden State (Interstate 5) Freeway at the northern end of the Valley. The Hollywood (State Route 170) Freeway provides north/south access

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12121 Victory Boulevard North Hollywood, CA 91606	Collateral Asset Summary – Loan No. 7 Valley Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,900,000 59.4% 2.13x 8.1%

between the Ventura Freeway and the Golden State Freeway in the easterly portion of the Valley. Finally, the Foothill (Interstate 210) Freeway provides east/west access from the northeast portion of the San Fernando Valley to eastern Los Angeles County. According to the appraisal, the 2020 population within a one-, three- and five-mile radius of the Valley Plaza Property was 42,686, 318,150 and 695,909, respectively. The 2020 average household income within the same radii was $73,476, $90,009 and $99,133, respectively.

The appraisal identified seven comparable retail anchor leases that had NNN base rents ranging from $11.04 to $36.00 PSF with an average of $19.40 PSF. The appraiser concluded to a lease type equivalency adjustment, rent concession adjustment, changes in market conditions since the lease date, the location of the real estate, its physical traits and the economic characteristics of the property. According to the appraisal, the average asking rental rate for neighborhood centers and community shopping centers in the submarket are $34.00 PSF. and $40.63 PSF, respectively. The in-place NNN base rent PSF at the Valley Plaza Property is $20.37 PSF.

Comparable Anchor Retail Leases(1)
Property Name	Tenant Name	Lease Date	Tenant Leased Space	Lease Term (years)	Lease Type	Base Rent PSF
Valley Plaza(2)	Target	May 24, 2021	80,411	16	NNN	$19.51
8840 Corbin Avenue, Northridge, CA	Target (renewal)	June 2019	108,418	16	NNN	$18.24
2101 West Imperial Highway, La Habra, CA	Burlington	August 2019	43,874	12	NNN	$15.50
14705 Ocean Gate Avenue, Hawthorne, CA	Burlington	December 2019	45,453	10	NNN	$22.50
Ladera Ranch, CA	Stater Bros	May 2020	48,000	10	NNN	$18.00
728 S Orange Avenue, West Covina, CA	Floor & Décor	July 2020	102,046	15	NNN	$11.04
2010 E 17th Street, Santa Ana, CA	Target	September 2020	28,000	20	NNN	$36.00
111 E Compton Boulevard, Compton, CA	Burlington	October 2020	63,586	10	NNN	$14.52
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated June 30, 2021.

Cash Flow Analysis.

Cash Flow Analysis(1)
	In-Place	U/W	U/W PSF
Base Rent(2)	$3,163,114	$3,163,114	$20.37
Contractual Rent Steps(3)	0	212,801	1.37
Total Reimbursements	1,274,389	1,274,389	8.21
Gross Potential Rent	$4,437,503	$4,650,303	$29.94
Vacancy & Credit Loss	0	(148,272)	(0.95)
Effective Gross Income	$4,437,503	$4,502,031	$28.99
Total Operating Expenses	$1,340,613	$1,342,065	$8.64
Net Operating Income	$3,096,890	$3,159,966	$20.35
Replacement Reserves	0	15,531	0.10
TI/LC	0	30,405	0.20
Net Cash Flow	$3,096,890	$3,114,030	$20.05
(1)	Historical cash flows and occupancy are not available as the borrower sponsor purchased the Valley Plaza Property in May 2021.

(2)	Base Rent is based on the underwritten rent roll dated June 30, 2021.

(3)	Contractual Rent Steps include rent escalations through November 2022.

Property Management. The Valley Plaza Property is managed by Athena Management, Inc.

Lockbox / Cash Management. The Valley Plaza Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters to all tenants of the Valley Plaza Property to directly deposit all rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the Valley Plaza Property and all other money received by the borrower or the property manager with respect to the Valley Plaza Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account (if a Valley Plaza Trigger Period (as defined below) is continuing) within one business day of receipt thereof. On each business day that no Valley Plaza Trigger Period or event of default under the Valley Plaza Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a Valley Plaza Trigger Period or event of default under the Valley Plaza Loan is continuing, all funds in the lockbox account are required to be swept into the cash management account.

During the continuance of a Valley Plaza Trigger Period or an event of default under the Valley Plaza Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited (i) if the sole Valley Plaza Trigger Period is due to a Valley Plaza Rollover Trigger Event (as defined below) and no event of default exists, into the rollover reserve, and (ii) otherwise into an excess cash flow reserve account as additional collateral for the Valley Plaza Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12121 Victory Boulevard North Hollywood, CA 91606	Collateral Asset Summary – Loan No. 7 Valley Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,900,000 59.4% 2.13x 8.1%

A “Valley Plaza Rollover Tenant” means any of the following: (i) Target, (ii) Ross Dress for Less, (iii) Burlington Coat Factory, and (iv) any successor tenant which takes occupancy of all or a portion of a Valley Plaza Rollover Tenant’s leased premises under an approved substitute lease.

A “Valley Plaza Rollover Trigger Event” means each period: (i) (A) commencing (x) on the date that any Valley Plaza Rollover Tenant gives notice to terminate its lease or (y) when any Valley Plaza Rollover Tenant (other than Target) has not given timely notice to renew or exercised an extension option to renew its lease, and (B) ending on the earlier of (x) such Valley Plaza Rollover Tenant provides a written withdrawal of any notice to vacate or terminate its lease or enters into a renewal or extension of its lease and such Valley Plaza Rollover Tenant is in occupancy of all or substantially all of its leased premises, is paying full monthly rent, is open for business and has provided an updated estoppel certificate satisfactory to the lender, or (y) such Valley Plaza Rollover Tenant’s leased premises has been leased under one or more approved substitute leases; (ii) (A) commencing on the date of the occurrence of either (x) on or after November 6, 2030, any Valley Plaza Rollover Tenant goes dark, discontinues its operations or business in no less than 20% of its leased premises, vacates or is otherwise not in occupancy of at least 80% of its leased premises for a period of 30 consecutive days or more (excluding such events caused solely by casualty, condemnation, renovations or alterations undertaken pursuant to the terms of its lease or force majeure) or (y) before November 6, 2030, if such events described in the immediately preceding clause (x) occur and such events do not satisfy the go dark conditions described in the Valley Plaza Loan documents, and (B) ending on the earlier of (x) such Valley Plaza Rollover Tenant has recommenced its business and operations in the entirety of its leased premises, is paying full monthly rent, and has provided an updated estoppel certificate satisfactory to the lender or (y) such Valley Plaza Rollover Tenant’s leased premises have been leased under one or more approved substitute leases; or (iii) (A) commencing on the date of a bankruptcy filing by or against any Valley Plaza Rollover Tenant or the guarantor under its lease, (B) any Valley Plaza Rollover Tenant or the guarantor under its lease is adjudged bankrupt, (C) any Valley Plaza Rollover Tenant or the guarantor under its rollover lease is insolvent, or (D) any Valley Plaza Rollover Tenant or the guarantor under its rollover lease makes an assignment for the benefit of creditors, and ending on the earlier of (x) such case is dismissed 90 days after commencement without any negative impact on the applicable Valley Plaza Rollover Tenant lease and such Valley Plaza Rollover Tenant is paying normal monthly rent and is otherwise in compliance with the terms of its lease and has provided an updated estoppel certificate satisfactory to the lender, (y) the applicable Valley Plaza Rollover Tenant assumes its lease during the bankruptcy proceeding, is paying normal monthly rent, is otherwise in compliance with the terms of its lease and has provided an updated estoppel certificate satisfactory to the lender, or (z) such Valley Plaza Rollover Tenant lease is terminated and such Valley Plaza Rollover Tenant’s leased premises have been leased under one or more approved substitute leases.

An “Valley Plaza Trigger Period” means each period (a) that commences when the debt service coverage ratio (as calculated under the Valley Plaza Loan documents), determined as of the first day of any fiscal quarter, is less than 1.25x and concludes when the debt service coverage ratio (as calculated under the Valley Plaza Loan documents), determined as of the first day of each of two consecutive fiscal quarters thereafter, is equal to or greater than 1.25x; (b) if the annual, quarterly or monthly financial reports required under the Valley Plaza Loan documents are not delivered to the lender as and when required (subject to any applicable notice and cure period) and ending when such reports are delivered and they indicate, in fact, that no Valley Plaza Trigger Period is ongoing, and (c) any period from (i) the occurrence of a Valley Plaza Rollover Trigger Event to (ii) the termination of such Valley Plaza Rollover Trigger Event as provided in the definition of such term above.

Initial and Ongoing Reserves. At loan origination, the borrower deposited approximately (i) $75,487 into a real estate tax reserve, (ii) $3,850 into an insurance reserve, and (iii) $2,754,700 into a reserve for certain unfunded obligations, comprised of $2,634,083 for the Target tenant improvements reserve and $120,617 for the Target leasing commissions reserve.

Tax Reserve - On (i) the due date occurring in November 2021, the borrower is required to fund a real estate tax reserve in the amount of $75,486.67 and (ii) each subsequent due date the borrower is required to fund 1/12 of the property taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

Insurance Reserve - On (i) each due date occurring in November 2021 through April 2022, the borrower is required to fund $57,352.30 in relation to insurance premiums due in May 2022, and (ii) each subsequent due date the borrower is required to fund 1/12 of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

Rollover Reserve – On each due date, during the continuance of a Valley Plaza Trigger Period as a result solely of a Valley Plaza Rollover Trigger Event, the borrower is required to fund a rollover reserve with all excess cash flow in accordance with the terms of the Valley Plaza Loan documents.

Capital Expenditures Reserve - On each due date, if and to the extent the amount in such reserve is less than $93,183, the borrower is required to fund a capital expenditure reserve in the amount of $2,588.42.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1341 Viele Avenue Bronx, NY 10474	Collateral Asset Summary – Loan No. 8 Amazon Hunts Point	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,700,000 59.8% 1.63x 7.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1341 Viele Avenue Bronx, NY 10474	Collateral Asset Summary – Loan No. 8 Amazon Hunts Point	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,700,000 59.8% 1.63x 7.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1341 Viele Avenue Bronx, NY 10474	Collateral Asset Summary – Loan No. 8 Amazon Hunts Point	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,700,000 59.8% 1.63x 7.2%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Borrower Sponsor:	Wildflower LTD III LLC
Borrower:	WF Industrial VIII LLC
Original Balance:	$34,700,000
Cut-off Date Balance:	$34,700,000
% by Initial UPB:	3.6%
Interest Rate:	4.38200%
Payment Date:	1st of each month
First Payment Date:	December 1, 2021
Maturity Date:	November 1, 2031
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), YM1(90), O(6)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$89,569	$17,914	NAP
Insurance:	$7,448	$1,241	NAP
Replacement:	$0	$0	NAP
TI/LC:	$0	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Leased Fee
Collateral:	Fee Simple
Location:	Bronx, NY
Year Built / Renovated:	NAP / NAP
Total Sq. Ft.(1):	120,000
Property Management:	Self-Managed
Underwritten NOI(2):	$2,511,466
Underwritten NCF(2):	$2,511,466
Appraised Value(3):	$58,000,000
Appraisal Date(3):	August 1, 2021

Historical NOI(4)
Most Recent NOI:	NAV
2019 NOI:	NAV
2018 NOI:	NAV
2017 NOI:	NAV

Historical Occupancy(4)
Most Recent Occupancy:	NAV
2020 Occupancy:	NAV
2019 Occupancy:	NAV
2018 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$34,700,000	$289 / $289	59.8% / 59.8%	1.63x / 1.63x	7.2% / 7.2%	7.2% / 7.2%
(1)	Total Sq. Ft. reflects square footage attributable to the parcel of land (including an outdoor parking facility and an approximately 2,800 square foot industrial building) which serves as collateral for the Amazon Hunts Point Loan.

(2)	Underwritten NOI and Underwritten NCF are reflective of the average contractual ground lease rent through the lease term.

(3)	Appraised Value represents the “Prospective Market Value Upon Completion and Stabilization” as of August 1, 2021, which assumes the completion of the parking lot with new paving, striping, lighting, drainage and fencing. The parking lot renovation was completed as of the loan origination date. The “as-is” value of the Amazon Hunts Point property as of July 1, 2021 is $57,000,000. The fee simple land value, as determined by the appraiser as of July 1, 2021, absent the contractual ground lease in-place, was $30,000,000.

(4)	Historical NOI and Historical Occupancy are not provided for as the leased fee nature of the collateral requires only an annual contractual ground lease payment with no accompanying expenses. The ground lease was executed in October 2021 and the sole tenant, Amazon, executed its lease in May 2020.

The Loan. The Amazon Hunts Point mortgage loan (the “Amazon Hunts Point Loan”) is secured by the leased fee interest in a 2.75-acre, 120,000 sq. ft. parcel of land (comprised of up to 150 space outdoor parking facility and approximately 2,800 sq. ft. industrial building) located in the Hunts Point section of The Bronx, New York (the “Amazon Hunts Point Property”). The Amazon Hunts Point Loan has an original principal balance and an outstanding principal balance as of the Cut-off Date of $34,700,000. Title to the Amazon Hunts Point Property is bifurcated between a leased fee and leasehold component with the borrower sponsor having ground leased the site to an affiliated entity through June 2070. The site is improved with a parking and logistics center, which the HP Logistics I LLC (the, “Ground Lessee”), an affiliate of the borrower sponsor has 100.0% leased to Amazon.com Services LLC (“Amazon”) on a ten-year term which commenced in June 2020. The Amazon lease is structured with 3.0% annual rental increases with renewal option rents at fair market value. A Recognition, Non-Disturbance, and Attornment Agreement was entered into among the borrower, the Ground Lessee, the lender and Amazon at loan origination, pursuant to which Amazon agreed to (x) recognize the borrower, lender (following a foreclosure by the lender) or any subsequent owner as the landlord under the Amazon lease or (y) enter into a direct lease with the borrower, lender (following a foreclosure) or any subsequent owner if the ground lease is no longer in full force and effect.

The Amazon Hunts Point Loan has a term of 120 months, with 120 months remaining as of the Cut-off Date. The Amazon Hunts Point Loan requires interest-only payments during its entire term and accrues interest at a rate of 4.38200% per annum. The proceeds of the Amazon Hunts Point Loan were used to pay off a prior mortgage loan, return equity to the borrower sponsor, pay closing costs and fund upfront reserves.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,700,000	100.0%	Loan Payoff	$32,036,415	92.3%
			Return of Equity	1,487,632	4.3_
			Closing Costs	1,078,937	3.1_
			Upfront Reserves	97,017	0.3_
Total Sources	$34,700,000	100.0%	Total Uses	$34,700,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1341 Viele Avenue Bronx, NY 10474	Collateral Asset Summary – Loan No. 8 Amazon Hunts Point	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,700,000 59.8% 1.63x 7.2%

The Borrower and the Borrower Sponsor. The borrower is WF Industrial VIII LLC, a Delaware limited liability company structured to be a bankruptcy-remote entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Amazon Hunts Point Loan. The borrower is wholly owned by the borrower sponsor, Wildflower LTD III LLC (“Wildflower”), a real estate developer and owner of ecommerce and logistics warehouses, film studios and self-storage facilities located in the New York metropolitan area. The non-recourse carveout guarantors of the Amazon Hunts Point Loan are Adam I. Gordon (managing partner of Wildflower) and Matthew A. Dicker (partner and chief financial officer of Wildflower). Wildflower’s current portfolio consists of over 2.6 million square feet of projects in varying stages of development.

The Property. The Amazon Hunts Point Property is the leased fee interest in a 120,000 sq. ft. parking and logistics center (including up to 150 parking spaces and a two-story, approximately 2,800 sq. ft. industrial building) situated in the Hunts Point Industrial Business Zone located in The Bronx, New York. The Amazon Hunts Point Property occupies an entire city block between Viele Avenue and East Bay Avenue (North-South) and Longfellow Avenue and Whittier Street (East-West). The borrower sponsor acquired the Amazon Hunts Point Property in June 2020 and demolished the existing structures to facilitate the construction of an outdoor parking and logistics center. Four Amazon Distribution Centers are located within a three-mile radius of the Amazon Hunts Point Property. The Amazon Hunts Point Property is located 0.1 miles from an Amazon-leased distribution center at 1300 Viele Avenue and less than a mile from an Amazon-leased distribution center at 1080 Leggett Avenue. Amazon recently leased two additional distribution centers near the Amazon Hunts Point Property, one existing facility 1.2 miles away at 1055 Bronx River Road and another under construction less than 1 mile away at 511 Barry Street.

In October 2021, the borrower sponsor entered into a ground lease with HP Logistics I LLC (as the Ground Lessee), an affiliate of the borrower sponsor. The ground lease term commenced on October 14, 2021 and expires on June 30, 2070. Annual ground rent commenced in October 2021 with an initial ground lease payment in the amount of approximately $2.2 million through June 30, 2022 and will escalate on an annual basis at a rate of 3.0% per annum, over the immediately preceding period, throughout the entirety of the ground lease term. Further, the Ground Lessee entered into a 10-year NNN lease agreement with Amazon which commenced in June 2020. The Amazon lease has two, five-year renewal options representing a fully extended lease term of 20 years with a lease expiration date in June 2040.The contractual ground lease payments and annual escalations are set to directly mirror the terms of the Amazon lease, resulting in direct pass-through of contractual rents to the borrower. Amazon took possession of its space upon substantial completion of the parking and logistics facility in September 2021.

Amazon is an American multinational technology company based in Seattle, Washington, that focuses on e-commerce, cloud computing, digital streaming, and artificial intelligence. It is considered one of the Big Five technology companies along with Google, Apple, Microsoft, and Facebook. According to the appraisal Amazon is the largest online retailer. Amazon is the second largest public employer in the United States and the world’s fifth most valuable company as measured by market capitalization.

COVID-19 Update. As of October 1, 2021, the Amazon Hunts Point Property is open and operational and the Amazon Hunts Point Loan is not subject to any modifications or forbearance requests. The first payment date of the Amazon Hunts Point Loan is December 1, 2021. Both the ground lease and the underlying Amazon lease are current with respect to all contractual rent and not subject to any lease modifications. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Underlying Tenant Summary.

Underlying Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration
Amazon(1)	A1/AA-/AA	120,000	100.0%	$20.93	100.0%	6/30/2030
Total Occupied		120,000	100.0%	$20.93	100.0%
Remaining Occupied		0	0.0%	0.00	0.0%
Total / Wtd. Avg. Occupied Collateral		120,000	100.0%	$20.93	100.0%
Vacant		0	0.0%
Total / Wtd. Avg.		120,000	100.0%
(1)	Based on the underwritten rent roll dated July 1, 2021 and the Amazon lease. The Amazon Hunts Point Property is ground leased to an affiliate of the borrower sponsor, HP Logistics I LLC, which has leased the improvements on the Amazon Hunts Point Property to Amazon. The contractual ground lease payments and annual escalations are set to directly mirror the terms of the Amazon lease, resulting in direct pass-through of contractual rents to the borrower. Lease Expiration above is reflective of the terms of the Amazon lease. The Ground Lessee has a prime lease expiration date in June 2070.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease. Underwritten base rent is based on the average ground lease rent through the loan term, which is the same as the average Amazon lease rent through the loan term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1341 Viele Avenue Bronx, NY 10474	Collateral Asset Summary – Loan No. 8 Amazon Hunts Point	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,700,000 59.8% 1.63x 7.2%

Lease Rollover Schedule(1)(2)
Year(3)	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	0.00	0.0%	0.0%
2028	0	0	0.0%	0	0.0%	0.00	0.0%	0.0%
2029	0	0	0.0%	0	0.0%	0.00	0.0%	0.0%
2030	1	120,000	100.0%	120,000	100.0%	20.93	100.0%	100.0%
2031	0	0	0.0%	120,000	100.0%	0.00	0.0%	100.0%
2032 & Thereafter	0	0	0.0%	120,000	100.0%	0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	120,000	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	1	120,000	100.0%			$20.93	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2021 and the Amazon lease.

(2)	The Amazon Hunts Point Property is ground leased to an affiliate of the borrower, HP Logistics I LLC, which has leased the improvements on the Amazon Hunts Point Property to Amazon. Underwritten base rent is based on the average ground lease rent through the loan term which is the same as the average Amazon lease rent through the loan term.

(3)	Lease expiration date is based on the expiration date of the Amazon lease. The Ground Lessee has a prime lease expiration date in June 2070.

Environmental Matters. According to a Phase I environmental report dated June 24, 2021, there was no evidence of any recognized environmental conditions at the property. The Phase I environmental report did not recommend any further action other than continued adherence during development activities to a Soil and Groundwater Management Plan instituted in July 2020.

The Market. The Amazon Hunts Point Property is located in the New York industrial market and The Bronx industrial submarket within the Hunts Point neighborhood. The New York industrial market has approximately 617.3 million sq. ft. of logistics centers across the market. The market has seen vacancy rates drop to their lowest of the 2021 calendar year at 3.8%. New York County has seen the most growth over the past 11 years with a total population growth of 2.4% since 2010, according to the appraisals forecasted 2021 population figures. According to a third party market research report, as of 2021, the population within 1.0, 3.0 and 10.0 miles of the Amazon Hunts Point Property is 22,233, 730,446, and 6,790,415, respectively.

The Amazon Hunts Point Property is approximately 1.2 miles southwest of I-278 and 2.4 miles south of I-95, providing direct highway access to the dense population within the boundaries of New York City, Long Island, Westchester, Connecticut and New Jersey. Additionally, the Amazon Hunts Point Property is within 8 miles of LaGuardia International Airport and 16 miles from JFK International Airport. According to the appraisal, the surrounding New York City area has a population of roughly 8.3 million people. The Hunts Point neighborhood is anchored by the Hunts Point Food Distribution Center, among the largest food distribution centers in the world, as well as the Fulton Fish Market, which was relocated to Hunts Point in 2005. According to a third party market research report, The Bronx industrial submarket has an average asking rent of $20.16 PSF, a vacancy rate of 4.5%, and a twelve month net absorption of 103,000 PSF. The appraisal identifies 16 comparable parking facility leases ranging in size from 5,800 to 741,000 sq. ft. In-place rents for the comparable NNN leases range between $10.34 and $35.29 PSF with a weighted average of approximately $14.73 PSF. The appraisal provides for a market rent conclusion of $19.00 per PSF, in-line with in-place rent under the Amazon lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1341 Viele Avenue Bronx, NY 10474	Collateral Asset Summary – Loan No. 8 Amazon Hunts Point	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,700,000 59.8% 1.63x 7.2%

Parking Rent Comparables(1)
Property Name	Tenants	Lease Date	Size (Sq. Ft.)	Term (yrs.)	Initial Rent (Sq. Ft.)	Lease Type
1340 Lafayette Avenue	Amazon	2021	55,000	10	$18.22	Net
Bronx, NY
Columbia Street	Amazon	2021	60,670	12.5	$12.00	Net
Brooklyn, NY
Rockaway Boulevard	Amazon	2021	279,429	10	$17.63	Net
Queens, NY
55-15 Grand Avenue	Amazon	2020	741,000	20	$15.00	Net
Flushing, NY
Richards Street	Confidential	2020	160,576	15.33	$12.00	Net
Red Hook, NY
Exterior Drive	Amazon	2020	61,296	5	$10.85	Net
Concourse Village, NY
Barry Street	Confidential	2020	38,000	10	$15.00	Net
Hunts Point, NY
1 Railroad Place	Amazon	2020	100,000	10	$12.00	Net
Maspeth, NY
27-10 49th Avenue	Lyft	2020	18,200	10	$15.00	Net
Maspeth, NY
1132 Oak Point	Amazon	2019	42,700	5	$12.50	Net
Hunts Point, NY
1132 Oak Point	Amazon	2019	68,475	4	$12.50	Net
Hunts Point, NY
1132 Oak Point	Pallets R Us	2019	20,025	3	$14.00	Net
Hunts Point, NY
28-90 Review Avenue	PMG LLC	2019	5,800	MTM	$10.34	Net
Long Island City, NY
28-90 Review Avenue	Holiday Rush Productions	2019	6,121	MTM	$35.29	Net
Long Island City, NY
101 Varick Avenue	NYC DOT	2019	62,000	MTM	$15.00	Net
Bushwick, NY
28-90 Review Avenue	Insight Equipment	2018	9,865	20	$18.99	Net
Long Island City, NY
(1)	Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent(2)	$2,511,467	$20.93
Vacant Income	0	$0.00
Gross Potential Rent	$2,511,467	$20.93
Total Reimbursements	0	$0.00
Gross Potential Income	$2,511,467	$20.93
Total Other Income	0	$0.00
Vacancy	0	$0.00
Effective Gross Income	$2,511,466	$20.93
Total Expenses	0	$0.00
Net Operating Income	$2,511,466	$20.93
TI/LC	0	$0.00
Replacement Reserves	0	$0.00
Net Cash Flow	$2,511,466	$20.93
(1)	Historical financial information is not provided as the leased fee nature of the collateral provides an annual contractual ground lease payment with no accompanying expenses. The ground lease was executed in October 2021 and the sole subtenant, Amazon, executed its lease in May 2020.

(2)	Underwritten base rent is based on the average ground lease rent through the loan term, which is the same as the average Amazon lease rent through the loan term.

Property Management. The Amazon Hunts Point Property is self-managed.

Lockbox / Cash Management. The Amazon Hunts Point Loan is structured with an in place hard lockbox and springing cash management. All funds in the lockbox accounts will be swept to an account designated by the borrower, unless a Cash Sweep Event (as defined below) is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lender, at which point, following payment of taxes and insurance, debt service and operating expenses, all funds are required to be deposited into the excess cash flow reserve, to be held by the lender as additional security for the Amazon Hunts Point Loan and disbursed in accordance with the terms of the Amazon Hunts Point Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1341 Viele Avenue Bronx, NY 10474	Collateral Asset Summary – Loan No. 8 Amazon Hunts Point	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,700,000 59.8% 1.63x 7.2%

A “Cash Sweep Event” means the occurrence of: (a) an event of default under the Amazon Hunts Point Loan documents (b) the bankruptcy or insolvency of the borrower, guarantor or the Ground Lessee, (c) any bankruptcy of any manager of the property or (d) an Amazon Trigger Event.

A Cash Sweep Event may be cured as follows: (i) with respect to clause (a) above, the lender’s acceptance of a cure of such event of default in the lender’s sole discretion in accordance with the Amazon Hunts Point Loan documents; (ii) with respect to clause (c) above if the borrower replaces such property manager with a qualified manager under a replacement management agreement within 60 days after such event in accordance with the Amazon Hunts Point Loan documents; or (iii) with respect to clause (d) above if the Cash Sweep Event is caused solely by an Amazon Trigger Event, an Amazon Trigger Event Cure (as defined below) occurs; provided, however, that in each case (i) no event of default is continuing under the Amazon Hunts Point Loan documents, (ii) a Cash Sweep Event cure may occur no more than a total of five times in the aggregate during the term of the Amazon Hunts Point Loan, and (iii) the borrower has paid all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event cure including reasonable attorney’s fees and expenses. The borrower will have no right to cure a Cash Sweep Event caused by the bankruptcy or insolvency of the borrower, guarantor or Ground Lessee.

An “Amazon Trigger Event” means, with respect to the Amazon lease, the following criteria (the “Amazon Renewal Criteria”) have not been satisfied on or before the date twelve months prior to the Amazon lease expiration: the lender has received (i) evidence reasonably satisfactory to the lender that Amazon has (x) renewed the Amazon lease in accordance with the terms set forth in the Amazon lease or (y) extended the term of the Amazon lease, each for a term of not less than five years and otherwise in accordance with the terms of the Amazon Hunts Point Loan documents and (ii) an updated tenant estoppel certificate confirming, among other things, (A) such renewal or extension and reflecting the terms of any such renewal or extension, (B) that the Amazon lease is in full force and effect, (C) that Amazon is in physical occupancy of the space covered by the Amazon lease and paying full contractual rent (without offset, free rent credit or outstanding tenant improvement or leasing commission obligations on the part of Ground Lessee), and (D) that there is no default by the Ground Lessee under the Amazon lease.

An “Amazon Trigger Event Cure” means, among other requirements, (i) the Amazon Renewal Criteria have been satisfied on or before 12 months prior to the Amazon lease expiration date or (ii) the Ground Lessee will have entered into a lease with a new tenant at the Amazon Hunts Point Property has been entered into and approved by the lender and all or part of the space presently occupied by Amazon has been leased in accordance with the Amazon Hunts Point Loan documents.

Initial and Ongoing Reserves. At loan origination, the borrower was required to deposit upfront real estate tax reserves in the amount of $89,569 and insurance reserves in the amount of $7,448.

Tax and Insurance Reserve - Commencing at origination of the Amazon Hunts Point Loan and continuing on a monthly basis , an escrow for real estate taxes and insurance in an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period will be required to be deposited with the lender, provided, however, that the requirement for the borrower to make deposits for the payment of insurance premiums will be waived so long as (a) no event of default under the Amazon Hunts Point Loan documents has occurred and is continuing, and (b) the borrower has provided the lender with satisfactory evidence (as determined by lender) that the Amazon Hunts Point Property is insured under an acceptable blanket policy.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Jackson Street Philadelphia, PA 19148	Collateral Asset Summary – Loan No. 9 Brush Factory Lofts	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 67.9% 1.28x 7.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Jackson Street Philadelphia, PA 19148	Collateral Asset Summary – Loan No. 9 Brush Factory Lofts	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 67.9% 1.28x 7.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Jackson Street Philadelphia, PA 19148	Collateral Asset Summary – Loan No. 9 Brush Factory Lofts	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 67.9% 1.28x 7.4%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Borrower Sponsor:	Anthony M. Rufo
Borrower:	TR-Jackson, L.P.
Original Balance:	$33,000,000
Cut-off Date Balance:	$33,000,000
% by Initial UPB:	3.5%
Interest Rate:	3.94000%
Payment Date:	6th of each month
First Payment Date:	December 6, 2021
Maturity Date:	November 6, 2031
Amortization:	Interest Only, Amortizing Balloon
Additional Debt:	None
Call Protection:	L(24), D(93), O(3)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$30,972	$3,441	NAP
Insurance:	$45,634	$4,149	NAP
Replacement:	$0	$2,831	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Mid-Rise Multifamily
Collateral:	Fee Simple
Location:	Philadelphia, PA
Year Built / Renovated:	1920 / 2019-2020
Total Units:	151
Property Management:	AMR Construction, Inc.
Underwritten NOI(1):	$2,430,896
Underwritten NCF:	$2,393,146
Appraised Value:	$48,600,000
Appraisal Date:	September 3, 2021

Historical NOI
Most Recent NOI(1):	$1,764,141 (T-12 August 31, 2021)
2020 NOI(2):	NAV
2019 NOI(2):	NAV
2018 NOI(2):	NAV

Historical Occupancy
Most Recent Occupancy:	97.4% (September 15, 2021)
2020 Occupancy(2):	NAV
2019 Occupancy(2):	NAV
2018 Occupancy(2):	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Unit Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$33,000,000	$218,543 / $188,739	67.9% / 58.6%	1.30x / 1.28x	7.4% / 7.3%	8.5% / 8.4%
(1)	The increase from Most Recent NOI to Underwritten NOI can be attributed to recent leasing.
(2)	Historical information is not available because the property was recently redeveloped between 2019 and 2020.

The Loan. The Brush Factory Lofts mortgage loan (the “Brush Factory Lofts Loan”) has an outstanding principal balance as of the Cut-off Date of $33,000,000. The Brush Factory Lofts Loan is secured by the borrower’s fee simple interest in a 151-unit mid-rise multifamily property located in Philadelphia, Pennsylvania (the “Brush Factory Lofts Property”).

The Brush Factory Lofts Loan has a 10-year term, and following a three-year interest-only period, will amortize on a 30-year schedule. The Brush Factory Lofts Loan accrues interest at a fixed rate of 3.94000% per annum. The Brush Factory Lofts Loan was primarily used to repay the existing loan, fund upfront reserves, pay closing costs and return equity to the borrower sponsor.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,000,000	100.0%	Loan Payoff	$30,164,045	91.4%
			Return of Equity	1,902,292	5.8
			Closing Costs	857,057	2.6
			Upfront Reserves	76,606	0.2
Total Sources	$33,000,000	100.0%	Total Uses	$33,000,000	100.0%

The Borrower and the Borrower Sponsor. The borrower is TR-Jackson, L.P., a single purpose Pennsylvania limited partnership structured to be bankruptcy remote with one independent director in the organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Brush Factory Lofts Loan. The borrower sponsor and nonrecourse carve-out guarantor is Anthony M. Rufo.

Founded by Anthony M. Rufo, the Rufo Organization has more than 35-years of experience in commercial real estate development, property, and construction management with a focus in the Philadelphia- Camden-Wilmington MSA. Over the years, the Rufo Organization has acquired a large portfolio of value-add residential properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Jackson Street Philadelphia, PA 19148	Collateral Asset Summary – Loan No. 9 Brush Factory Lofts	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 67.9% 1.28x 7.4%

The Property. The Brush Factory Lofts Property is a 151-unit Class A loft apartment complex located at 1201 Jackson Street in Philadelphia, Pennsylvania. Renovated between 2019 and 2020, the Brush Factory Lofts Property is an adaptive re-use of a former brush factory situated on a 1.1-acre site, which includes a 65-space parking garage and three surface level spaces. The Brush Factory Lofts Property’s units feature amenities such as stainless-steel appliances and in-unit washer/dryer, and other amenities at the Brush Factory Lofts Property include a community room/lounge, fitness center and an expansive green roof with Center City skyline views. According to the underwritten rent roll dated September 15, 2021, the Brush Factory Lofts Property is 97.4% occupied.

COVID-19 Update. As of October 6, 2021, the Brush Factory Lofts Property is open and operating. August 2021 and September 2021 rent collections totaled 99.3% and 99.3% respectively. As of October 6, 2021 the Brush Factory Lofts Loan is not subject to any modification or forbearance requests. The first payment date of the Brush Factory Lofts Loan is December 6, 2021. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Multifamily Unit Mix(1)(2)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Average Market Rent Per Unit(3)
Studio	10	6.6%	100.0%	608	$1,472	$1,475
1BR/1BA	92	60.9%	97.8%	688	$1,557	$1,600
2BR/1BA	32	21.2%	96.9%	866	$1,756	$1,850
2BR/2BA	14	9.3%	100.0%	1,091	$1,977	$2,050
3BR/2BA	3	2.0%	66.7%	1,452	$2,675	$2,750
Total / Wtd. Avg.	151	100.0%	97.4%	773	$1,648	$1,709
(1)	Based on the underwritten rent roll dated September 15, 2021 unless noted otherwise.
(2)	Occupancy, Average Unit Size (Sq. Ft.), Average Monthly Rent Per Unit and Average Market Rent Per Unit represent a weighted average of the various unit type layouts.
(3)	Source: Appraisal

Environmental Matters. According to the Phase I environmental report dated as of September 16, 2021, there are no recognized environmental conditions or recommendations for further action at the Brush Factory Lofts Property.

The Market. The Brush Factory Lofts Property is located within the South Philadelphia submarket of the Philadelphia market. Regional highways providing access to the neighborhood include Interstate 76, Interstate 95 and Interstate 676 (Vine Street Expressway). The Brush Factory Lofts Property is situated two blocks west of the Snyder station, which is a passenger rail station on the Broad Street line, which provides access to the Center City and to destinations further north and south. Land use surrounding the Brush Factory Lofts Property is predominately rowhouse properties with small commercial uses such as the adjacent auto service center. Retail use in the area consists primarily of small corner stores and restaurants, and residences are typically single-family rowhomes. Institutional uses also surround the Brush Factory Lofts Property including a South Philadelphia High School to the west, Epiphany of Lord Catholic Church to the east and Our Lady of Hope, a former catholic church which was acquired by the neighborhood to prevent redevelopment of the site.

As of the second quarter of 2021, the South Philadelphia multifamily submarket had an inventory of 7,865 with a vacancy rate of approximately 3.0% and an average asking rent of $1,455 per unit. The 2021 population within a 0.25-, 0.5- and one-mile radius of the Brush Factory Lofts Property is 6,643, 32,533, and 106,996, respectively. The 2021 average household income within the same radii is $73,384, $75,125, and $75,784, respectively.

Comparable Properties(1)
Property Name	Address	Year Built / Renovated	# of Units	Occupancy
Brush Factory Lofts	1201 Jackson Street Philadelphia, Pennsylvania	1920 / 2019-2020	151(2)	97.4%(2)
1200 Manor Residence	1200 Washington Avenue Philadelphia, Pennsylvania	2017 / NAP	48	97.0%
Abigail Vare Apartments	1619 East Moyamensing Avenue Philadelphia, Pennsylvania	1902 / 2018	42	99.0%
Wharton Flats	833 Wharton Street Philadelphia, Pennsylvania	2021 / NAP	18	100.0%
Graduate Pointe	2501 Washington Philadelphia, Pennsylvania	2020 / NAP	75	92.0%
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated as of September 15, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Jackson Street Philadelphia, PA 19148	Collateral Asset Summary – Loan No. 9 Brush Factory Lofts	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 67.9% 1.28x 7.4%

Cash Flow Analysis.

Cash Flow Analysis(1)(2)(3)
	T-12 8/31/2021	U/W	U/W Per Unit
Gross Potential Rent	$2,169,054	$3,001,224	$19,875.66
Vacancy	0	(150,061)	(993.78)
Other Loss	0	0	0.00
Net Rental Income	$2,169,054	$2,851,163	$18,881.87
Other Income(4)	147,333	183,000	1,211.92
Effective Gross Income	$2,316,387	$3,034,163	$20,093.79
Real Estate Taxes(5)	35,103	39,330	260.46
Insurance	45,734	47,412	313.99
Management Fee	69,492	91,025	602.81
Other Expenses	401,917	425,500	2,817.88
Total Expenses	$552,246	$603,267	$3,995.14
Net Operating Income	$1,764,141	$2,430,896	$16,098.65
Replacement Reserves	0	37,750	250.00
Net Cash Flow	$1,764,141	$2,393,146	$15,848.65
(1)	The increase from T-12 Net Operating Income to U/W Net Operating Income can be attributed to recent leasing.
(2)	Based on the underwritten rent roll dated September 15, 2021.
(3)	Historical financial information is not available because the property was recently redeveloped between 2019 and 2020.
(4)	Other Income includes parking.
(5)	The Brush Factory Lofts Property benefits from a 10-year tax abatement that runs from January 1, 2021 through December 31, 2030. Real Estate Taxes have been underwritten to the estimated 10-year average expense of $39,330. Per the appraisal, the unabated real estate tax expense is $321,954.

Property Management. The Brush Factory Lofts Property is managed by AMR Construction, Inc., an affiliate of the borrower sponsor.

Lockbox / Cash Management. The Brush Factory Lofts Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause revenue received by the borrower or the property manager from the Brush Factory Lofts Property to be immediately deposited into such lockbox. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Brush Factory Lofts Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Brush Factory Lofts Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Brush Factory Lofts Loan. Upon an event of default under the Brush Factory Lofts Loan documents, the lender will apply funds to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest to occur of (i) an event of default occurring, and (ii) the debt service coverage ratio falling below 1.15x, and (B) expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default and (b) with respect to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters.

Initial and Ongoing Reserves. At origination of the Brush Factory Lofts Loan, the borrower funded reserves of (i) approximately $30,972 for real estate taxes, and (ii) approximately $45,634 for insurance.

Real Estate Tax Reserve - On a monthly basis, the borrower is required to deposit 1/12 of an amount which the lender estimates would be sufficient to pay taxes for the next ensuing 12 months (currently estimated to be approximately $3,441).

Insurance Reserve - On a monthly basis, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve (currently estimated to be approximately $4,149).

Replacement Reserve - On a monthly basis, the borrower is required to deposit approximately $2,831 into a replacement reserve.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. Not Permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5300, 5555 & 5600 Oakbrook Parkway Norcross, GA 30093	Collateral Asset Summary – Loan No. 10 Norcross Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 52.5% 2.50x 9.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5300, 5555 & 5600 Oakbrook Parkway Norcross, GA 30093	Collateral Asset Summary – Loan No. 10 Norcross Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 52.5% 2.50x 9.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5300, 5555 & 5600 Oakbrook Parkway Norcross, GA 30093	Collateral Asset Summary – Loan No. 10 Norcross Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 52.5% 2.50x 9.5%

Mortgage Loan Information
Loan Seller:	GSMC
Loan Purpose:	Refinance
Borrower Sponsors:	Daniel L. Rosenfield
Borrower:	Norcross Park, LLC
Original Balance:	$31,500,000
Cut-off Date Balance:	$31,500,000
% by Initial UPB:	3.3%
Interest Rate:	3.54900%
Payment Date:	6th of each month
First Payment Date:	December 6, 2021
Maturity Date:	November 6, 2031
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), YM1(89), O(7)
Lockbox / Cash Management:	Springing / Springing

Reserves(1)
	Initial	Monthly	Cap
Taxes:	$121,728	$60,864	NAP
Insurance:	$153,681	$16,643	NAP
Replacement:	$0	$11,770	NAP
TI/LC:	$2,000,000	Springing	$250,000
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Flex Industrial
Collateral:	Fee Simple
Location:	Norcross, GA
Year Built / Renovated:	1981-1985 / NAP
Total Sq. Ft.:	706,226
Property Management:	Colliers International Management - Atlanta, LLC and RRI Management, LLC
Underwritten NOI(2):	$2,979,134
Underwritten NCF:	$2,828,324
Appraised Value:	$60,000,000
Appraisal Date:	September 17, 2021

Historical NOI
Most Recent NOI(2):	$2,476,092 (T-12 July 31, 2021)
2020 NOI:	$2,986,861 (December 31, 2020)
2019 NOI:	$3,097,809 (December 31, 2019)
2018 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	75.6% (August 1, 2021)
2020 Occupancy:	82.1% (December 31, 2020)
2019 Occupancy:	78.9% (December 31, 2019)
2018 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$31,500,000	$45 / $45	52.5% / 52.5%	2.63x / 2.50x	9.5% / 9.0%	9.5% / 9.0%
(1)	See “Initial and Ongoing Reserves” herein.
(2)	The increase from the Most Recent NOI to Underwritten NOI is primarily attributable to the fact that the most recent period reflects months impacted by the COVID-19 pandemic. In addition, Underwritten NOI includes rent step credits of $96,792 and full credit for 10 new leases signed since August 2020, one of which was signed after the most recent period ending in July 2021 (Lifetouch; $82,619 in underwritten base rent).

The Loan. The mortgage loan (the “Norcross Industrial Portfolio Loan”) is secured by a first deed of trust encumbering the borrower’s fee simple interest in an industrial property located in Norcross, Georgia (the “Norcross Industrial Portfolio Property”). The Norcross Industrial Portfolio Loan is evidenced by a promissory note with an original principal balance and an outstanding principal balance as of the Cut-off Date of $31,500,000.

The Norcross Industrial Portfolio Loan was originated by Goldman Sachs Bank USA on October 18, 2021.

The Norcross Industrial Portfolio Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date and accrues interest at the rate of 3.54900% per annum. The Norcross Industrial Portfolio Loan requires interest-only payments during the full term.

The borrower utilized the proceeds of the Norcross Industrial Portfolio Loan to refinance existing debt, fund upfront reserves and pay origination costs.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,500,000	100.0%	Loan Payoff	$27,174,280	86.3%
			Upfront Reserve	2,275,409	7.2
			Principal Equity Distribution	1,826,788	5.8
			Closing Costs	223,523	0.7
Total Sources	$31,500,000	100.0%	Total Uses	$31,500,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5300, 5555 & 5600 Oakbrook Parkway Norcross, GA 30093	Collateral Asset Summary – Loan No. 10 Norcross Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 52.5% 2.50x 9.5%

The Borrower and the Borrower Sponsors. The borrower is Norcross Park, LLC, a Georgia limited liability company. A non-consolidation opinion was not obtained in connection with the origination of the Norcross Industrial Portfolio Loan. The borrower sponsor and non-recourse carveout guarantor under the Norcross Industrial Portfolio Loan is Daniel L. Rosenfield. Mr. Rosenfield is the vice president and co-founder of RRI Real Estate. Mr. Rosenfield founded RRI Real Estate in 1981 with Michael L. Rothenberg. The firm is a second-generation, private real estate firm specializing in the acquisition and ownership of select retail and industrial properties as long-term investment vehicles. The borrower sponsor, together with property manager John Cahill, a 25-year industry veteran, also leads RRI Management, RRI Real Estate’s in-house property management division in Colorado that was formed in 2011. The borrower sponsor acquired the Norcross Industrial Portfolio Property in 2016.

The Property. The Norcross Industrial Portfolio Property is a 706,226 sq. ft. industrial facility located at 5300, 5555, and 5600 Oakbrook Parkway in Norcross, Georgia. The Norcross Industrial Portfolio Property was constructed in 1981 through 1985 and are situated on an approximately 50.1-acre site. The Norcross Industrial Portfolio Property features eleven, single-story buildings. The Norcross Industrial Portfolio Property is 75.6% occupied with 26 units vacant (172,613 sq. ft.) as of August 1, 2021. Major tenants at the Norcross Industrial Portfolio Property include Colorchrome Atlanta Inc (51,665 sq. ft.; 7.3% NRA), Yes Video Inc (38,378 sq. ft.; 5.4% NRA) and Four Corners Primary Care (34,587 sq. ft.; 4.9% NRA).

COVID-19 Update. As of October 13, 2021, the Norcross Industrial Portfolio Loan is not subject to any modification or forbearance request. The first payment date for the Norcross Industrial Portfolio Loan is December 6, 2021. 100.0% of the occupied sq. ft. and 100.0% of the U/W Base Rent was paid in August and September 2021. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Colorchrome Atlanta Inc(3)	NR / NR / NR	51,665	7.3%	$5.01	6.8%	11/30/2023
Yes Video Inc(4)	NR / NR / NR	38,378	5.4	$5.77	5.8	2/28/2022
Four Corners Primary Care	NR / NR / NR	34,587	4.9	$10.51	9.5	4/30/2026
Keyston Bros	NR / NR / NR	31,631	4.5	$3.94	3.3	5/31/2023
Akzo Nobel(5)	Baa1 / BBB+ / BBB+	21,917	3.1	$7.64	4.4	3/31/2024
Amzetta Technologies	NR / NR / NR	16,280	2.3	$6.16	2.6	12/31/2025
Cornerstone Security Inc	NR / NR / NR	16,093	2.3	$6.91	2.9	1/31/2022
Unifirst Corporation(6)	NR / NR / NR	15,905	2.3	$6.93	2.9	10/31/2026
Atlanta Office Technologies	NR / NR / NR	15,554	2.2	$5.67	2.3	9/30/2022
Southern Pump & Tank Co (Spatco Energy Solutions, LLC)(7)	NR / NR / NR	13,317	1.9	$6.27	2.2	12/31/2025
Sub Total / Wtd. Avg.		255,327	36.2%	$6.38	42.7%
Remaining Tenants(8)		278,286	39.4	$7.84	57.3
Occupied Subtotal / Wtd. Avg.(8)		533,613	75.6%	$7.14	100.0%
Vacant Space		172,613	24.4
Total / Wtd. Avg.		706,226	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2021, with rent steps through November 30, 2022.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Colorchrome Atlanta Inc has one, five-year renewal option.
(4)	Yes Video Inc has one, 36-month renewal option.
(5)	Akzo Nobel has two, 36-month renewal options.
(6)	Unifirst Corporation has two, five-year renewal options.
(7)	Southern Pump & Tank Co (Spatco Energy Solutions, LLC) has one, five-year renewal option.
(8)	Includes Oakbrook North Fitness Center, Management Office, and Conference Room for which no underwritten base rent is attributed to.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5300, 5555 & 5600 Oakbrook Parkway Norcross, GA 30093	Collateral Asset Summary – Loan No. 10 Norcross Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 52.5% 2.50x 9.5%

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per Sq. Ft.(1)	% U/W Base Rent Rolling(1)	Cumulative % of U/W Base Rent(1)
MTM & 2021	3	15,492	2.2%	15,492	2.2%	$6.97	2.8%	2.8%
2022	20	145,342	20.6	160,834	22.8%	$7.13	27.2	30.0%
2023	11	132,511	18.8	293,345	41.5%	$5.65	19.6	49.6%
2024	10	61,710	8.7	355,055	50.3%	$7.76	12.6	62.2%
2025	8	80,964	11.5	436,019	61.7%	$8.06	17.1	79.3%
2026	7	82,816	11.7	518,835	73.5%	$8.62	18.7	98.0%
2027	1	11,472	1.6	530,307	75.1%	$6.53	2.0	100.0%
2028	0	0	0.0	530,307	75.1%	$0.00	0.0	100.0%
2029	0	0	0.0	530,307	75.1%	$0.00	0.0	100.0%
2030	0	0	0.0	530,307	75.1%	$0.00	0.0	100.0%
2031	0	0	0.0	530,307	75.1%	$0.00	0.0	100.0%
2032 & Thereafter(2)	3	3,306	0.5	533,613	75.6%	$0.00	0.0	100.0%
Vacant	0	172,613	24.4	706,226	100.0%	NAP	NAP
Total / Wtd. Avg.	63	706,226	100.0%			$7.14	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2021, with rent steps through November 30, 2022.

(2)	Includes Oakbrook North Fitness Center, Management Office, and Conference Room for which no underwritten base rent is attributed to.

Environmental Matters. According to a Phase I environmental report, dated October 1, 2021, there are no recognized environmental conditions or recommendations for further action at the Norcross Industrial Portfolio Property.

The Market. The Norcross Industrial Portfolio Property is located in the Norcross Industrial submarket within the Atlanta industrial market. According to the appraisal, as of the second quarter of 2021, the submarket reported an industrial vacancy of 5.4% and average NNN rental rates of $8.16 PSF. The market reported an industrial vacancy of 4.2% and average NNN rental rates of $6.73 PSF. The Norcross Industrial Portfolio Property is located in the Lawrenceville/Lilburn office submarket within the Atlanta office market. According to a third party market research report as of the second quarter of 2021, the submarket reported a 7.7% vacancy and $20.46 PSF average NNN rental rate and the market reported a 14.1% vacancy and $26.75 PSF average NNN rental rate.

Market Summary(1)
Market / Sub-Market	Market Inventory (SF)	Market Completions (SF)	Market Vacancy %	Market Rent Per Sq. Ft.
Atlanta – Industrial	760,016,328	3,723,590	4.2%	$6.73
Atlanta – Office	325,604,389	1,674,656	14.1%	$26.75
Norcross – Industrial	33,361,898	0	5.4%	$8.16
Lawrenceville / Lilburn - Office	7,543,464	0	7.7%	$20.46
(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2019	2020	T-12 7/31/2021	U/W	U/W PSF
Base Rent	$3,836,567	$3,794,622	$3,471,918	$3,812,205	$5.40
Total Reimbursement Revenue	986,568	1,157,633	1,025,387	1,137,310	1.61
Market Revenue from Vacant Units	0	0	0	1,693,168	2.40
Other Revenue	92,558	38,074	26,766	6,000	0.01
Vacancy Loss	(36,475)	0	0	(1,693,168)	(2.40)
Effective Gross Revenue	$4,879,218	$4,990,329	$4,524,071	$4,955,515	$7.02
Real Estate Taxes	540,685	714,901	738,305	709,096	1.00
Insurance	145,853	173,826	194,733	199,721	0.28
Management Fee	189,732	152,707	152,423	160,511	0.23
Other Operating Expenses(2)	905,139	962,034	962,518	907,052	1.28
Total Operating Expenses	$1,781,409	$2,003,468	$2,047,979	$1,976,381	$2.80
Net Operating Income(3)	$3,097,809	$2,986,861	$2,476,092	$2,979,134	$4.22
TI/LC	0	0	0	9,565	0.01
Capital Expenditures	0	0	0	141,245	0.20
Net Cash Flow	$3,097,809	$2,986,861	$2,476,092	$2,828,324	$4.00
(1)	Based on the underwritten rent roll dated August 1, 2021, with rent steps through November 30, 2022.
(2)	Other Operating Expense include Utilities, Repair & Maintenance, Payroll (Office, Security, Maintenance), and Other Expenses.
(3)	The increase from the T-12 7/31/2021 Net Operating Income to U/W Net Operating Income is primarily attributable to the fact that the most recent period reflects months impacted by the COVID-19 pandemic. In addition, U/W Net Operating Income includes rent step credits of $96,792 and full credit for 10 new leases signed since August 2020, one of which was signed after the most recent period ending in July 2021 (Lifetouch; $82,619 in U/W Base Rent).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5300, 5555 & 5600 Oakbrook Parkway Norcross, GA 30093	Collateral Asset Summary – Loan No. 10 Norcross Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 52.5% 2.50x 9.5%

Property Management. The Norcross Industrial Portfolio Property is managed by Colliers International Management - Atlanta, LLC and RRI Management, LLC.

Lockbox / Cash Management. The Norcross Industrial Portfolio Loan is structured with a springing lockbox and springing cash management. The borrower was required to deliver tenant direction letters to the lender directing each tenant of the Norcross Industrial Portfolio Property to directly deposit all rents into a lender-controlled lockbox account. Upon the occurrence of the initial Norcross Industrial Portfolio Trigger Period (as defined below), the lender may deliver notices to each tenant instructing them to remit all rents into a lender-controlled lockbox account, and the borrower will be required to cause all cash revenues relating to the Norcross Industrial Portfolio Property and all other money received by the borrower or the property manager with respect to the Norcross Industrial Portfolio Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account (if a Norcross Industrial Portfolio Trigger Period is continuing) within one business day of receipt thereof. On each business day that no Norcross Industrial Portfolio Trigger Period or event of default under the Norcross Industrial Portfolio Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a Norcross Industrial Portfolio Trigger Period or event of default under the Norcross Industrial Portfolio Loan is continuing, all funds in the lockbox account are required to be swept into the cash management account. During the continuance of a Norcross Industrial Portfolio Trigger Period or an event of default under the Norcross Industrial Portfolio Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Norcross Industrial Portfolio Loan.

A “Norcross Industrial Portfolio Trigger Period” means (a) each period from (i) when the debt yield (as calculated under the Norcross Industrial Portfolio Loan documents), determined as of the first day of any fiscal quarter, is less than 7.50% (each a “Debt Yield Trigger Event”) and the borrower fails to timely make a cash deposit or to provide a letter of credit under the Norcross Industrial Portfolio Loan documents and concluding upon (ii) the earlier to occur of (A) the debt yield, determined as of the first day of each of two consecutive fiscal quarters, is equal to or greater than 7.50% or (B) prior to the second anniversary of the occurrence of a Debt Yield Trigger Event, the amount maintained in the excess cash flow account as a result of a Debt Yield Trigger Event is equal to the cumulative balance required under the Norcross Industrial Portfolio Loan documents or the borrower delivers a letter of credit, which together with any cash balance in the excess cash flow account is equal to the balance required under the Norcross Industrial Portfolio Loan documents; and (b) if the annual, quarterly or monthly financial reports required under the Norcross Industrial Portfolio Loan documents are not delivered to the lender as and when required (but subject to any applicable cure period) and ending when such reports are delivered and they indicate, in fact, that no Norcross Industrial Portfolio Trigger Period is ongoing.

Initial and Ongoing Reserves. At loan origination, the borrower deposited approximately (i) $121,728.20 into a tax reserve, (ii) $153,680.92 into an insurance reserve, and (iii) $2,000,000 into a reserve for tenant improvements and leasing commissions.

Tax Reserve - On each due date, the borrower is required to fund 1/12 of the real estate taxes (approximately $60,864) that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

Insurance Reserve - On each due date, the borrower is required to fund 1/12 ($16,643) of the insurance premiums (approximately $16,643) that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

TI/LC Reserve - On each due date, and to the extent the amount contained in the TI/LC account (excluding amounts deposited in respect of payment, fees, damages, forfeited security deposits, or proceeds of any bond or letter of credit in connection with a lease termination or tenant default) is less than $250,000, the borrower is required to fund a capital expenditure reserve in the amount of $29,426.04.

Capital Expenditures Reserve - On each due date the borrower is required to fund a capital expenditure reserve in the amount of $11,770.42.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6301-6351 East Broadway Boulevard Tucson, AZ 85710	Collateral Asset Summary – Loan No. 11 Wilmot Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 65.2% 1.77x 10.6%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Recapitalization
Borrower Sponsor:	DSW Commercial Real Estate, LLC
Borrower:	DSW IREIF Wilmot Plaza Owner LLC
Original Balance:	$30,000,000
Cut-off Date Balance:	$30,000,000
% by Initial UPB:	3.2%
Interest Rate:	3.90700%
Payment Date:	1st of each month
First Payment Date:	November 1, 2021
Maturity Date:	October 1, 2031
Amortization:	Interest Only, Amortizing Balloon
Additional Debt:	$4,000,000 Mezzanine Loan
Call Protection(2):	L(25), YM1(92), O(3)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly	Cap
Taxes:	$25,963	$25,963	NAP
Insurance:	$5,054	$5,054	NAP
CapEx:	$1,744	$1,744	NAP
TI/LC:	$23,247	$23,247	NAP
Other(3):	$198,386	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Tucson, AZ
Year Built / Renovated:	1958 - 2016 / NAP
Total Sq. Ft.:	139,482
Property Management:	DSW Commercial Real Estate LLC
Underwritten NOI(1):	$3,177,082
Underwritten NCF(1):	$3,014,488
Appraised Value:	$46,000,000
Appraisal Date:	7/21/2021

Historical NOI
Most Recent NOI:	$3,238,868 (August 31, 2021)
2020 NOI:	$3,182,659 (December 31, 2020)
2019 NOI:	$3,158,769 (December 31, 2019)
2018 NOI:	$3,171,812 (December 31, 2018)

Historical Occupancy
Most Recent Occupancy:	95.5% (September 9, 2021)
2020 Occupancy:	95.5% (December 31, 2020)
2019 Occupancy:	100.0% (December 31, 2019)
2018 Occupancy:	100.0% (December 31, 2018)

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$30,000,000
Whole Loan	$30,000,000	$215 / $176	65.2% / 53.2%	1.87x / 1.77x	10.6% / 10.0%	13.0% / 12.3%
Mezzanine Loan	$4,000,000
Total Debt	$34,000,000	$244 / $204	73.9% / 61.9%	1.47x / 1.39x	9.3% / 8.9%	11.2% / 10.6%
(1)	Underwritten NOI and Underwritten NCF are inclusive of rent steps through September 2022.

(2)	The borrower may, on any business day after November 1, 2023, obtain the release of either (x) the outparcel known as the 6303 outparcel or (y) the outparcel known as the 6307 outparcel or the outparcel known as the pad-1 outparcel or both from the lien of the mortgage (each of the outparcels, an “Outparcel”), provided no event of default or a cash sweep event has occurred and upon satisfaction of certain conditions set forth in the Wilmot Plaza Loan (as defined below) documents, including, without limitation, the following: (a) the prepayment of an amount equal to 120% of the amount allocated to the Outparcel, (b) the resulting aggregate mortgage and mezzanine debt service coverage ratio for the remaining Wilmot Plaza Property based on the trailing 3-month period immediately preceding such release is equal to or greater than the greater of (i) debt service coverage ratio immediately prior to the release of the Outparcel for the three (3) full calendar months immediately preceding the release of the Outparcel or (ii) 1.39x, (c) the resulting loan-to-value ratio of the Wilmot Plaza loan and the related mezzanine loan does not exceed 73.9%, (d) the borrower delivers to the lender or the rating agencies an additional insolvency opinion and a REMIC opinion, (e) the borrower conveys the Outparcel to a party other than the borrower or any affiliate of the borrower, and (f) the customary REMIC release requirements are satisfied.

(3)	Other reserves consist of $174,386 for a Dick’s Reserve Fund and $24,000 for a Free Rent Reserve.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$30,000,000	77.6%	Retire Existing Debt	$27,804,790	71.9%
Mezzanine Loan	4,000,000	10.3%	Partner Buyout Proceeds	10,113,400	26.1
Borrower Sponsor Equity	4,679,245	12.1%	Closing Costs	506,663	1.3
			Upfront Reserves	254,393	0.7
Total Sources	$38,679,245	100.0%	Total Uses	$38,679,245	100.0%

The Borrower and the Borrower Sponsor. The borrower is DSW IREIF Wilmot Plaza Owner LLC, a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination. The borrower is indirectly owned by the borrower sponsor, DSW Commercial Real Estate, LLC, a full-service real estate firm based in Tucson, Arizona. Founded in 2001, the firm holds numerous commercial properties in Tucson and Phoenix, and has developed approximately 1,000,000 sq. ft. of office, medical and retail space.

The borrower is a wholly owned subsidiary of the non-recourse carveout guarantor for the Wilmot Plaza loan, Iridius Capital LLC (“Iridius Capital”). Iridius Capital is a group of real estate professionals who focus on the acquisition of under-utilized real estate assets and seek to increase revenues through lease-up strategy, capital improvements, or repurposing a building.

The Property. The Wilmot Plaza property (the “Wilmot Plaza Property”) is a Class B, 139,482 sq. ft., multi-tenant anchored retail center, located in Tucson, Arizona, at the intersection of Wilmot Road and Broadway Blvd. The Wilmot Plaza Property was originally built in 1958 and redeveloped with mostly new construction in 2016. The improvements are situated across three parcels totaling 9.80 acres. The Wilmot Plaza Property is located in the Central East retail corridor at an intersection with over 260,000 people living within five miles. The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6301-6351 East Broadway Boulevard Tucson, AZ 85710	Collateral Asset Summary – Loan No. 11 Wilmot Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 65.2% 1.77x 10.6%

Wilmot Plaza Property features 510 surface parking spaces, resulting in a parking ratio of 3.7 spaces per 1,000 sq. ft. of net rentable area.

The Wilmot Plaza Property is 95.5% leased to 12 tenants, including a mix of institutional quality national retailers and local businesses. Investment grade tenancy accounts for 41.0% of the total net rentable area and 35.4% of the annual underwritten base rent. The Wilmot Plaza Property is anchored by Dick’s Sporting Goods, T.J. Maxx and Nordstrom Rack. All three anchor tenants have four, five-year extension options on their respective leases. Other tenants include national retailers such as New Cingular Wireless and Massage Envy. Aside from the five largest tenants, no tenant occupies more than 2.6% of NRA or accounts for more than 5.8% of underwritten base rent. The Wilmot Plaza Property has benefited from strong occupancy with 100.0% of net rentable area leased in 2018 and 2019 and 95.5% of net rentable area leased in 2020.

COVID-19 Update. As of September 9, 2021, all tenants at the Wilmot Plaza Property are current with respect to all contractual rent obligations and the Wilmot Plaza loan is not subject to any modification or forbearance request. Massage Envy entered into a lease modification that reduces contractual monthly rent from June 2022 through November 2022 by an aggregate amount equal to $48,000. The first payment date for the Wilmot Plaza loan is November 1, 2021. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Tenant Summary(1)(2)
Tenant / Building	Ratings (Moody’s/Fitch/S&P)(3)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(4)	% of Total U/W Base Rent	Lease Expiration
Dick’s Sporting Goods	NR / NR / NR	50,000	35.8%	$18.50	30.2%	1/31/2026
T.J. Maxx	A2 / NR / A	27,000	19.4	13.00	11.4%	1/31/2028
Nordstrom Rack	Ba1 / BBB- / BB+	25,193	18.1	22.00	18.1%	4/30/2026
New Cingular Wireless	NR / BBB+ / NR	5,064	3.6	36.00	5.9%	11/30/2025
Carbon Health	NR / NR / NR	4,434	3.2	41.80	6.0%	4/30/2027
Aspen Dental Management	NR / NR / NR	3,600	2.6	49.50	5.8%	2/28/2027
Tucson Fit3, LLC (OTF)	NR / NR / NR	3,420	2.5	38.64	4.3%	1/31/2028
Costa Vida	NR / NR / NR	3,300	2.4	40.70	4.4%	8/31/2026
Massage Envy(5)	NR / NR / NR	3,000	2.2	36.00	3.5%	5/30/2032
Golden Bear PT Partners	NR / NR / NR	2,926	2.1	40.15	3.8%	3/31/2027
Total / Wtd. Avg. Major Tenants		127,937	91.7%	$22.42	93.5%
Remaining Tenants		5,211	3.7%	38.36	6.5%
Total / Wtd. Avg. Occupied Collateral		133,148	95.5%	$23.04	100.0%
Vacant		6,334	4.5%
Total		139,482	100.00%
(1)	Based on the underwritten rent roll dated as of September 9, 2021.

(2)	Certain of the tenants have leases that provide for co-tenancy provisions. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” in the Preliminary Prospectus for additional information.

(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(4)	U/W Base Rent PSF is inclusive of rent steps through September 2022.

(5)	Massage Envy has executed a lease modification allowing for reduced monthly rents during the months of June 2022 through November 2022 by an aggregate amount equal to $48,000.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0	0	0.0%	0.00	0.0%	0.0%
2022	0	0	0.0	0	0.0%	0.00	0.0%	0.0%
2023	0	0	0.0	0	0.0%	0.00	0.0%	0.0%
2024	0	0	0.0	0	0.0%	0.00	0.0%	0.0%
2025	1	5,064	3.6	5,064	3.6%	36.00	5.9%	5.9%
2026	4	81,186	58.2	86,250	61.8%	21.23	56.2%	62.1%
2027	3	10,960	7.9	97,210	69.7%	43.89	15.7%	77.8%
2028	2	30,420	21.8	127,630	91.5%	15.88	15.7%	93.5%
2029	0	0	0.0	127,630	91.5%	0.00	0.0%	93.5%
2030	0	0	0.0	127,630	91.5%	0.00	0.0%	93.5%
2031	0	0	0.0	127,630	91.5%	0.00	0.0%	93.5%
2032 & Thereafter	2	5,518	4.0	133,148	95.5%	35.88	6.5%	100.0%
Vacant	NAP	6,334	4.5	139,482	100.0%	NAP	NAP%	NAP
Total / Wtd. Avg.	12	139,482	100.0%			$23.04	100.00%
(1)	Based on the underwritten rent roll dated September 9, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6301-6351 East Broadway Boulevard Tucson, AZ 85710	Collateral Asset Summary – Loan No. 11 Wilmot Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 65.2% 1.77x 10.6%

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	2018	2019	2020	U/W	U/W PSF
Base Rent	$3,128,762	$3,069,663	$3,056,883	$3,067,919	$22.00
Vacant Income	0	0	0	221,690	1.59
Gross Revenue	$3,128,762	$3,069,663	$3,056,883	$3,289,609	$23.58
Reimbursements	737,370	747,872	767,504	834,230	5.98
Other – Rental Storage	0	0	0	14,882	0.11
Loss: Vacancy	0	0	0	(278,912)	(2.00)
Effective Gross Income	$3,866,132	$3,817,535	$3,824,387	$3,859,808	$27.67
Total Operating Expenses	694,320	658,766	641,728	682,726	4.89
Net Operating Income	$3,171,812	$3,158,769	$3,182,659	$3,177,082	$22.78
TI/LC	0	0	0	141,672	1.02
Replacement Reserves	0	0	0	20,922	0.15
Net Cash Flow	$3,171,812	$3,158,769	$3,182,659	$3,014,488	$21.61

(1)	Based on the underwritten rent roll dated September 9, 2021.

(2)	U/W Base Rent is inclusive of rent steps through September 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114 & 130 East Black Horse Pike Audubon, NJ 08106	Collateral Asset Summary – Loan No. 12 Audubon Crossings & Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,878,213 68.3% 1.42x 8.6%

Mortgage Loan Information
Loan Seller:	GSMC
Loan Purpose:	Refinance
Borrower Sponsors(1):	Steven B. Wolfson and Milton S. Schneider
Borrowers:	Audubon Ventures Limited Liability Company and Audubon Ventures II L.L.C.
Original Balance:	$28,000,000
Cut-off Date Balance:	$27,878,213
% by Initial UPB:	2.9%
Interest Rate:	3.72000%
Payment Date:	6th of each month
First Payment Date:	September 6, 2021
Maturity Date:	August 6, 2031
Amortization:	Amortizing Balloon
Additional Debt(2):	$19,000,000 Pari Passu Debt
Call Protection:	L(27), D(86), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly	Cap
Taxes:	$75,408	$37,703	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$5,855	$210,000
TI/LC:	$0	$31,228	$1,112,000
Rollover(4):	$500,000	$20,833	$1,000,000
Other(5):	$1,050,426	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Audubon, NJ
Year Built / Renovated:	1961, 1979 / 2004-2005, 2008
Total Sq. Ft.:	468,417
Property Management:	Wolfson Group, Inc.
Underwritten NOI(6)(7):	$4,027,085
Underwritten NCF(7):	$3,701,823
Appraised Value:	$68,550,000
Appraisal Date:	July 12, 2021

Historical NOI
Most Recent NOI(6):	$3,535,895 (May 31, 2021)
2020 NOI:	$3,706,195 (December 31, 2020)
2019 NOI:	$4,392,346 (December 31, 2019)
2018 NOI:	$4,110,438 (December 31, 2018)

Historical Occupancy
Most Recent Occupancy:	87.6% (July 1, 2021)
2020 Occupancy:	84.5% (December 31, 2020)
2019 Occupancy:	88.4% (December 31, 2019)
2018 Occupancy:	93.6% (December 31, 2018)

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$27,878,213
Pari Passu Loan	$18,917,359
Whole Loan	$46,795,572	$100 / $79	68.3% / 53.9%	1.55x / 1.42x	8.6% / 7.9%	10.9% / 10.0%
(1)	Steven B. Wolfson and Milton S. Schneider are the nonrecourse carve-out guarantors.

(2)	The Audubon Crossings & Commons loan is part of the Audubon Crossings & Commons whole loan evidenced by two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $46.8 million. For additional information, see “The Whole Loan Summary” chart herein.

(3)	See “Initial and Ongoing Reserves” herein.

(4)	Commencing in September 2021 and continuing through the payment date in August 2023, the borrowers are required to deposit $20,833.33 into the rollover reserve account.

(5)	Other initial reserves consist of Unfunded Obligations Reserve ($1,046,674.18) and Ground Rent Reserve ($3,751.67) for a ground leased strip of land connecting the two components of the Audubon Crossings & Commons Property (as defined below).

(6)	The increase from the Most Recent NOI to Underwritten NOI is primarily attributable to the inclusion of base rent and reimbursements from three new signed leases (Octopharma, Affordable Care and Oak Street Health).

(7)	Underwritten NOI and Underwritten NCF include rent steps through September 30, 2022.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$28,000,000	$27,878,213	Benchmark 2021-B30	Yes
A-2	19,000,000	18,917,359	GSBI(1)	No
Whole Loan	$47,000,000	$46,795,572
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$47,000,000	97.9%	Loan Payoff	$46,251,631	96.3%
Borrower Sponsor Equity	1,028,175	2.1	Reserves	1,625,834	3.4
			Closing Costs	150,710	0.3

Total Sources	$48,028,175	100.0%	Total Uses	$48,028,175	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114 & 130 East Black Horse Pike Audubon, NJ 08106	Collateral Asset Summary – Loan No. 12 Audubon Crossings & Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,878,213 68.3% 1.42x 8.6%

The Borrowers and the Borrower Sponsors. The borrowers are Audubon Ventures Limited Liability Company and Audubon Ventures II L.L.C., each a New Jersey limited liability company and single purpose entity with two independent directors in its organizational structure. Each borrower owns one of the two components, as described below, of the Audubon Crossing Property. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Audubon Crossings & Commons Loan. The borrower sponsors and nonrecourse carve-out guarantors are Steven B. Wolfson and Milton S. Schneider. Steven Wolfson runs The Wolfson Group, Inc. (“Wolfson Group”) which is a commercial real estate development and management company specializing in high quality, community, neighborhood and regional retail projects in a variety of formats, ranging from urban to suburban to rural. Wolfson Group has developed 14 shopping centers in southeastern Pennsylvania and southern New Jersey and has a current operating portfolio of approximately 6.0 million square feet. New projects are underway for an additional two million square feet in both southeastern Pennsylvania and southern New Jersey. Wolfson Group’s portfolio includes anchor tenants such as Walmart, Lowes, Home Depot, Shoprite, Barnes & Noble, Michaels, Acme, Marshalls, HomeGoods, TJ Maxx, Ross and Bed Bath & Beyond.

The Property. The Audubon Crossings & Commons property (the “Audubon Crossings & Commons Property”) is a 468,417 sq. ft. anchored retail center located in Audubon, New Jersey. The Audubon Crossings & Commons Property is comprised of two components, Audubon Crossings (“Crossings”) and Audubon Commons (“Commons”). Crossings, constructed in 1961 and 1979 and renovated in 2004-2005 and 2008, contains 365,588 sq. ft. of building area on a 30.6-acre site and is anchored by Walmart, Ross, Marshalls, and Goodwill. Inline spaces consist of a blend of local, regional and national tenants and there are four outparcels, three of which are ground leased to Pep Boys, Chick Fil A, and Sonic. Commons, constructed in 1979 and renovated in 2008, contains 102,829 sq. ft. of building area on a 13.5-acre site and is anchored by Acme Markets. It also contains Carty Kids Gym, Audubon Oral Health, Wine Legend and Octopharma as well as two outparcels which are ground leased to Applebee’s and Arby’s. As of July 1, 2021, the Audubon Crossings & Commons Property was 87.6% leased to 34 tenants. The Audubon Crossings & Commons Property contains 2,344 parking spaces for a ratio of 5.0 spaces per 1,000 sq. ft.

Crossings and Commons are connected by a greenbelt land strip that, pursuant to a ground lease, is leased from the Public Service Electric and Gas Company (“PSE&G”). The strip is otherwise unimproved except for above ground power lines running through it which are the responsibility of PSE&G, four paved driveways, and a paved parking area containing 48 parking spaces. The ground lease has a 30-year term expiring in 2035, with annual rent of $22,509.60.

COVID-19 Update. As of October 13, 2021, The Audubon Crossings & Commons Whole Loan is not subject to any forbearance, modification or debt service relief request. As of October 13, 2021, the borrower sponsor has reported that approximately 99% of the expected August and September 2021 rent payments were received. The September 2021 and October 2021 debt service payments were made. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The following table presents certain information relating to the tenants (of which, certain tenants may have cotenancy provisions) at the Audubon Crossings & Commons Property:

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.	% of Total U/W Base Rent	Sales Per Sq. Ft.	Occupancy Cost	Lease Expiration
Walmart	AA / Aa2 / AA	150,111	32.0%	$8.13	26.1%	NAV	NAV	1/31/2027
Acme Markets	NR / Ba3 / BB	66,169	14.1%	$5.75	8.1%	NAV	NAV	3/31/2025
Ross Dress for Less	NR / A2 / BBB+	25,014	5.3%	$12.49	6.7%	NAV	NAV	1/31/2028
Goodwill	NR / NR / NR	15,000	3.2%	$16.98	5.4%	$98.22	17.3%	2/28/2029
Marshall’s	NR / A2 / A	21,000	4.5%	$11.00	4.9%	NAV	NAV	9/30/2027
Wine Legend	NR / NR / NR	9,600	2.0%	$14.30	2.9%	$480.04	3.0%	2/29/2032
Octopharma(3)	NR / NR / NR	8,267	1.8%	$16.25	2.9%	NAV	NAV	8/30/2031
Applebee’s	NR / NR / NR	4,980	1.1%	$25.99	2.8%	NAV	NAV	11/30/2025
Five Below	NR / NR / NR	8,036	1.7%	$16.00	2.7%	NAV	NAV	1/31/2029
Sonic	NR / NR / NR	3,062	0.7%	$41.15	2.7%	$440.56	9.3%	2/28/2043
Ten Largest Tenants		311,239	66.4%	$9.81	65.3%
Remaining Occupied(4)		99,079	21.2%	$16.39	34.7%
Total / Wtd. Avg. Occupied Collateral		410,318	87.6%	$11.40	100.0%
Vacant		58,099	12.4%
Total		468,417	100.0%
(1)	Based on the underwritten rent roll dated July 1, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Octopharma has executed a lease but has not yet taken occupancy or begun paying rent. We cannot assure you that the tenant will take occupancy or begin paying rent as expected or at all.

(4)	Two tenants, Affordable Care and Oak Street Health, have executed leases but have not yet taken occupancy or begun paying rent. We cannot assure you that they will take occupancy or begin paying rent as expected or at all.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114 & 130 East Black Horse Pike Audubon, NJ 08106	Collateral Asset Summary – Loan No. 12 Audubon Crossings & Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,878,213 68.3% 1.42x 8.6%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	8,100	1.7%	8,100	1.7%	$8.89	1.5%	1.5%
2021	2	3,995	0.9%	12,095	2.6%	$24.36	2.1%	3.6%
2022	4	14,033	3.0%	26,128	5.6%	$22.62	6.8%	10.4%
2023	1	1,800	0.4%	27,928	6.0%	$31.50	1.2%	11.6%
2024	2	26,404	5.6%	54,332	11.6%	$6.62	3.7%	15.4%
2025	7	84,588	18.1%	138,920	29.7%	$8.87	16.0%	31.4%
2026	3	6,437	1.4%	145,357	31.0%	$28.51	3.9%	35.3%
2027	2	171,111	36.5%	316,468	67.6%	$8.48	31.0%	66.3%
2028	4	36,964	7.9%	353,432	75.5%	$14.69	11.6%	77.9%
2029	3	26,957	5.8%	380,389	81.2%	$18.11	10.4%	88.4%
2030	1	1,800	0.4%	382,189	81.6%	$19.00	0.7%	89.1%
2031	2	15,467	3.3%	397,656	84.9%	$15.90	5.3%	94.4%
2032 &Thereafter	2	12,662	2.7%	410,318	87.6%	$20.79	5.6%	100.0%
Vacant	NAP	58,099	12.4%	468,417	100.0%	NAP	NAP
Total / Wtd. Avg.	34	468,417	100.0%			$11.40	100.0%
(1)	Based on the underwritten rent roll dated July 1, 2021, including rent steps through September 30, 2022.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

Competitive Properties(1)
Property Name & Address	Property Sub-type	Year Built / Renovated	Total NRA	Occupancy	Anchor Tenants	Distance to Subject
Audubon Crossings & Commons 114 & 130 East Black Horse Pike Audubon, NJ	Anchored	1961, 1979 / 2004-2005, 2008	468,417	87.6%(2)	Walmart, Acme Markets, Ross Dress for Less, Goodwill, Marshalls	-
Mount Ephraim Ave Plaza 2881 Mount Ephraim Avenue Camden, NJ	Convenience/ Strip Center	NAV / NAV	87,778	100%	Dollar Tree	1.2 miles
Westmont Plaza 618-658 West Cuthbert Boulevard Westmont, NJ	Community Center	1989 / NAV	175,709	70%	Target, Virtua Heath, Dollar Tree	2.2 miles
Browning Square 301-367 West Browning Road Bellmawr, NJ	Neighborhood Center	2006 / NAV	60,212	100%	Retro Fitness, Dollar General	2.4 miles
Haddon Commons 400 West Cuthbert Boulevard Westmont, NJ	Neighborhood Center	1958 / 2002	57,089	100%	Acme Markets	2.6 miles
Airport Circle Shopping Center 7500 South Crescent Boulevard Pennsauken, NJ	Neighborhood Center	1959 / NAV	106,100	100%	Supremo Foods, Super Dollar City	2.7 miles
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated July 1, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114 & 130 East Black Horse Pike Audubon, NJ 08106	Collateral Asset Summary – Loan No. 12 Audubon Crossings & Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,878,213 68.3% 1.42x 8.6%

Cash Flow Analysis.

Cash Flow Analysis
	2018	2019	2020	T-12 5/31/2021	U/W	U/W PSF
Base Rent(1)	$4,616,680	$4,920,284	$4,447,067	$4,340,546	$4,677,792	$9.99
Credit Tenant Rent Steps(2)	0	0	0	0	21,836	0.05
Potential Income from Vacant Space	0	0	0	0	1,011,168	2.16
Total Reimbursements	1,557,935	1,608,219	1,418,982	1,385,026	1,419,813	3.03
Other Income	22,884	69,465	(15,254)	(19,177)	0	0
Gross Potential Rent	$6,197,498	$6,597,967	$5,850,796	$5,706,395	$7,130,609	$15.22
Vacancy & Credit Loss	0	0	0	0	(1,011,168)	(2.16)
Effective Gross Income	$6,197,498	$6,597,967	$5,850,796	$5,706,395	$6,119,441	$13.06
Total Operating Expenses	$2,087,060	$2,205,621	$2,144,600	$2,170,499	$2,092,357	$4.47
Net Operating Income(3)	$4,110,438	$4,392,346	$3,706,195	$3,535,895	$4,027,085	$8.60
Replacement Reserves	0	0	0	0	98,368	0.21
TI/LC	0	0	720	720	226,894	0.48
Net Cash Flow	$4,110,438	$4,392,346	$3,705,475	$3,535,175	$3,701,823	$7.90
(1)	Base Rent is based on the underwritten rent roll dated July 1, 2021.

(2)	Credit Tenant Rent Steps include straight-lined rent for investment-grade tenants.

(3)	The increase from the Most Recent NOI to Underwritten Net Operating Income is primarily attributable to the inclusion of base rent and reimbursements from three new signed leases (Octopharma, Affordable Care and Oak Street Health).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

934, 1118, 1120 and 1185 Southeast 36th Street Grand Rapids, MI 49508	Collateral Asset Summary – Loan No. 13 Grand Rapids Commerce Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,584,712 60.3% 2.77x 17.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Borrower Sponsor:	Kenneth Levy
Borrowers:	Grand Rapids Industrial Properties, LLC and Grand Rapids Industrial Properties #2, LLC
Original Balance:	$26,625,000
Cut-off Date Balance:	$26,584,712
% by Initial UPB:	2.8%
Interest Rate:	3.38000%
Payment Date:	6th of each month
First Payment Date:	November 6, 2021
Maturity Date:	October 6, 2031
Amortization:	Amortizing Balloon
Additional Debt:	None
Call Protection:	L(25), D(90), O(5)
Lockbox / Cash Management:	Springing / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$171,815	$24,285	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$24,273	$582,558
TI/LC:	$0	$32,364	$1,165,115
Other(1):	$2,089,418	$0	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Industrial Flex
Collateral:	Fee Simple
Location:	Grand Rapids, MI
Year Built / Renovated:	1957, 1960, 1965, 1980 / 1978, 2015-2019
Total Sq. Ft.:	1,941,895
Property Management:	Glen Una Management Company, Inc.
Underwritten NOI:	$4,509,290
Underwritten NCF:	$3,910,433
Appraised Value:	$44,100,000
Appraisal Date:	July 23, 2021

Historical NOI
Most Recent NOI:	$4,385,330 (T-12 July 31, 2021)
2020 NOI:	$4,183,697 (December 31, 2020)
2019 NOI:	$3,318,525 (December 31, 2019)
2018 NOI:	$2,490,196 (December 31, 2018)

Historical Occupancy
Most Recent Occupancy:	75.0% (September 1, 2021)
2020 Occupancy:	87.6% (December 31, 2020)
2019 Occupancy:	76.6% (December 31, 2019)
2018 Occupancy:	70.5% (December 31, 2018)

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$26,584,712	$14 / $11	60.3% / 46.9%	3.19x / 2.77x	17.0% / 14.7%	21.8% / 18.9%
(1)	Other Reserve is comprised of a $1,815,000 Roof Replacement Reserve, a $227,700 Leveler Installation Reserve and a $46,718 Vapor Intrusion Mitigation System Work Reserve.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,625,000	68.9%	Purchase Price	$35,750,000	92.6%
Borrower Sponsor Equity	11,998,348	31.1	Upfront Reserves	2,261,233	5.9
			Origination Costs	612,115	1.6
Total Sources	$38,623,348	100.0%	Total Uses	$38,623,348	100.0%

The Borrowers and the Borrower Sponsor. The borrowers are Grand Rapids Industrial Properties, LLC and Grand Rapids Industrial Properties #2, LLC each a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Grand Rapids Commerce Center loan. The borrower sponsor and non-recourse carveout guarantor is Kenneth Levy, who is the chairman and controlling shareholder of both Sabino Management Co. and Glen Una Management Company, Inc. These two entities act as the investment and management oversight vehicles for all of Mr. Levy’s private real estate investments. Through them, Mr. Levy personally owns or controls over 10.0 million sq. ft. of commercial property. Mr. Levy’s properties are all located in major metropolitan markets across the country including commercial properties in Seattle, Denver, Phoenix, Austin, Dallas, Irving, Nashville, Plano, San Antonio, Houston, Atlanta and suburban Washington D.C. Glen Una Management Company is responsible for the management of most of the commercial property owned or controlled by Mr. Levy.

The Property. The Grand Rapids Commerce Center property is a 1,941,895 sq. ft. industrial building located in Grand Rapids, Michigan (the Grand Rapids Commerce Center Property). According to the appraisal, the Grand Rapids Commerce Center Property is located in the S. Grand Rapids/Kentwood submarket with access to US-131, I-94, and I-96, which are the main transportation arteries connecting Grand Rapids to Lansing, Detroit and Chicago. The Grand Rapids Commerce Center Property was approximately 75.0% leased to 21 tenants as of September 1, 2021. The Grand Rapids Commerce Center Property has over 1,000 parking spaces, for a parking ratio of 0.57 spaces per 1,000 sq. ft.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

934, 1118, 1120 and 1185 Southeast 36th Street Grand Rapids, MI 49508	Collateral Asset Summary – Loan No. 13 Grand Rapids Commerce Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,584,712 60.3% 2.77x 17.0%

The Grand Rapids Commerce Center Property was originally built in 1957 and most recently renovated between 2015 and 2019. The Grand Rapids Commerce Center Property was a former Steelcase manufacturing and distribution facility. Steelcase’s world headquarters and International Learning Center continue to be located nearby. The borrower sponsor purchased the Grand Rapids Commerce Center property from Steelcase in 2007, and subsequently converted the facility from a single-tenant building into a multi-tenant building that accommodates tenants of all sizes making it a desirable location for the Grand Rapids industrial business community. The Grand Rapids Commerce Center property currently offers 1,941,895 sq. ft. of total rentable space, which consists of industrial space (approximately 1.5 million sq. ft.; approximately 77.2% of NRA), flexible short-term storage space (approximately 284,000 sq. ft.; approximately 14.6% of NRA), and office space (approximately 141,000 sq. ft.; approximately 7.3% of NRA). The industrial space features 8 drive-in doors, 140 dock high doors, 40’x40’ bay size, and approximately 18’-31’ clear height. The flexible storage space was created for users who need overflow and flexible storage space, effectively an industrial version of self-storage, which are typically leased on a month-to-month basis and. The flexible storage space is currently 70% leased. Historical occupancy rates averaged 76% between January 2017 and July 2021.

The largest tenant, Sprinter Services, Inc., occupies 24.4% of NRA and accounts for 28.2% of U/W base rent. Sprinter Services, Inc., doing business as Columbian Logistics Network, provides design and management of logistics solutions. Sprinter Services, Inc offers transportation, warehousing, food logistics, and manufacturing support services. Sprinter serves clients throughout the entire United States. Sprinter has 6 locations (all dry space, except for one with 50,000 sq. ft. of refrigerated space) in Grand Rapids, and Grand Rapids Commerce Center Property is their largest location in Grand Rapids.

The second largest tenant, Keystone Automotive Industries, occupies 11.1% of NRA and accounts for 12.5% of U/W base rent. Keystone Automotive Industries is a subsidiary of LKQ Corporation (Nasdaq: LKQ) (“LKQ”). LKQ is an American provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ sells replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

The third largest tenant, Packaging Corp. of America, occupies 5.9% of NRA and accounts for 8.1% of U/W base rent. Packaging Corp. of America (NYSE: PKG) is the 4th largest maker of cartons or folding boxes and tenth largest manufacturer of corrugated packing products in the United States. Headquartered in Lake Forest, Illinois, the company has 65 facilities that produce corrugated products, including shipping containers, multicolored boxes and displays used in retail merchandising, and custom boxes used in both the food and agricultural industries.

COVID-19 Update. As of October 1, the Grand Rapids Commerce Center loan is not subject to any modification or forbearance requests. The first payment date for the Grand Rapids Commerce Center loan is November 6, 2021. One tenant received deferred rent in 2020. The tenant repaid the deferred rent and has since vacated the Grand Rapids Commerce Center Property in 2021. Approximately 100% of tenants by NRA and 100% of tenants by U/W base rent paid full rent in August 2021 and approximately 100% of tenants by NRA and 100% of tenants by U/W base rent paid full rent in September 2021. As of October 1, 2021, the Grand Rapids Commerce Center Property is open and operational. However, some of the office tenants are not fully utilizing their space. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(3)	% of Total U/W Base Rent	Lease Expiration

Sprinter Services, Inc	NR/NR/NR	473,174	24.4%	$3.45	28.2%	6/30/2027
Keystone Automotive Industries	NR/NR/NR	216,394	11.1%	$3.35	12.5%	3/31/2023
Packaging Corp. of America	Baa2/NR/NR	114,000	5.9%	$4.11	8.1%	12/31/2026
Crystal Clean Automotive Detailing	NR/NR/NR	98,640	5.1%	$4.10	7.0%	4/30/2022
Rhino Seed & Landscape	NR/NR/NR	97,400	5.0%	$3.47	5.8%	3/31/2022
Largest Tenants		999,608	51.5%	$3.57	61.7%
Remaining Occupied		456,639	23.5%	$4.85	38.3%
Total / Wtd. Avg. Occupied Collateral		1,456,247	75.0%	$3.97	100.0%
Vacant		485,648	25.0%
Total		1,941,895	100.0%
(1)	Based on the underwritten rent roll dated September 1, 2021.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	U/W Base Rent Per Sq. Ft. is inclusive of contractual rent steps through September 2023 and straight-line rent through the lesser of the lease or loan term for investment grade rated tenants in the aggregate amount of $145,880

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

934, 1118, 1120 and 1185 Southeast 36th Street Grand Rapids, MI 49508	Collateral Asset Summary – Loan No. 13 Grand Rapids Commerce Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,584,712 60.3% 2.77x 17.0%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM/2021	8	77,829	4.0%	77,829	4.0%	$3.72	5.0%	5.0%
2022	7	324,382	16.7	402,211	20.7%	$4.52	25.4	30.4%
2023	3	253,668	13.1	655,879	33.8%	$4.04	17.7	48.1%
2024	0	0	0.0	655,879	33.8%	$0.00	0.0	48.1%
2025	2	130,207	6.7	786,086	40.5%	$3.69	8.3	56.4%
2026	3	196,987	10.1	983,073	50.6%	$4.52	15.4	71.8%
2027	1	473,174	24.4	1,456,247	75.0%	$3.45	28.2	100.0%
2028	0	0	0.0	1,456,247	75.0%	$0.00	0.0	100.0%
2029	0	0	0.0	1,456,247	75.0%	$0.00	0.0	100.0%
2030	0	0	0.0	1,456,247	75.0%	$0.00	0.0	100.0%
2031 & Thereafter	0	0	0.0	1,456,247	75.0%	$0.00	0.0	100.0%
Vacant	NAP	485,648	25.0%	1,941,895	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	24	1,941,895	100.0%			$3.97	100.0%
(1)	Based on the underwritten rent roll dated September 1, 2021.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

Cash Flow Analysis(1)
	2018	2019	2020	T-12 7/31/2021	U/W	U/W Per Sq. Ft.
Base Rent(2)	$4,160,915	$4,992,440	$5,150,312	$5,375,774	$5,928,608	$3.05
Vacant Space	0	0	0	0	1,790,945	0.92
Reimbursements	66,732	70,404	270,995	334,556	410,710	0.21
Gross Potential Rent	$4,227,647	$5,062,844	$5,421,307	$5,710,330	$8,130,264	$4.19
Vacancy & Credit Loss	0	0	0	0	(1,790,945)	(0.92)
Other Income	309,246	293,892	276,655	347,271	347,271	0.18
Effective Gross Income	$4,536,893	$5,356,736	$5,697,962	$6,057,601	$6,686,590	$3.44
Total Expenses	2,046,697	2,038,211	1,514,265	1,672,271	2,177,300	1.12
Net Operating Income	$2,490,196	$3,318,525	$4,183,697	$4,385,330	$4,509,290	$2.32
TI/LC	0	0	0	0	307,572	0.16
Replacement Reserves	0	0	0	0	291,284	0.15
Net Cash Flow	$2,490,196	$3,318,525	$4,183,697	$4,385,330	$3,910,433	$2.01
(1)	Based on the underwritten rent roll dated September 1, 2021.

(2)	U/W Base Rent is inclusive of contractual rent steps through September 2023 and straight-line rent through the lesser of the lease or loan term for investment grade rated tenants in the aggregate amount of $145,880.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 14 WoodSpring Suites Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,500,000 65.0% 2.42x 15.5%

Mortgage Loan Information
Loan Seller:	GSMC
Loan Purpose:	Refinance/Acquisition
Borrower Sponsor:	Richard D. Squires
Borrowers:	Lennox Bakersfield LLC, Lennox Arnold, LLC and Lennox St. Charles, LLC
Original Balance:	$20,500,000
Cut-off Date Balance:	$20,500,000
% by Initial UPB:	2.2%
Interest Rate:	4.22500%
Payment Date:	6th of each month
First Payment Date:	November 6, 2021
Maturity Date:	October 6, 2031
Amortization:	Interest Only, Amortizing Balloon
Additional Debt:	None
Call Protection:	L(25),YM1(88),O(7)
Lockbox / Cash Management:	Springing / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$219,067	$22,621	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$20,686	NAP
TI/LC:	$0	$0	NAP
PIP Reserve:	$50,400	$0	NAP
Property Information
Single Asset / Portfolio:	Portfolio of 3 properties
Property Type:	Extended Stay Hospitality
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various
Total Rooms:	367
Property Management:	J&P Hospitality Management, LLC
Underwritten NOI:	$3,167,267
Underwritten NCF:	$2,919,038
Appraised Value:	$31,550,000
Appraisal Date:	Various

Historical NOI
Most Recent NOI:	$3,176,500 (T-12 August 31, 2021)
2020 NOI:	$2,372,536 (December 31, 2020)
2019 NOI:	$2,270,653 (December 31, 2019)
2018 NOI:	$1,902,205 (December 31, 2018)

Historical Occupancy
Most Recent Occupancy:	90.9% (August 31, 2021)
2020 Occupancy:	79.9% (December 31, 2020)
2019 Occupancy:	76.9% (December 31, 2019)
2018 Occupancy:	75.7% (December 31, 2018)

Financial Information
Tranche	Cut-off Date Balance	Balance per Room Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$20,500,000	$55,858 / $46,068	65.0% / 53.6%	2.63x / 2.42x	15.5% / 14.2%	18.7% / 17.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$20,500,000	100.0%	Purchase Price	$13,750,000	67.1%
			Loan Payoff	5,932,639	28.9
			Principal Equity Distribution	370,334	1.8
			Upfront Reserve	269,467	1.3
			Closing Costs	177,559	0.9
Total Sources	$20,500,000	100.0%	Total Uses	$20,500,000	100.0%

The Borrowers and the Borrower Sponsors. The borrowers are Lennox Bakersfield LLC, Lennox Arnold, LLC and Lennox St. Charles, LLC. Legal counsel to the borrower did not deliver a non-consolidation opinion in connection with the origination of the WoodSpring Suites Portfolio Loan. Richard D. Squires is the borrower sponsor and carveout guarantor. Richard D. Squires is the founder of Lennox Capital Partners, LP and co-founder of SPI Holdings, LLC. Mr. Squires’s real estate holdings include commercial land, retail, office, hotels, mini-storage, industrial and multi-family assets. Lennox Capital Partners, LP provides lodging investment and management services. The company was founded by Mr. Squires and is headquartered in Dallas, TX.

The Property. The WoodSpring Suites Portfolio properties are comprised of 367 rooms across three locations in Missouri and California.

WoodSpring Suites Arnold

The WoodSpring Suites Arnold property is an extended-stay lodging facility located in southern Arnold, MO to the northeast of the intersection formed by Church Road and Stardust Road. The WoodSpring Suites Arnold property was constructed in 2009 and renovated in 2020 through 2021 and is situated on an approximately 1.53-acre site. The WoodSpring Suites Arnold property features one, four-story building and includes 124 rooms, a guest laundry room, and a vending area. The WoodSpring Suites Arnold property is under a franchise agreement with Choice Hotels International, Inc. that expires on July 30, 2040.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 14 WoodSpring Suites Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,500,000 65.0% 2.42x 15.5%

WoodSpring Suites St. Charles

The WoodSpring Suites St. Charles property is an extended-stay lodging facility located in southern Saint Charles, MO to the southwest of the intersection formed by South Old Highway 94 and Pralle Lane. The WoodSpring Suites St. Charles property was constructed in 2009 and renovated in 2020 through 2021 and is situated on an approximately 2.83-acre site. The WoodSpring Suites St. Charles property features one, four-story building and includes 121 rooms, a guest laundry room, and a vending area. The WoodSpring Suites St. Charles property is under a franchise agreement with Choice Hotels International, Inc. that expires on July 30, 2040.

WoodSpring Suites Bakersfield

The WoodSpring Suites Bakersfield property is an extended-stay lodging facility located in east Bakersfield, CA directly southwest of the intersection formed by East Brundage Lane and Coremark Court. The WoodSpring Suites Bakersfield property was constructed in 2016 and is situated on an approximately 2.49-acre site. The WoodSpring Suites Bakersfield property features one, four-story building and includes 122 rooms, a guest laundry room, a vending area, and an outdoor pet-relief area. The WoodSpring Suites Bakersfield property is under a franchise agreement with Choice Hotels International, Inc. that expires on October 4, 2041.

COVID-19 Update. As of October 4, 2021, The WoodSpring Suites Portfolio Loan is not subject to any forbearance, modification or debt service relief request. The first payment date for the WoodSpring Suites Portfolio Loan is November 6, 2021. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Historical Occupancy, ADR, RevPAR(1)
	WoodSpring Suites Arnold			WoodSpring Suites St. Charles			WoodSpring Suites Bakersfield
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
December 31, 2019	72.2%	$40.74	$29.43	75.9%	$38.98	$29.60	82.7%	$53.32	$44.09
December 31, 2020	70.6%	$39.35	$27.79	86.4%	$39.58	$34.19	82.5%	$55.64	$45.90
August 31, 2021(2)	91.3%	$41.63	$38.02	93.8%	$39.54	$37.09	87.7%	$65.22	$57.20
(1)	Source: Historical operating statements.
(2)	Based on the trailing twelve month period ending August 31, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 14 WoodSpring Suites Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,500,000 65.0% 2.42x 15.5%

Cash Flow Analysis.

Cash Flow Analysis
	2018	2019	2020	August 2021 TTM	U/W	U/W Per Room
Occupancy	75.7%	76.9%	79.9%	90.9%	90.9%
ADR	$42.89	$44.66	$45.11	$48.48	$48.48
RevPAR	$32.48	$34.36	$36.04	$44.09	$44.09

Rooms Revenue	$4,351,263	$4,602,799	$4,765,056	$5,905,892	$5,905,892	$16,092
Other Department Revenue	146,613	163,137	211,828	301,383	301,383	821
Other Revenue(1)	9,538	190,040	111,602	(1,558)	(1,558)	(4)
Total Revenue	$4,507,414	$4,955,976	$5,088,486	$6,205,716	$6,205,716	$16,909

Rooms Expense	636,896	610,275	645,792	743,038	743,038	2,025
Other Department Expense	105,506	98,750	81,995	96,796	96,796	264
Total Departmental Expenses	$742,401	$709,025	$727,787	$839,834	$839,834	$2,288

Administrative and General	292,755	302,864	324,546	261,799	261,799	713
Sales and Marketing	88,987	103,321	107,905	158,260	158,260	431
Franchise Fees	288,892	316,468	318,167	366,849	392,559	1,070
Property Operation and Maintenance Utilities	250,418 367,809	296,323 364,158	246,447 348,478	253,770 354,707	253,770 354,707	691 967
Total Undistributed Expenses	$1,288,861	$1,383,134	$1,345,543	$1,395,384	$1,421,095	$3,872

Management Fee(2)	223,763	231,914	264,349	312,074	312,074	850
Real Estate Taxes	264,607	251,556	262,367	346,046	338,716	923
Insurance	85,576	109,694	115,903	135,877	126,730	345
EBITDAR	$1,902,205	$2,270,653	$2,372,536	$3,176,500	$3,167,267	$8,630

FF&E	180,295	191,057	220,912	250,998	248,229	676
Net Cash Flow	$1,721,910	$2,079,596	$2,151,624	$2,925,502	$2,919,038	$7,954
(1)	Based on August 2021 TTM. WoodSpring Suites Arnold was affected by a fire in December 2019 resulting in a hotel closure from December 8, 2019 through January 13, 2020. The borrower received business interruption insurance proceeds of approximately $291,000, of which approximately $181,000 is included in 2019 and approximately $110,000 is included in 2020.
(2)	Based on $90,000 for Arnold and St. Charles and 5.0% of total operating revenue for Bakersfield.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1801-1845 La Cienega Boulevard Los Angeles, CA 90035	Collateral Asset Summary – Loan No. 15 Plaza La Cienega	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 54.9% 2.37x 8.9%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Borrower Sponsors:	Harbor Trading USA and Rubin Pachulski Properties 36, LLC
Borrowers:	Rains, LLC and LaCienega-Sawyer Ltd.
Original Balance:	$20,000,000
Cut-off Date Balance:	$20,000,000
% by Initial UPB:	2.1%
Interest Rate:	3.49000%
Payment Date:	6th of each month
First Payment Date:	November 6, 2021
Maturity Date:	October 6, 2031
Amortization:	Interest Only
Additional Debt(1):	$70,000,000 Pari Passu Debt
Call Protection(2):	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves

	Initial	Monthly	Cap
Taxes:	$469,292	$52,144	NAP
Insurance:	$0	Springing	NAP
Replacement(3):	$0	$8,412	NAP
TI/LC:	$0	Springing	$305,229
Other(4):	$364,582	$0	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee / Leasehold
Location:	Los Angeles, CA
Year Built / Renovated:	1970 / 2003
Total Sq. Ft.:	305,890
Property Management:	RPD Property Management Company, LLC
Underwritten NOI(5):	$8,011,513
Underwritten NCF(5):	$7,551,563
Appraised Value:	$164,000,000
Appraisal Date:	June 16, 2021

Historical NOI
Most Recent NOI:	$7,323,362 (June 30, 2021)
2020 NOI(6):	$7,618,050 (December 31, 2020)
2019 NOI(6):	$5,854,246 (December 31, 2019)
2018 NOI:	$6,519,676 (December 31, 2018)

Historical Occupancy
Most Recent Occupancy:	93.7% (March 31, 2021)
2020 Occupancy:	95.1% (December 31, 2020)
2019 Occupancy:	89.7% (December 31, 2019)
2018 Occupancy:	97.6% (December 31, 2018)

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$20,000,000
Pari Passu Note	70,000,000
Whole Loan	$90,000,000	$294 / $294	54.9% / 54.9%	2.52x / 2.37x	8.9% / 8.4%	8.9% / 8.4%
(1)	The Plaza La Cienega Loan (as defined below) is part of the Plaza La Cienega Whole Loan (as defined below) consisting of three pari passu promissory notes, with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $90,000,000. See “Whole Loan Summary” chart herein.
(2)	The borrowers have the option to defease the Plaza La Cienega Whole Loan in full on or after the first payment date following the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) September 28, 2024.
(3)	The borrowers are required to deposit into a replacement reserve, on a monthly basis, (i) prior to payment date occurring in October 2027, approximately $8,412 and (ii) from and after the payment date occurring in October 2027, approximately $1,721.
(4)	Other upfront reserves consist of unfunded obligations ($333,450) and gap rent ($31,132).
(5)	Underwritten NOI and Underwritten NCF are inclusive of contractual rent steps through August 1, 2022 and straight-line rent credit for investment grade tenants.
(6)	The increase from 2019 NOI to 2020 NOI can be attributed to Target executing a lease and beginning rent payments in 2020.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	CREFI(1)	Yes
A-2	20,000,000	20,000,000	Benchmark 2021-B30	No
A-3	20,000,000	20,000,000	CREFI(1)	No
Whole Loan	$90,000,000	$90,000,000
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Plaza La Cienega Whole Loan proceeds were used to refinance existing debt, return equity to the borrower sponsors, fund reserves, and pay closing costs.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$90,000,000	100.0%	Loan Payoff(1)	$63,286,119	70.3%
			Principal Equity Distribution	25,207,796	28.0
			Upfront Reserves	833,874	0.9
			Closing Costs	672,212	0.7
Total Sources	$90,000,000	100.0%	Total Uses	$90,000,000	100.0%
(1)	Loan payoff is inclusive of approximately $5 million in defeasance costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1801-1845 La Cienega Boulevard Los Angeles, CA 90035	Collateral Asset Summary – Loan No. 15 Plaza La Cienega	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 54.9% 2.37x 8.9%

The Borrowers and the Borrower Sponsors. The borrowers are Rains, LLC, a California limited liability company, and LaCienega-Sawyer Ltd., a California limited partnership, each a single purpose entity with two independent directors. The managing member of Rains, LLC, Rains Manager, LLC, a Delaware limited liability company, and the general partner of LaCienega-Sawyer Ltd., La Cienega-Sawyer GP, LLC a Delaware limited liability company, are each single purpose entities with at least one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Plaza La Cienega Whole Loan.

Rains, LLC owns the fee interest in the Plaza La Cienega Property (as defined below). LaCienega-Sawyer Ltd. holds the leasehold interest in the Plaza La Cienega Property and owns the related improvements pursuant to a ground lease dated April 1, 1971 between Rains, LLC (as successor-in-interest to New York Life Insurance Company), as ground lessor, and LaCienega-Sawyer Ltd., (as successor-in-interest to La Cienega Shopping Center, a Limited Partnership), as ground lessee, as amended (the “Plaza La Cienega Ground Lease”).

The borrower sponsors and nonrecourse carve-out guarantors are Harbor Trading USA and Rubin Pachulski Properties 36, LLC. Harbor Trading USA, a California corporation, owns 25.0% of Rains, LLC and 25.0% of LaCienega-Sawyer Ltd. Rubin Pachulski Properties 36, LLC, a California limited liability company, is an affiliate of Rubin Pachulski Properties L.P. which owns 74.5% of LaCienega-Sawyer Ltd. The remaining 0.5% of LaCienega-Sawyer Ltd. is owned by La Cienega-Sawyer GP, LLC its general partner which entity is indirectly owned and controlled by Richard Pachulski. Rains, LLC is 1.0% owned by Rains Manager LLC, its managing member, which entity indirectly owned and controlled by Richard Pachulski.

Harbor Trading USA is an entity owned by two German citizens formed for the purpose of investing in the United States. The parent company for Rubin Pachulski Properties 36, LLC is RP Realty Partners, LLC which is a real estate investment and operating company, RP Realty Partners, LLC invests in middle-market transactions with a focus on retail and mixed-use properties from $10.0 million to $100.0 million ranging in size from 100,000 sq. ft. to 600,000 sq. ft.

The Property. The Plaza La Cienega property (the “Plaza La Cienega Property”) is a 305,890 sq. ft. anchored retail center located in Los Angeles, California. The Plaza La Cienega Property was originally constructed in 1970 and renovated in 2003. In 1986, La Cienega-Sawyer Ltd. acquired the leasehold interest in the land comprising the Plaza La Cienega Property. In 1998, Rains, LLC acquired the fee interest in the Plaza La Cienega Property and chose to preserve the Plaza La Cienega Ground Lease. Following such 1998 purchase, the monthly rent payment under the Plaza La Cienega Ground Lease was reduced to $1.00. The ground lease expires on March 31, 2041 with one 29-year extension option remaining.

The Plaza La Cienega Property consists of two anchored multi-tenant retail buildings, two single-tenant restaurant pad buildings, and a three-story office building situated on a 14.8-acre site. The retail portion of the Plaza La Cienega Property comprises 284,271 sq. ft. (92.9% of net rentable area; 92.5% of UW base rent) while the office portion comprises 21,619 sq. ft (7.1% of net rentable area; 7.5% of UW base rent). As of March 31, 2021, the Plaza La Cienega Property was 93.7% occupied. Major tenants at the Plaza La Cienega Property include LA Fitness (65,000 sq. ft. through January 2037), Target (61,965 sq. ft through January 2036), and Ross Dress for Less (27,003 sq. ft. through January 2030). Retail shop space tenants are primarily national, regional, and local businesses and franchisees including Jersey Mike’s, Baskin Robbins, Sally Beauty Company, General Nutrition Corporation and Southern California Sports Rehab. El Pollo Loco and McDonald’s occupy two fast food restaurant buildings with frontage along La Cienega Boulevard. The three-story office building is situated at the northwest corner of the Plaza La Cienega Property. Additionally, the Plaza La Cienega Property includes 1,361 surface and garage parking spaces, resulting in a parking ratio of 4.45 spaces per 1,000 sq. ft. of net rentable area.

The largest tenant, LA Fitness, occupies 21.2% of the net rentable area and accounts for 14.5% of UW base rent. Fitness International, LLC, operates a health club chain in the United States and Canada. Founded in 1984 and based in Irvine, California, Fitness International, LLC has over 700 locations nationwide, most of which operate under the LA Fitness trade name. The health club offers personal training services along with group fitness classes such as aerobic basics, aqua fitness, body works plus abs, boot camp conditioning, cardio jam, club boxing circuit, cycling, kickbox cardio, Pilates, senior fitness workouts, Yoga, Tai Chi, and Zumba. Fitness International, LLC also sells fitness apparel along with headgear, bags, and other merchandise through its online store. Fitness International, LLC recently lined up a $300.0 million loan through the United States government’s Main Street Lending Program, which assists with gym closures due to the COVID-19 pandemic, and has been gradually reopening it locations on a state-by-state basis.

The second largest tenant, Target, occupies 20.3% of net rentable area and accounts for 22.5% of UW base rent. Target (NYSE: TGT), the anchor of the Plaza La Cienega Property, operates as a general merchandise retailer with 1,909 stores in the United States as of July 31, 2021 along with a digital channel, Target.com. Founded in 1902, Target’s merchandise offerings come from a variety of sources such as beauty and accessories, home furnishings and décor, apparel and accessories, food and beverage, and other products such as electronics, toys, entertainment offerings, sporting goods, and pet supplies. Target’s retail locations offer instore amenities such as Target Café, Target Photo, Target Optical, Portrait Studio, Starbucks, and other food service offerings. Target generated total revenue of $93.6 billion in 2020 and $49.4 billion in the six month period ending on July 31, 2021.

The third largest tenant, Ross Dress For Less, occupies 8.8% of net rentable area and accounts for 12.5% of UW base rent. Ross Stores, Inc. (NASDAQ: ROST) operates the Ross Dress For Less and dd’s Discounts stores providing off-price retail apparel and home fashion with 1,866 stores in the United States as of May 1, 2021. Founded in 1982, Ross Dress For Less offers first-quality, in-season, name

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1801-1845 La Cienega Boulevard Los Angeles, CA 90035	Collateral Asset Summary – Loan No. 15 Plaza La Cienega	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 54.9% 2.37x 8.9%

brand and designer apparel, accessories, footwear and home fashions at savings of 20.0% to 60.0% off department and specialty store regular prices. As the largest off-price apparel and home fashion retail chain in the United States, Ross Dress For Less maintains low price offerings, which are targeted to middle income households. Ross Stores, Inc. opened 22 Ross Dress for Less stores in June and July 2021. Ross Stores, Inc. generated total sales of $12.5 billion in 2020 and $9.3 billion in the six month period ending in July 31, 2021.

COVID-19 Update. As of October 6, 2021, the Plaza La Cienega Property is open and operating. Eight tenants received rent abatements due to the COVID-19 pandemic. August and September rent collections totaled 98.4% and 98.4% respectively. As of October 6, the Plaza La Cienega Whole Loan is not subject to any modification or forbearance requests. The first payment date of the Plaza La Cienega Whole Loan is November 6, 2021. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus. .

Tenant Summary(1)
Tenant	Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(3)	% of Total U/W Base Rent(3)	Lease Expiration

LA Fitness(4)	Caa1/NR/CCC+	65,000	21.2%	$19.40	14.5%	1/31/2037
Target(5)	A2/A/A	61,965	20.3	31.65	22.5	1/31/2036
Ross Dress For Less	A2/NR/BBB+	27,003	8.8	40.37	12.5	1/31/2030
Smart & Final Stores LLC(6)	NR/NR/NR	24,000	7.8	28.38	7.8	10/31/2036
CVS(7)	Baa2/NR/BBB	14,200	4.6	27.07	4.4	11/30/2061
Kaiser Foundation Health Plan	NR/AA-/AA-	11,436	3.7	39.53	5.2	12/31/2023
Kidney Dialysis Cntr of W.L.A.	NR/NR/NR	10,845	3.5	33.60	4.2	12/31/2031
WSS-Eurostar Inc. (8)	Ba2/NR/BB+	10,827	3.5	20.40	2.5	5/31/2023
Dollar Tree(9)	Baa2/NR/BBB	10,309	3.4	30.02	3.6	7/31/2029
O’Reilly Auto Parts(10)	Baa1/NR/BBB	8,052	2.6	21.19	2.0	1/31/2030
Total / Wtd. Avg. Major Tenants		243,637	79.6%	$28.30	79.2%
Remaining Tenants		43,019	14.1	42.08	20.8
Total / Wtd. Avg. Occupied Collateral		286,656	93.7%	$30.37	100.0%
Vacant		19,234	6.3
Total		305,890	100.0%
(1)	Based on the underwritten rent roll dated as of March 31, 2021.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	U/W Base Rent Per Sq. Ft. and % of Total U/W Base Rent are inclusive of contractual rent steps occurring through August 1, 2022 and the average rent over the lease term for investment grade tenants.

(4)	LA Fitness has one, 10-year renewal option and two, five-year renewal options.

(5)	Target has one, 10-year renewal option, one, five-year renewal option and one, four-year renewal option.

(6)	Smart & Final Stores LLC has two, five-year renewal options and one, four-year, 11-months renewal option.

(7)	CVS has the option to terminate its lease on November 30, 2021 and every 10 years thereafter, upon 90 days’ notice.

(8)	WSS-Eurostar Inc. has two, five-year renewal options.

(9)	Dollar Tree has two, five-year renewal options.

(10)	O’Reilly Auto Parts has two, five-year renewal options.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	1,035	0.3%	1,035	0.3%	$28.68	0.3%	0.3%
2021	0	0	0.0%	1,035	0.3%	$0.00	0.0%	0.3%
2022	0	0	0.0%	1,035	0.3%	$0.00	0.0%	0.3%
2023	4	31,202	10.2%	32,237	10.5%	$29.98	10.7%	11.1%
2024	1	1,200	0.4%	33,437	10.9%	$45.00	0.6%	11.7%
2025	1	2,346	0.8%	35,783	11.7%	$20.12	0.5%	12.2%
2026	1	2,378	0.8%	38,161	12.5%	$122.12	3.3%	15.6%
2027	1	4,008	1.3%	42,169	13.8%	$39.00	1.8%	17.4%
2028	0	0	0.0%	42,169	13.8%	$0.00	0.0%	17.4%
2029	4	17,483	5.7%	59,652	19.5%	$33.09	6.6%	24.0%
2030	3	38,126	12.5%	97,778	32.0%	$35.27	15.4%	39.4%
2031	4	16,671	5.4%	114,449	37.4%	$35.89	6.9%	46.3%
2032 & Thereafter	6	172,207	56.3%	286,656	93.7%	$27.12	53.7%	100.0%
Vacant	NAP	19,234	6.3%	305,890	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	26	305,890	100.0%			$30.37	100.0%
(1)	Based on the underwritten rent roll dated as of March 31, 2021 and inclusive of contractual rent steps occurring through August 1, 2022 and the average rent over the lease term for investment grade tenants.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1801-1845 La Cienega Boulevard Los Angeles, CA 90035	Collateral Asset Summary – Loan No. 15 Plaza La Cienega	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 54.9% 2.37x 8.9%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2018	2019	2020	TTM 6/30/2021	U/W(2)	U/W per Sq. Ft.
Base Rent	$7,161,364	$6,793,915	$8,786,878	$8,630,291	$8,120,517	$26.55
Contractual Rent Steps(2)	0	0	0	0	584,823	1.91
Vacant Income	0	0	0	0	746,829	2.44
Reimbursements	1,486,909	1,233,493	1,625,746	1,610,444	1,345,386	4.40
Vacancy & Credit Loss	0	0	(679,415)	(815,392)	(746,829)	(2.44)
Other Income	3,211	516	646	1,324	226,065	0.74
Percentage Rent	25,569	7,448	0	0	0	0.00
Effective Gross Income	$8,677,053	$8,035,372	$9,733,855	$9,426,667	$10,276,791	$33.60
Total Operating Expenses	$2,157,377	$2,181,126	$2,115,805	$2,103,305	$2,265,279	$7.41
Net Operating Income	$6,519,676	$5,854,246	$7,618,050	$7,323,362	$8,011,513	$26.19
TI/LC	0	0	0	0	398,772	1.30
Capital Expenditures	0	0	0	0	61,178	0.20
Net Cash Flow	$6,519,676	$5,854,246	$7,618,050	$7,323,362	$7,551,563	$24.69
(1)	Based on the underwritten rent roll dated as March 31, 2021.

(2)	Represents rent steps occurring through August 1, 2022 and representing the average rent over the lease term for investment grade tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND
OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Academy Securities, Inc. and Drexel Hamilton, LLC or any other underwriter (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the Benchmark 2021-B30 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2021-B30 (the “Offering Document”). The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.